                                                                   EXHIBIT 10.27


                                                                [CONFORMED COPY:
                                                     AMENDMENTS NO. 1 AND NO. 2]










                            REVOLVING CREDIT FACILITY

                                CREDIT AGREEMENT

                                  BY AND AMONG

                               BRADY CORPORATION,
                              BRADY FINANCIAL CO.,

                                       AND

                            THE LENDERS PARTY HERETO

                                       AND

                    PNC BANK, NATIONAL ASSOCIATION, AS AGENT




                         DATED AS OF SEPTEMBER 23, 1999
                 [AMENDMENT NO. 1 DATED AS OF JANUARY 31, 2000]
                 [AMENDMENT NO. 2 DATED AS OF OCTOBER 31, 2001]

                                TABLE OF CONTENTS

Section                                                                                                        Page
-------                                                                                                        ----
1.          CERTAIN DEFINITIONS...................................................................................1

            1.1        Certain Definitions........................................................................1

            1.2        Construction..............................................................................21
                  1.2.1    Number; Inclusion.....................................................................21
                  1.2.2    Determination.........................................................................21
                  1.2.3    Agent's Discretion and Consent........................................................21
                  1.2.4    Documents Taken as a Whole............................................................21
                  1.2.5    Headings..............................................................................21
                  1.2.6    Implied References to this Agreement..................................................21
                  1.2.7    Persons...............................................................................22
                  1.2.8    Modifications to Documents............................................................22
                  1.2.9    From, To and Through..................................................................22
                  1.2.10   Shall; Will...........................................................................22

            1.3        Accounting Principles.....................................................................22

2.          REVOLVING CREDIT AND SWING LOAN FACILITIES...........................................................22

            2.1        Revolving Credit Commitments..............................................................22
                  2.1.1    Revolving Credit Loans................................................................22
                  2.1.2    Swing Loan Commitment.................................................................23

            2.2        Nature of Lenders' Obligations with Respect to Revolving Credit Loans.....................23

            2.3        Commitment Fees...........................................................................23

            2.4.       Reduction of Commitment; Increase in Commitments..........................................24
                  2.4.1    Reduction of Commitment...............................................................24
                  2.4.2    Increase in Commitments...............................................................24

            2.5        Revolving Credit Loan Requests; Swing Loan Requests.......................................24
                  2.5.1    Revolving Credit Loan Requests........................................................24
                  2.5.2    Swing Loan Requests...................................................................25

            2.6        Making  Revolving  Credit  Loans and Swing  Loans;  Revolving  Credit  Notes and
                       Swing Notes...............................................................................26
                  2.6.1    Making Revolving Credit Loans.........................................................26
                  2.6.2    Making Swing Loans....................................................................26

            2.7        Evidence of Revolving Credit Obligations..................................................26

                                       i

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
            2.8        Evidence of Swing Loan Obligations........................................................26

            2.9        Promissory Notes..........................................................................26

            2.10       Use of Proceeds...........................................................................27

            2.11       Borrowings to Repay Swing Loans...........................................................27

            2.12       Utilization of Commitments in Optional Currencies.........................................27
                  2.12.1   Periodic Computations of Dollar Equivalent Amounts of Loans and Letters of Credit
                           Outstanding...........................................................................27
                  2.12.2   Notices From Lenders That Optional Currencies Are Unavailable to Fund New Loans.......27
                  2.12.3   Notices From Lenders That Optional Currencies Are Unavailable to Fund Renewals of the
                           Loan Euro-Rate Option.................................................................28
                  2.12.4   Requests for Additional Optional Currencies...........................................28

            2.13       Letter of Credit Subfacility..............................................................29
                  2.13.1   Issuance of Letters of Credit.........................................................29
                  2.13.2   Letter of Credit Fees.................................................................29
                  2.13.3   Disbursements, Reimbursement..........................................................30
                  2.13.4   Repayment of Participation Advances...................................................31
                  2.13.5   Documentation.........................................................................31
                  2.13.6   Determinations to Honor Drawing Requests..............................................32
                  2.13.7   Nature of Participation and Reimbursement Obligations.................................32
                  2.13.8   Indemnity.............................................................................33
                  2.13.9   Liability for Acts and Omissions......................................................33
                  2.13.10  Notice of Actual Issuances............................................................34
                  2.13.11  Proposed Extension of Expiry Dates....................................................34
                  2.13.12  Information to be Provided to Agent...................................................35

            2.14       Currency Repayments.......................................................................35

            2.15       Optional Currency Amounts.................................................................35

3.          INTEREST RATES.......................................................................................35

            3.1        Interest Rate Options.....................................................................35
                  3.1.1    Interest Rate Options.................................................................36
                  3.1.2    Rate Quotations.......................................................................37
                  3.1.3    Change in Fees or Interest Rates......................................................37

            3.2        Interest Periods..........................................................................37
                  3.2.1    Ending Date and Business Day..........................................................37
                  3.2.2    Amount of Borrowing Tranche...........................................................37
                  3.2.3    Termination Before Expiration Date....................................................38
                  3.2.4    Renewals..............................................................................38

            3.3        Interest After Default....................................................................38
                  3.3.1    Letter of Credit Fees, Interest Rate..................................................38
                  3.3.2    Other Obligations.....................................................................38
                  3.3.3    Acknowledgment........................................................................38

            3.4        Euro-Rate Unascertainable; Illegality; Increased Costs; Deposits Not Available............38
                  3.4.1    Unascertainable.......................................................................38
                  3.4.2    Illegality; Increased Costs; Deposits Not Available...................................38
                  3.4.3    Agent's and Lender's Rights...........................................................39

            3.5        Selection of Interest Rate Options; Selection of Optional Currency........................40

4.          PAYMENTS.............................................................................................40

            4.1        Payments..................................................................................40

            4.2        Pro Rata Treatment of Lenders.............................................................40

            4.3        Interest Payment Dates....................................................................41

            4.4        Voluntary Prepayments.....................................................................41
                  4.4.1    Right to Prepay.......................................................................41
                  4.4.2    Replacement of a Lender...............................................................42
                  4.4.3    Change of Lending Office..............................................................42

            4.5        Mandatory Prepayments.....................................................................43
                  4.5.1    Currency Fluctuations.................................................................43
                  4.5.2    Application Among Interest Rate Options...............................................43

            4.6        Additional Compensation in Certain Circumstances..........................................43
                  4.6.1    Increased Costs or Reduced Return Resulting from Taxes, Reserves......................43
                  4.6.2    Indemnity.............................................................................44

            4.7        Interbank Market Presumption..............................................................45

            4.8        Taxes.....................................................................................45
                  4.8.1    No Deductions.........................................................................45
                  4.8.2    Stamp Taxes...........................................................................45
                  4.8.3    Indemnification for Taxes Paid by a Lender............................................46
                  4.8.4    Certificate...........................................................................46
                  4.8.5    Survival..............................................................................46

            4.9        Judgment Currency.........................................................................46
                  4.9.1    Currency Conversion Procedures for Judgments..........................................46
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                                      iii
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
                  4.9.2    Indemnity in Certain Events...........................................................46

            4.10       Settlement Date Procedures................................................................46

5.          REPRESENTATIONS AND WARRANTIES.......................................................................47

            5.1        Representations and Warranties............................................................47
                  5.1.1    Organization and Qualification........................................................47
                  5.1.2    Capitalization and Ownership..........................................................47
                  5.1.3    Subsidiaries..........................................................................48
                  5.1.4    Power and Authority...................................................................48
                  5.1.5    Validity and Binding Effect...........................................................48
                  5.1.6    No Conflict...........................................................................48
                  5.1.7    Litigation............................................................................49
                  5.1.8    Title to Properties...................................................................49
                  5.1.9    Financial Statements..................................................................49
                  5.1.10   Use of Proceeds; Margin Stock; Section 20 Subsidiaries................................50
                  5.1.11   Full Disclosure.......................................................................50
                  5.1.12   Taxes.................................................................................50
                  5.1.13   Consents and Approvals................................................................51
                  5.1.14   No Event of Default; Compliance with Instruments......................................51
                  5.1.15   Patents, Trademarks, Copyrights, Licenses, Etc........................................51
                  5.1.16   Insurance.............................................................................51
                  5.1.17   Compliance with Laws..................................................................51
                  5.1.18   Material Contracts; Burdensome Restrictions...........................................52
                  5.1.19   Investment Companies; Regulated Entities..............................................52
                  5.1.20   Plans and Benefit Arrangements........................................................52
                  5.1.21   Employment Matters....................................................................53
                  5.1.22   Environmental Matters.................................................................53
                  5.1.23   Senior Debt Status....................................................................53
                  5.1.24   Year 2000.............................................................................54

            5.2        Continuation of Representations...........................................................54

6.          CONDITIONS OF LENDING AND ISSUANCE OF LETTERS OF CREDIT..............................................54

            6.1        First Loans and Letters of Credit.........................................................54
                  6.1.1    Officer's Certificate.................................................................54
                  6.1.2    Secretary's Certificate...............................................................54
                  6.1.3    Opinion of Counsel....................................................................55
                  6.1.4    Legal Details.........................................................................55
                  6.1.5    Payment of Fees.......................................................................55
                  6.1.6    Consents..............................................................................55
                  6.1.7    Officer's Certificate Regarding MAEs..................................................55
                  6.1.8    No Violation of Laws..................................................................56
                  6.1.9    No Actions or Proceedings.............................................................56

                  6.1.10   Insurance.............................................................................56
                  6.1.11   Accountant's Letter...................................................................56
                  6.1.12   Officer's Certificate Regarding Maximum Leverage Ratio and Consolidated Tangible Net
                           Worth.................................................................................56

            6.2        Each Additional Loan or Letter of Credit..................................................56

            6.3        Subsequent Effective Date.................................................................57

7.          COVENANTS............................................................................................58

            7.1        Affirmative Covenants.....................................................................58
                  7.1.1    Preservation of Existence, Etc........................................................59
                  7.1.2    Payment of Liabilities, Including Taxes, Etc..........................................59
                  7.1.3    Maintenance of Insurance..............................................................59
                  7.1.4    Maintenance of Properties and Leases..................................................59
                  7.1.5    Maintenance of Patents, Trademarks, Etc...............................................59
                  7.1.6    Visitation Rights.....................................................................60
                  7.1.7    Keeping of Records and Books of Account...............................................60
                  7.1.8    Plans and Benefit Arrangements........................................................60
                  7.1.9    Compliance with Laws..................................................................60
                  7.1.10   Use of Proceeds.......................................................................61
                  7.1.11   Subsidiary Guaranties.................................................................61

            7.2        Negative Covenants........................................................................61
                  7.2.1    Indebtedness..........................................................................61
                  7.2.2    Liens.................................................................................62
                  7.2.3    Guaranties............................................................................62
                  7.2.4    Loans and Investments.................................................................63
                  7.2.5    Dividends and Related Distributions...................................................63
                  7.2.6    Mergers, Consolidations, Acquisitions.................................................64
                  7.2.7    Liquidations, Dissolutions, Dispositions of Assets or
                           Subsidiaries..........................................................................66
                  7.2.8    Affiliate Transactions................................................................66
                  7.2.9    [Reserved]............................................................................66
                  7.2.10   Continuation of or Change in Business.................................................66
                  7.2.11   Plans and Benefit Arrangements........................................................67
                  7.2.12   Fiscal Year...........................................................................67
                  7.2.13   Maximum Leverage Ratio................................................................67
                  7.2.14   Minimum Interest Coverage Ratio.......................................................67
                  7.2.15   Minimum Net Worth.....................................................................67
                  7.2.16   Maximum Loan Party Indebtedness to Loan Party EBITDA
                           Ratio.................................................................................67
                  7.2.17   Inconsistent Agreements...............................................................67

            7.3        Reporting Requirements....................................................................68
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                                       v
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
                  7.3.1    Outstanding Financial Statements......................................................68
                  7.3.2    Annual Financial Statements...........................................................68
                  7.3.3    Certificate of the Company............................................................69
                  7.3.4    Notice of Default.....................................................................69
                  7.3.5    Notice of Litigation..................................................................69
                  7.3.6    Sale of Assets........................................................................69
                  7.3.7    Budgets, Forecasts, Other Reports and Information.....................................69
                  7.3.8    Notices Regarding Plans and Benefit Arrangements......................................70

8.          DEFAULT..............................................................................................71

            8.1        Events of Default.........................................................................71
                  8.1.1    Payments Under Loan Documents.........................................................71
                  8.1.2    Breach of Representation Warranty.....................................................72
                  8.1.3    Breach of Negative Covenants or Visitation Rights.....................................72
                  8.1.4    Breach of Other Covenants.............................................................72
                  8.1.5    Defaults in Other Agreements or Indebtedness..........................................72
                  8.1.6    Final Judgments or Orders.............................................................72
                  8.1.7    Loan Document Unenforceable...........................................................72
                  8.1.8    Uninsured Losses; Proceedings Against Assets..........................................73
                  8.1.9    Notice of Lien or Assessment..........................................................73
                  8.1.10   Insolvency............................................................................73
                  8.1.11   Events Relating to Plans and Benefit Arrangements.....................................73
                  8.1.12   Cessation of Business.................................................................74
                  8.1.13   Change of Control.....................................................................74
                  8.1.14   Involuntary Proceedings...............................................................74
                  8.1.15   Voluntary Proceedings.................................................................74

            8.2        Consequences of Event of Default..........................................................75
                  8.2.1    Events of Default Other Than Bankruptcy, Insolvency or Reorganization Proceedings.....75
                  8.2.2    Bankruptcy, Insolvency or Reorganization Proceedings..................................75
                  8.2.3    Setoff................................................................................75
                  8.2.4    Suits, Actions, Proceedings...........................................................76
                  8.2.5    Application of Proceeds...............................................................76
                  8.2.6    Other Rights and Remedies.............................................................76

9.          THE AGENT............................................................................................76

            9.1        Appointment...............................................................................76

            9.2        Delegation of Duties......................................................................77

            9.3        Nature of Duties; Independent Credit Investigation........................................77

            9.4        Actions in Discretion of Agent; Instructions From the Lenders.............................77
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                                       vi

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
            9.5        Reimbursement and Indemnification of Agent by the Borrower................................78

            9.6        Exculpatory Provisions; Limitation of Liability...........................................79

            9.7        Reimbursement and Indemnification of Agent by Lenders.....................................79

            9.8        Reliance by Agent.........................................................................80

            9.9        Notice of Default.........................................................................80

            9.10       Notices...................................................................................80

            9.11       Lenders in Their Individual Capacities....................................................80

            9.12       Equalization of Lenders...................................................................81

            9.13       Successor Agent...........................................................................81

            9.14       Agent's Fee...............................................................................82

            9.15       Availability of Funds.....................................................................82

            9.16       Calculations..............................................................................82

            9.17       Beneficiaries.............................................................................83

10.         MISCELLANEOUS........................................................................................83

            10.1       Modifications, Amendments or Waivers......................................................83
                  10.1.1   Increase of Commitment; Extension or Expiration Date..................................83
                  10.1.2   Extension of Payment; Reduction of Principal, Interest or Fees........................83
                  10.1.3   Miscellaneous.........................................................................83
                  10.1.4   Release of Borrower or Guarantor......................................................83

            10.2       No Implied Waivers; Cumulative Remedies; Writing Required.................................84

            10.3       Reimbursement and Indemnification of Lenders by the Borrower; Taxes.......................84

            10.4       Holidays..................................................................................85

            10.5       Funding by Branch, Subsidiary or Affiliate................................................85
                  10.5.1   Notional Funding......................................................................85
                  10.5.2   Actual Funding........................................................................86

            10.6       Notices; Lending Offices..................................................................86

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
            10.7       Severability..............................................................................86

            10.8       Governing Law.............................................................................86

            10.9       Prior Understanding.......................................................................87

            10.10      Duration; Survival........................................................................87

            10.11      Successors and Assigns....................................................................87

            10.12      Confidentiality...........................................................................88
                  10.12.1   General..............................................................................88
                  10.12.2   Sharing Information With Affiliates of the Lenders...................................89

            10.13      Counterparts..............................................................................89

            10.14      Agent's or Lender's Consent...............................................................89

            10.15      Exceptions................................................................................89

            10.16      Consent to Forum; Waiver of Jury Trial....................................................89

            10.17      Tax Withholding Clause....................................................................90

            10.18      Joinder of Guarantors.....................................................................91

            10.19      Concerning Joint and Several Liability of the Borrowers...................................91

                         LIST OF SCHEDULES AND EXHIBITS

                                    SCHEDULES


SCHEDULE 1.1(A)           --        PRICING GRID
SCHEDULE 1.1(B)           --        COMMITMENTS OF BANKS AND ADDRESSES FOR
                                    NOTICES; LENDING OFFICES
SCHEDULE 1.1(P)           --        PERMITTED LIENS
SCHEDULE 5.1.2            --        OPTIONS
SCHEDULE 5.1.3            --        SUBSIDIARIES
SCHEDULE 5.1.13           --        CONSENTS AND APPROVALS
SCHEDULE 7.2.1            --        PERMITTED INDEBTEDNESS


                                    EXHIBITS

EXHIBIT 1.1(A)            --        ASSIGNMENT AND ASSUMPTION AGREEMENT
EXHIBIT 1.1(E)            --        ELECTION TO PARTICIPATE
EXHIBIT 1.1(G)(1)         --        GUARANTOR JOINDER
EXHIBIT 1.1(G)(2)         --        GUARANTY AGREEMENT
EXHIBIT 2.5.1             --        REVOLVING CREDIT LOAN REQUEST
EXHIBIT 2.5.2             --        SWING LOAN REQUEST
EXHIBIT 6.1.3             --        OPINION OF COUNSEL
EXHIBIT 7.2.6             --        ACQUISITION COMPLIANCE CERTIFICATE
EXHIBIT 7.3.3             --        QUARTERLY COMPLIANCE CERTIFICATE

                                                                [CONFORMED COPY:
                                                     AMENDMENTS NO. 1 AND NO. 2]

                                CREDIT AGREEMENT

                  THIS CREDIT AGREEMENT is dated as of September 23, 1999, [conformed to show Credit Agreement as amended by Amendment No. 1 dated as of January 31, 2001, and Amendment No. 2 dated as of October 31, 2001,] and is made by and among BRADY FINANCIAL CO., a Delaware corporation ("Brady Financial"), BRADY CORPORATION, a Wisconsin corporation (the "Company") (Brady Financial and the Company hereinafter referred to individually as a "Borrower" or jointly as the "Borrowers"), each of the Guarantors (as hereinafter defined), the LENDERS (as hereinafter defined), and PNC BANK, NATIONAL ASSOCIATION, in its capacity as agent for the Lenders under this Agreement (hereinafter referred to in such capacity as the "Agent").

                                   WITNESSETH:

                  WHEREAS, the Borrowers have requested the Lenders to provide a revolving credit facility to the Borrowers in an aggregate principal amount not to exceed $200,000,000; and

                  WHEREAS, the revolving credit facility shall be used for Permitted Acquisitions (as hereinafter defined) and for general corporate purposes; and

                  WHEREAS, the Lenders are willing to provide such credit upon the terms and conditions hereinafter set forth;

                  NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, covenant and agree as follows:

1.       CERTAIN DEFINITIONS

         1.1 Certain Definitions. In addition to words and terms defined elsewhere in this Agreement, the following words and terms shall have the following meanings, respectively, unless the context hereof clearly requires otherwise:

                  Affiliate as to any Person shall mean any other Person (i) which directly or indirectly controls, is controlled by, or is under common control with such Person, (ii) which beneficially owns or holds 10% or more of any class of the voting or other equity interests of such Person, or (iii) 10% or more of any class of voting interests or other equity interests of which is beneficially owned or held, directly or indirectly, by such Person. Control, as used in this definition, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, including the power to elect a majority of the directors or trustees of a corporation or trust, as the case may be.

                  Agent shall mean PNC Bank, National Association, and its successors and assigns.

                  Agent's Fee shall have the meaning assigned to that term in
Section 9.14.

                  Agent's Letter shall have the meaning assigned to that term in
Section 9.14.

                  Agreement shall mean this Credit Agreement, as the same may be supplemented or amended from time to time, including all schedules and exhibits.

                  Annual Statements shall have the meaning assigned to that term in Section 5.1.9(i).

                  Applicable Commitment Fee Rate shall mean the percentage rate per annum at the indicated level of Total Indebtedness to Consolidated EBITDA in the pricing grid on Schedule 1.1(A) below the heading "Commitment Fee."

                  Applicable Margin shall mean, as applicable:

                  (A) the percentage spread to be added to Base Rate under the Revolving Credit Base Rate Option at the indicated level of Total Indebtedness to Consolidated EBITDA in the pricing grid on Schedule 1.1(A) below the heading "Revolving Credit Base Rate Margin," or

                  (B) the percentage spread to be added to Euro-Rate under the Revolving Credit Euro-Rate Option at the indicated level of Total Indebtedness to Consolidated EBITDA in the pricing grid on Schedule 1.1(A) below the heading "Revolving Credit Euro-Rate Margin."

                  The Applicable Margin shall be computed in accordance with the parameters set forth on Schedule 1.1(A).

                  Assignment and Assumption Agreement shall mean an Assignment and Assumption Agreement by and among a Purchasing Lender, a Transferor Lender and the Agent, as Agent and on behalf of the remaining Lenders, substantially in the form of Exhibit 1.1(A).

                  Authorized Officer shall mean those individuals, designated by written notice to the Agent from the Borrowers, authorized to execute notices, reports and other documents on behalf of the Loan Parties required hereunder. The Borrowers may amend such list of individuals from time to time by giving written notice of such amendment to the Agent.

                  Base Rate shall mean the greater of (i) the interest rate per annum announced from time to time by the Agent at its Principal Office as its then prime rate, which rate may not be the lowest rate then being charged commercial borrowers by the Agent, or (ii) the Federal Funds Effective Rate plus 1/2% per annum.

                  Base Rate Option shall mean the option of a Borrower to have Revolving Credit Loans bear interest at the rate and under the terms and conditions set forth in Section 3.1.1(i).

                  Benefit Arrangement shall mean at any time an "employee benefit plan," within the meaning of Section 3(3) of ERISA, which is neither a Plan nor a Multiemployer Plan and which is maintained, sponsored or otherwise contributed to by any member of the ERISA Group.

                  Borrowers, collectively, and Borrower, separately, shall have the meanings assigned to such terms in the preface to this Agreement.

                  Borrowing Date shall mean, with respect to any Loan, the date for the making thereof or the renewal or conversion thereof at or to the same or a different Interest Rate Option, which shall be a Business Day.

                  Borrowing Subsidiary shall mean any Subsidiary which has delivered an Election to Participate which is accepted by the Required Lenders, and which has satisfied the conditions set forth in Section 6.3.

                  Borrowing Tranche shall mean specified portions of Loans outstanding as follows: (i) any Loans to which a Euro-Rate Option applies which become subject to the same Interest Rate Option under the same Loan Request by a Borrower and which have the same Interest Period and which are denominated either in Dollars or in the same Optional Currency shall constitute one Borrowing Tranche, and (ii) all Loans to which a Base Rate Option applies shall constitute one Borrowing Tranche.

                  Business Day shall mean any day other than a Saturday or Sunday or a legal holiday on which commercial Lenders are authorized or required to be closed for business in Pittsburgh, Pennsylvania or Chicago, Illinois; and
(i) if the applicable Business Day relates to any Loan to which the Euro-Rate Option applies, such day must also be a day on which dealings are carried on in the London interbank market and (ii) with respect to advances or payments of Loans or any other matters relating to Loans denominated in an Optional Currency, such day also shall be a day on which dealings in deposits in the relevant Optional Currency are carried on in the applicable interbank market,
(iii) with respect to advances or payments of Loans denominated in an Optional Currency, such day shall also be a day on which all applicable Lenders into which Loan proceeds may be deposited are open for business and foreign exchange markets are open for business in the principal financial center of the country of such Optional Currency.

                  Cash Equivalent shall mean (a) Treasury bills, treasury cash management bills and other securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (b) Eurodollar denominated time deposits and U.S. dollar denominated certificates of deposit and bankers acceptances, in each case of (i) any Lender or (ii) any commercial bank of recognized standing having capital and surplus in excess of $100,000,000 (each, an "Approved Lender"), (c) commercial paper issued by any Approved Lender (or by the parent company thereof) which is of investment grade or unrated commercial paper issued by Wisconsin corporations, provided, in each case, the aggregate principal amount of commercial paper issued by any one issuer shall not exceed $5,000,000, (d) repurchase agreements with an Approved Lender, but only to the extent the same is used as an overnight or over weekend investment, (e) obligations of any state of the United States or any political subdivision thereof, the interest with respect to which is entirely exempt from federal income taxation under Section 103 of the Internal Revenue Code and having a rating of A or above by Standard and Poor's, (f) investments in municipal put bonds and municipal market auction notes and bonds rated A or above by Standard and Poor's, (g) investments, classified in accordance with GAAP as current assets, in adjustable rate preferred stock (which must be purchased at the call price or below) and money market investment programs registered under the Investment Company Act of 1940, as amended, in each case, which are administered by reputable financial institutions having capital of at least $100,000,000, 70% of the interest with respect to which is exempt from federal income taxation under Section 103 of the Internal Revenue Code, and having a rating of A or above by Standard and Poor's, and (h) VEBA investments in municipal put bonds and notes, money market preferred stock and commercial paper, in each case, the interest with respect to which is taxable, and having a long term rating of A or above by Standard and Poor's.

                  Closing Date shall mean September 23, 1999, or such other date as the parties agree. The closing shall take place at 10:00 a.m., Chicago time, on the Closing Date at the offices of Schiff Hardin & Waite, 6600 Sears Tower, 233 South Wacker Drive, Chicago, Illinois 60606, or at such other time and place as the parties agree.

                  Commercial Letter of Credit shall mean any Letter of Credit which is a commercial letter of credit issued in respect of the purchase of goods or services by one or more of the Loan Parties in the ordinary course of their business.

                  Commitment shall mean, as to any Lender, the aggregate of its Revolving Credit Commitment and, in the case of the Agent, its Swing Loan Commitment, and Commitments shall mean the aggregate of the Revolving Credit Commitments of all the Lenders.

                  Commitment Fee shall have the meaning assigned to that term in
Section 2.3.

                  Company shall mean Brady Corporation, a Wisconsin corporation.

                  Computation Date shall have the meaning assigned to that term in Section 2.12.1.

                  Consideration shall mean with respect to any Permitted Acquisition, the aggregate of (i) the cash paid by any of the Loan Parties, directly or indirectly, to the seller in connection therewith, (ii) the Indebtedness incurred or assumed by any of the Loan Parties, whether in favor of the seller or otherwise and whether fixed or contingent, (iii) any Guaranty given or incurred by any Loan Party in connection therewith, and (iv) any other consideration given or obligation incurred by any Loan Party in connection therewith.

                  Consolidated EBIT for any period of determination shall mean the sum of Consolidated Net Income, interest expense and income tax expense, in each case of the Company and its Subsidiaries for such period determined and consolidated in accordance with GAAP.

                  Consolidated EBITDA for any period of determination shall mean Consolidated EBIT for such period plus, to the extent deducted in determining Consolidated EBIT for such period, (i) depreciation expense and (ii) amortization expense in each case of the Company and its Subsidiaries for such period determined and consolidated in accordance with GAAP.

                  Consolidated Net Income for any period of determination shall mean net income (excluding (i) all extraordinary non-cash items and (ii) income or loss of any Person in which the Company owns less than 50% of the shares of capital stock, partnership interests or membership interests), of the Company and its Subsidiaries for such period determined and consolidated in accordance with GAAP.

                  Consolidated Net Worth shall mean as of any date of determination total stockholders' equity of the Company and its Subsidiaries as of such date determined and consolidated in accordance with GAAP.


                  Consolidated Tangible Net Worth shall mean as of any date of determination Consolidated Net Worth less intangible assets of the Company and its Subsidiaries as of such date determined and consolidated in accordance with GAAP.

                  Distributions shall have the meaning assigned to that term in
Section 7.2.5.

                  Dollar, Dollars, U.S. Dollars and the symbol $ shall mean lawful money of the United States of America.

                  Dollar Equivalent shall mean, with respect to any amount of any currency, the Equivalent Amount of such currency expressed in Dollars.

                  Dollar Equivalent Revolving Facility Usage shall mean at any time the sum of the Dollar Equivalent amount of Revolving Credit Loans then outstanding and the Dollar Equivalent amount of Letters of Credit Outstanding.

                  Drawing Date shall have the meaning assigned to that term in
Section 2.13.3.2.

                  EBITDA of any Person for any period of determination shall mean the sum of (i) net income (excluding (a) all extraordinary non-cash items and (b) income or loss of any Person in which such Person owns less than 50% of the shares of capital stock, partnership interests or membership interests) and
(ii) to the extent deducted in determining net income, interest expense, income tax expense, depreciation expense and amortization expense, in each case, for such period determined in accordance with GAAP.

                  Election to Participate shall mean a letter agreement in substantially the form of Exhibit 1.1(E).

                  Environmental Complaint shall mean any written complaint or demand setting forth a cause of action for personal or property damage or natural resource damage or equitable relief, or any order, notice of violation, citation, request for information issued pursuant to any Environmental Laws by an Official Body, subpoena or other written notice of any type relating to, arising out of, or issued pursuant to, any of the Environmental Laws or any Environmental Conditions, as the case may be.

                  Environmental Conditions shall mean any conditions of the environment, including the workplace, the ocean, natural resources (including flora or fauna), soil, surface water, groundwater, any actual or potential drinking water supply sources, substrata or the ambient air, relating to or arising out of, or caused by, the use, handling, storage, treatment, recycling, generation, transportation, release, spilling, leaking, pumping, emptying, discharging, injecting, escaping, leaching, disposal, dumping, threatened release or other management or mismanagement of Regulated Substances resulting from the use of, or operations on, any Property.

                  Environmental Laws shall mean all federal, state, local and foreign Laws and regulations, including permits, licenses, authorizations, bonds, orders, judgments, and consent decrees issued, or entered into, pursuant thereto, relating to pollution or protection of human health or the environment or employee safety in the workplace.

                  Equivalent Amount shall mean, at any time, as determined by the Agent (which determination shall be conclusive absent manifest error), with respect to an amount of any currency (the "Reference Currency") which is to be computed as an equivalent amount of another currency (the "Equivalent Currency"): (i) if the Reference Currency and the Equivalent Currency are the same, the amount of such Reference Currency, or (ii) if the Reference Currency and the Equivalent Currency are not the same, the amount of such Equivalent Currency converted from such Reference

Currency at the Agent's spot selling rate (based on the market rates then prevailing and available to the Agent) for the sale of such Equivalent Currency for such Reference Currency at a time determined by the Agent on the second Business Day immediately preceding the event for which such calculation is made.

                  Equivalent Currency shall have the meaning assigned to such term in the definition of Equivalent Amount.

                  ERISA shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

                  ERISA Group shall mean, at any time, the Company and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control and all other entities which, together with the Company, are treated as a single employer under Section 414 of the Internal Revenue Code.

                  Euro-Rate shall mean the following:

                  (A) with respect to Dollar Loans comprising any Borrowing Tranche to which the Euro-Rate Option applies for any Interest Period, the interest rate per annum determined by the Agent by dividing (the resulting quotient rounded upwards, if necessary, to the nearest 1/100th of 1% per annum)
(i) the rate of interest determined by the Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the average of the London interbank offered rates for U.S. Dollars quoted by the British Bankers' Association as set forth on Dow Jones Markets Service (formerly known as Telerate) display page 3750 (or appropriate successor or, if the British Bankers' Association or its successor ceases to provide such quotes, a comparable replacement determined by the Agent) at approximately 11:00 a.m., London time, two (2) Business Days prior to the first day of such Interest Period for an amount comparable to such Borrowing Tranche and having a borrowing date and a maturity comparable to such Interest Period by (ii) a number equal to
1.00 minus the Euro-Rate Reserve Percentage. Such Euro-Rate may also be expressed by the following formula:

                           Average of London interbank offered rates on Dow
                           Jones Markets Service display page 3750 as quoted by
         Euro-Rate =       British Bankers' Association or appropriate successor
                           -----------------------------------------------------
                               1.00 -- Euro-Rate Reserve Percentage

The Euro-Rate shall be adjusted with respect to any Euro-Rate Option outstanding on the effective date of any change in the Euro-Rate Reserve Percentage as of such effective date. The Agent shall give prompt notice to the Borrowers of the Euro-Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error. The Euro-Rate for any Loans shall be based upon the Euro-Rate for the currency in which such Loans are requested.

                  (B) with respect to Optional Currency Loans comprising any Borrowing Tranche to which the Euro-Rate Option applies for any Interest Period, the interest rate per annum determined by Agent by dividing (the resulting quotient rounded upward to the nearest 1/100 of 1 percent per annum) (i) the rate of interest per annum ("LIBO Rate") determined by the Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the rate of interest per annum for deposits in the relevant Optional Currency which appears on the relevant Dow Jones Market Service display page (or, if no such quotation is available on such Dow Jones Market Service display page, on the appropriate Reuters Screen) at approximately 9:00 a.m., Eastern time, two (2) Business Days prior to the first day of such Interest Period for delivery on the first day of such Interest Period for a period, and in an amount, comparable to such Interest Period and principal amount of such Borrowing Tranche by (ii) a number equal to 1.00 minus the Euro-Rate Reserve Percentage. Such Euro-Rate may also be expressed by the following formula:

                                    LIBO Rate
         Euro Rate    =   ---------------------------------
                          1 -- Euro-Rate Reserve Percentage

The Euro-Rate shall be adjusted with respect to any Euro-Rate Option outstanding on the effective date of any change in the Euro-Rate Reserve Percentage as of such effective date. The Agent shall give prompt notice to the Borrowers of the Euro-Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error. The Euro-Rate for any Loans shall be based upon the Euro-Rate for the currency in which such Loans are requested.

                  Euro-Rate Interest Period shall mean the Interest Period applicable to a Euro-Rate Loan.

                  Euro-Rate Option shall mean the option of a Borrower to have Revolving Credit Loans bear interest at the rate and under the terms and conditions set forth in Section 3.1.1(ii).

                  Euro-Rate Reserve Percentage shall mean the maximum percentage (expressed as a decimal rounded upward to the nearest 1/100 of 1%) as determined by the Agent which is in effect during any relevant period: (i) as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as "Eurocurrency Liabilities") of a member bank in such System; and
(ii) to be maintained by a Lender as required for reserve liquidity, special deposit, or a similar purpose by any governmental or monetary authority of any country or political subdivision thereof (including any central bank), against (A) any category of liabilities that includes deposits by reference to which a Euro-Rate is to be determined, or
(B) any category of extension of credit or other assets that includes Loans or Borrowing Tranches to which a Euro-Rate applies.

                  Event of Default shall mean any of the events described in
Section 8.1 and referred to therein as an "Event of Default."

                  Expiration Date shall mean, with respect to the Revolving Credit Commitments, September 23, 2004.

                  Federal Funds Effective Rate for any day shall mean the rate per annum (based on a year of 360 days and actual days elapsed and rounded upward to the nearest 1/100 of 1%) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the "Federal Funds Effective Rate" as of the date of this Agreement; provided, if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the "Federal Funds Effective Rate" for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced.

                  Foreign Loan Party shall mean any Loan Party organized under the laws of any country other than the United States or substantially all of the assets of which are located outside of the United States.

                  GAAP shall mean generally accepted accounting principles as are in effect in the United States of America from time to time, subject to the provisions of Section 1.3, and applied on a basis consistent with the Historical Statements both as to classification of items and amounts.

                  Governmental Acts shall have the meaning assigned to that term in Section 2.13.8.

                  Guarantor shall mean each of the parties to this Agreement which is designated as a "guarantor" on the signature pages hereof and each other person which joins this Agreement as a guarantor after the date hereof pursuant to Section 10.18.

                  Guarantor Joinder shall mean a joinder by a Person as a guarantor under this Agreement, the Guaranty Agreement and the other Loan Documents in the form of Exhibit 1.1(G)(1).

                  Guaranty of any Person shall mean any obligation of such Person guaranteeing or in effect guaranteeing any liability or obligation of any other Person in any manner, whether directly or indirectly, including any agreement to indemnify or hold harmless any other Person, any performance bond or other suretyship arrangement and any other form of assurance against loss, except endorsement of negotiable or other instruments for deposit or collection in the ordinary course of business. The amount of any Guaranty Obligation of any guaranteeing Person shall be deemed to be the lower of (a) the amount equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty is made and (b) the maximum amount for which such guaranteeing Person may be liable pursuant to the terms of the instrument embodying the Guaranty, unless such primary obligation and the maximum amount for which such guaranteeing Person may be liable are not stated or determinable, in which case the amount of such Guaranty shall be such guaranteeing Person's maximum reasonably anticipated liability in respect thereof as determined by such Person in accordance with GAAP.

                  Guaranty Agreement shall mean the Guaranty and Suretyship Agreement in substantially the form of Exhibit 1.1(G)(2) executed and delivered by each of the Guarantors to the Agent for the benefit of the Lenders.

                  Historical Statements shall have the meaning assigned to that term in Section 5.1.9(i).

                  Indebtedness shall mean, as to any Person at any time, without duplication, any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such Person for or in respect of: (i) borrowed money, (ii) amounts raised under or liabilities in respect of any note purchase or acceptance credit facility, (iii) reimbursement obligations (contingent or otherwise) under any letter of credit, (iv) any other transaction (including forward sale or purchase agreements, capitalized leases and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements (but not including trade payables and accrued expenses incurred in the ordinary course of business which are not represented by a promissory note or other evidence of indebtedness and which are not more than thirty (30) days past due), or (v) any Guaranty of Indebtedness for borrowed money.

                  Ineligible Security shall mean any security which may not be underwritten or dealt in by member banks of the Federal Reserve System under
Section 16 of the Banking Act of 1933 (12 U.S.C. Section 24, Seventh), as amended.

                  Insolvency Proceeding shall mean, with respect to any Person,
(a) a case, action or proceeding with respect to such Person (i) before any court or any other Official Body under any bankruptcy, insolvency, reorganization or other similar Law now or hereafter in effect, or (ii) for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of any Loan Party or otherwise relating to the liquidation, dissolution, winding-up or relief of such Person, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of such Person's creditors generally or any substantial portion of its creditors; undertaken under any Law.

                  Interest Period shall have the meaning assigned to such term in Section 3.2.

                  Interest Rate Option shall mean any Euro-Rate Option or Base Rate Option.

                  Interim Statements shall have the meaning assigned to that term in Section 5.1.9(i).

                  Internal Revenue Code shall mean the Internal Revenue Code of 1986, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

                  Issuing Bank shall mean PNC Bank, National Association and its successors and assigns and any other Lender approved as an Issuing Bank by the Borrowers and the Agent so long as each such Lender expressly agrees to perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as an Issuing Bank and notifies the Agent of its applicable Lending Office and the amount of its Letter of Credit commitment (which information shall be recorded by the Agent in the register), for so long as such Issuing Bank shall have a Letter of Credit Outstanding.

                  Labor Contracts shall mean all employment agreements, employment contracts and collective bargaining agreements among any Loan Party and its employees.

                  Law shall mean any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, release, ruling, order, injunction, writ, decree or award of any Official Body.

                  Lenders shall mean the financial institutions named on
Schedule 1.1(B) and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a Lender.

                  Lending Office shall mean, with respect to each Lender, the office(s) specified for such Lender in Schedule 1.1(B) or such other office(s) as such Lender may specify in writing to the Agent.

                  Letter of Credit shall have the meaning assigned to that term in Section 2.13.1.

                  Letter of Credit Borrowing shall mean an extension of credit resulting from a drawing under any Letter of Credit which shall not have been reimbursed on the date when made and shall not have been converted into a Revolving Credit Loan under
Section 2.13.3.2.

                  Letter of Credit Fee shall have the meaning assigned to that term in Section 2.13.2.

                  Letters of Credit Outstanding shall mean at any time the sum of (i) the aggregate undrawn face amount of outstanding Letters of Credit and
(ii) the aggregate amount of all unpaid and outstanding Reimbursement
Obligations.

                  Lien shall mean any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement (other than a filing made for informational purposes only) or other notice of any of the foregoing (whether or not a lien or other encumbrance is created or exists at the time of the filing).

                  LLC Interests shall have the meaning given to such term in
Section 5.1.3.

                  Loan Documents shall mean this Agreement, the Agent's Letter, the Guaranty Agreement and any other instruments, certificates or documents delivered or contemplated to be delivered hereunder or thereunder or in connection herewith or therewith, as the same may be supplemented or amended from time to time in accordance herewith or therewith, and Loan Document shall mean any of the Loan Documents.

                  Loan Parties shall mean the Borrowers and the Guarantors.

                  Loan Party Indebtedness shall mean Indebtedness of any Loan Party.

                  Loan Request shall have the meaning given to such term in
Section 2.5.

                  Loans shall mean collectively and Loan shall mean separately all Revolving Credit Loans and Swing Loans or any Revolving Credit Loan or Swing Loan.

                  Material Adverse Effect shall mean any set of circumstances or events which (a) has or could reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of this Agreement or any other Loan Document, (b) is or could reasonably be expected to be material and adverse to the business, properties, assets, financial condition, results of operations or prospects of the Company and its Subsidiaries taken as a whole, (c) impairs materially or could reasonably be expected to impair materially the ability of the Company and its Subsidiaries taken as a whole to duly and punctually pay or perform their Indebtedness, or (d) impairs materially or could reasonably be expected to impair materially the ability of the Agent or any of the Lenders, to the extent permitted, to enforce their legal remedies pursuant to this Agreement or any other Loan Document.

                  Minimum Liquidity shall mean the sum of (i) all cash of the Company and its Subsidiaries plus (ii) the excess of (a) the aggregate Commitments of all of the Lenders over (b) the Dollar Equivalent Revolving Facility Usage.

                  Month, with respect to an Interest Period under the Euro-Rate Option, shall mean the interval between the days in consecutive calendar months numerically corresponding to the first day of such Interest Period. If any Euro-Rate Interest Period begins on a day of a calendar month for which there is no numerically corresponding day in the month in which such Interest Period is to end, the final month of such Interest Period shall be deemed to end on the last Business Day of such final month.

                  Multiemployer Plan shall mean any employee benefit plan which is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA and to which the Company or any member of the ERISA Group is then making or accruing an obligation to make contributions or, within the preceding five Plan years, has made or had an obligation to make such contributions.

                  Multiple Employer Plan shall mean a Plan which has two or more contributing sponsors (including the Company or any member of the ERISA Group) at least two of whom are not under common control, as such a plan is described in Sections 4063 and 4064 of ERISA.

                  Notices shall have the meaning assigned to that term in
Section 10.6.

                  Obligation shall mean any obligation or liability of any of the Loan Parties to the Agent or any of the Lenders, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, under or in connection with this Agreement, the Letters of Credit, the Agent's Letter or any other Loan Document.

                  Official Body shall mean any national, federal, state, local or other government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

                  Operating Income of any Person for any period of determination shall mean income before deduction (or credit, if applicable) for taxes, interest expense or interest income, amortization of goodwill and nonoperating extraordinary expense or income, all as determined in accordance with GAAP.

                  Optional Currency shall mean any of the following currencies:
Australian Dollars ("AUD"), British Pounds Sterling ("GBP"), Canadian Dollars ("CAD"), Deutsche Marks (DEM"), European Common Currency ("Euro"), French Francs ("FRF"), Italian Lira ("ITL"), Spanish Pesetas ("ESP"), together with such other freely convertible foreign currencies (which, when referred to herein or in the other Loan Documents, shall be referred to using the currency codes in effect from time to time under 150 International

Standard 4217, or any successor publication) so long as such currencies are approved by Agent and all of the Lenders pursuant to Section 2.12.4.

                  Optional Currency Loan Processing Fee shall have the meaning assigned to such term in Section 9.14.

                  Original Currency shall have the meaning assigned to such term in Section 4.9.1.

                  Other Currency shall have the meaning assigned to such term in
Section 4.9.1.

                  Overnight Rate shall mean for any day with respect to any Loans in an Optional Currency, the rate of interest per annum as determined by the Agent at which overnight deposits in the such currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day in the applicable offshore interbank market.

                  Participation Advance shall mean, with respect to any Lender, such Lender's payment in respect of its participation in a Letter of Credit Borrowing according to its Ratable Share pursuant to Section 2.13.4.

                  Partnership Interests shall have the meaning given to such term in Section 5.1.3.

                  PBGC shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor.

                  Permitted Acquisitions shall have the meaning assigned to such term in Section 7.2.6.

                  Permitted Guaranty Obligations shall mean (i) the Guaranty made pursuant to the Guaranty Agreement, (ii) Guaranty obligations of the Company and its Subsidiaries in favor of suppliers and vendors of the Company and its Subsidiaries to enable such suppliers and vendors to purchase goods or parts to be processed and sold to the Company and its Subsidiaries, provided, however, that the aggregate of the liability of the Company and its Subsidiaries under such Guaranty obligations shall not exceed $10,000,000 outstanding at any one time (including any such advances which have been written off, compromised, forgiven or satisfied after the Closing Date without payment in full thereof),
(iii) Guaranty obligations of any Loan Party to or in favor of one or more other Loan Parties, and (iv) Guaranty obligations of any Borrower in respect of any Indebtedness permitted under Section 7.2.1(xiii).

                  Permitted Investments shall mean:

                  (i) cash and Cash Equivalents;

                  (ii) receivables owing to any Loan Party for trade credit, in each case if created, acquired or made in the ordinary course of business;

                  (iii) investments in and advances to any Loan Party, provided that any such advance shall be evidenced by a promissory note payable upon demand;

                  (iv) investments in and advances to any wholly owned Subsidiary of any Loan Party made in the ordinary course of business and consistent with the parties' historical practices with respect to amounts, terms and conditions, and in all cases, made in the reasonable business judgment of the Borrowers and, provided, that any such advances shall be evidenced by a promissory note payable upon demand, other than advances to (A) W. H. B. Do Brasil Ltda. or (B) any Subsidiary organized under the laws of any country which prohibits promissory notes payable upon demand;

                  (v) loans and advances to officers, directors, and employees in an aggregate amount not to exceed $2,000,000 at any time outstanding;

                  (vi) investments (including debt obligations) received in connection with bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

                  (vii) investments, acquisitions or transactions permitted under 7.2.6(2);

                  (viii) with respect to any pension trust maintained for the benefit of any present or former employees of the Company or any of its Subsidiaries, such loans, advances and/or investments as the trustee or administrator of the trust shall deem advisable pursuant to the terms of such trust;

                  (ix) investments in and advances to partnerships, joint ventures and any other non-wholly owned Subsidiary where the aggregate amount of such investments and advances outstanding at any one time do not exceed 20% of Consolidated Net Worth, provided that no Loan Party may become a general partner in any partnership.

                  (x) additional loans, advances and/or investments of a nature not contemplated by the foregoing clauses hereof; provided that such loan, advances and/or investments made pursuant to this clause (x) shall not exceed an aggregate amount of $5,000,000 outstanding at any one time. As used herein, "investment" means, without duplication of any matter permitted under Section 7.2.1, all investments, in cash or by delivery of property made, directly or indirectly in, to or from any Person, whether by acquisition of shares of capital stock, property, assets, indebtedness or other obligations of securities or by loan, advance, capital contribution or otherwise.

                  Permitted Liens shall mean:

                  (i) Liens for taxes, assessments, or similar charges, incurred in the ordinary course of business and which are not yet due and payable so long as (A) the validity or amount thereof is being contested in good faith by appropriate and lawful proceedings diligently conducted so long as levy and execution thereon have been stayed and continue to be stayed or (B) a final judgment is entered and such judgment is discharged within thirty (30) days of entry, and they do not in the aggregate materially impair the ability of any Loan Party to perform its Obligations hereunder or under the other Loan Documents;

                  (ii) pledges or deposits made in the ordinary course of business to secure payment of worker's compensation, or to participate in any fund in connection with worker's compensation, unemployment insurance, old-age pensions or other social security programs;

                  (iii) Liens of mechanics, materialmen, warehousemen, carriers, or other like Liens, securing obligations incurred in the ordinary course of business that are not yet due and payable and Liens of landlords securing obligations to pay lease payments that are not yet due and payable or in default so long as (A) the validity or amount thereof is being contested in good faith by appropriate and lawful proceedings diligently conducted so long as levy and execution thereon have been stayed and continue to be stayed or (B) a final judgment is entered and such judgment is discharged within thirty (30) days of entry, and they do not in the aggregate materially impair the ability of any Loan Party to perform its Obligations hereunder or under the other Loan Documents;

                  (iv) good-faith pledges or deposits made in the ordinary course of business to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, not in excess of the aggregate amount due thereunder, or to secure statutory obligations, or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business;

                  (v) encumbrances consisting of zoning restrictions, easements or other restrictions on the use of real Property, none of which materially impairs the use of such Property or the value thereof, and none of which is violated in any material respect by existing or proposed structures or land use;

                  (vi) Liens, security interests and mortgages in favor of the Agent for the benefit of the Lenders;

                  (vii) Liens on Property leased by any Loan Party or Subsidiary of a Loan Party under capital leases permitted in Section 7.2.1 securing obligations of such Loan Party or Subsidiary to the lessor under such leases;

                  (viii) any Lien existing on the date of this Agreement and described on Schedule 1.1(P), provided that the principal amount secured thereby is not hereafter increased, and no additional assets become subject to such Lien;

                  (ix) Purchase Money Security Interests (and refinancings thereof), provided that the aggregate amount of loans and deferred payments secured by such Purchase Money Security Interests shall not exceed $15,000,000 (excluding for the purpose of this computation any loans or deferred payments secured by Liens described on Schedule 1.1(P)); and

                  (x) Liens resulting from final judgments or orders described in Section 8.1.6 so long as the judgment or order which gave rise to such Liens does not constitute an Event of Default hereunder;

                  (xi) Liens on the property or assets of a Person which becomes a Subsidiary after the Closing Date securing Indebtedness permitted by
         Section 7.2.1(x), provided that (a) such Liens existed at the time such Person became a Subsidiary and were not created in anticipation thereof, and (b) no such Lien is spread to cover any additional property (other than proceeds of the collateral originally subject to such Lien in accordance with the instrument creating such Lien) after the Closing Date and that the amount of Indebtedness secured thereby is not increased;

                  (xii) Liens in the nature of licenses that arise in the ordinary course of business and consistent with past practice;

                  (xiii) Liens incurred in connection with Indebtedness permitted by Section 7.2.1(i) through (iii), (v), (vi), only with respect to Liens granted by domestic Subsidiaries of the Company to Brady Investment Co., and (ix), provided that no such Lien shall be spread to cover any additional property after the Closing Date and the amount of Indebtedness secured thereby shall not be increased;

                  (xiv) operating leases and subleases of excess real estate or equipment otherwise hereunder granted to others not interfering in any respect in the business of the Company or any of its Subsidiaries.

                  Person shall mean any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, joint venture, government or political subdivision or agency thereof, or any other entity.

                  Plan shall mean at any time an employee pension benefit plan (including a Multiple Employer Plan, but not a Multiemployer Plan) which is covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained by any member of the ERISA Group for employees of any member of the ERISA Group or
(ii) has at any time within the preceding five years been maintained by any entity which was at such time a member of the ERISA Group for employees of any entity which was at such time a member of the ERISA Group.

                  PNC Bank shall mean PNC Bank, National Association, its successors and assigns.

                  Potential Default shall mean any event or condition which with notice, passage of time or, with respect to the terms of Section 8.1.11, a determination by the Agent or the Required Lenders, or any combination of the foregoing, would constitute an Event of Default.

                  Principal Office shall mean the main banking office of the Agent in Pittsburgh, Pennsylvania.

                  Prohibited Transaction shall mean any prohibited transaction as defined in Section 4975 of the Internal Revenue Code or Section 406 of ERISA for which neither an individual nor a class exemption has been issued by the United States Department of Labor.

                  Property shall mean all real property, both owned and leased, of any Loan Party.

                  Purchase Money Security Interest shall mean Liens upon tangible personal Property securing loans to any Loan Party or Subsidiary of a Loan Party or deferred payments by such Loan Party or Subsidiary for the purchase of such tangible personal Property.

                  Purchasing Lender shall mean a Lender which becomes a party to this Agreement by executing an Assignment and Assumption Agreement.

                  Ratable Share shall mean the proportion that a Lender's Commitment (excluding the Swing Loan Commitment) bears to the Commitments (excluding the Swing Loan Commitment) of all of the Lenders.

                  Reference Currency shall have the meaning assigned to such term in the definition of Equivalent Amount.

                  Regulated Substances shall mean any substance, including any solid, liquid, semisolid, gaseous, thermal, thoriated or radioactive material, refuse, garbage, wastes, chemicals, petroleum products, by-products, co-products, impurities, dust, scrap, heavy metals, defined as a "hazardous substance," "pollutant," "pollution," "contaminant," "hazardous or toxic substance," "extremely hazardous substance," "toxic chemical," "toxic waste," "hazardous waste," "industrial waste," "residual waste," "solid waste," "municipal waste," "mixed waste," "infectious waste," "chemotherapeutic waste," "medical waste," or "regulated substance" or any related materials, substances or wastes as now or hereafter defined pursuant to any Environmental Laws, ordinances, rules, regulations or other directives of any Official Body, the generation, manufacture, extraction, processing, distribution, treatment, storage, disposal, transport, recycling, reclamation, use, reuse, spilling, leaking, dumping, injection, pumping, leaching, emptying, discharge, escape, release or other management or mismanagement of which is regulated by the Environmental Laws.

                  Regulation U shall mean Regulation T, U or X as promulgated by the Board of Governors of the Federal Reserve System, as amended from time to time.

                  Reimbursement Obligation shall have the meaning assigned to such term in Section 2.13.3.2.

                  Reportable Event shall mean a reportable event described in
Section 4043 of ERISA and regulations thereunder with respect to a Plan or Multiemployer Plan.

                  Required Lenders shall mean (i) Lenders whose Commitments (excluding the Swing Loan Commitments) aggregate at least 51% of the Commitments of all of the Lenders, or (ii) if there are Loans, Reimbursement Obligations, or Letter of Credit Borrowings outstanding, any Lender or group of Lenders if the sum of the Loans (excluding the Swing Loans), Reimbursement Obligations and Letter of Credit Borrowings of such Lenders then outstanding aggregates at least 51% of the total principal amount of all of the Loans (excluding the Swing Loans), Reimbursement Obligations and Letter of Credit Borrowings then outstanding. Reimbursement Obligations and Letter of Credit Borrowings shall be deemed, for purposes of this definition, to be in favor of the Agent and not a participating Lender if such Lender has not made its Participation Advance in respect thereof and shall be deemed to be in favor of such Lender to the extent of its Participation Advance if it has made its Participation Advance in respect thereof.

                  Required Share shall have the meaning assigned to such term in
Section 4.10.

                  Revolving Credit Commitment shall mean, as to any Lender at any time, the amount initially set forth opposite its name on Schedule 1.1(B) in the column labeled "Amount of Commitment for Revolving Credit Loans," and thereafter on Schedule I to the most recent Assignment and Assumption Agreement or, if applicable, on revised Schedule 1.1(B) pursuant to Section 2.4.2, and Revolving Credit Commitments shall mean the aggregate Revolving Credit Commitments of all of the Lenders.

                  Revolving Credit Loans shall mean collectively and Revolving Credit Loan shall mean separately all Revolving Credit Loans or any Revolving Credit Loan made by the Lenders or one of the Lenders to the Borrowers pursuant to Section 2.1 or 2.13.3.

                  SEC shall mean the Securities and Exchange Commission or any governmental agencies substituted therefor.

                  Section 20 Subsidiary shall mean the Subsidiary of the bank holding company controlling any Lender, which Subsidiary has been granted authority by the Federal Reserve Board to underwrite and deal in certain Ineligible Securities.

                  Settlement Date shall mean the Friday of each week (if such day is a Business Day and if not, the next succeeding Business Day) and any other Business Day on which the Agent elects to effect settlement pursuant to
Section 4.10.

                  Shares shall have the meaning assigned to such term in Section 5.1.2.

                  Standard & Poor's shall mean Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

                  Standby Letter of Credit shall mean a Letter of Credit issued to support obligations of one or more of the Loan Parties, contingent or otherwise, which finance the working capital and business needs of the Loan Parties incurred in the ordinary course of business.

                  Subsequent Effective Date shall mean the date on which (i) the Agent has received all deliveries from any Subsidiary required by Section 6.3 in a form reasonably satisfactory to the Agent and its counsel and (ii) all of the conditions in Section 6.3 have been satisfied.

                  Subsidiary of any Person at any time shall mean (i) any corporation or trust of which 50% or more (by number of shares or number of votes) of the outstanding capital stock or shares of beneficial interest normally entitled to vote for the election of one or more directors or trustees (regardless of any contingency which does or may suspend or dilute the voting rights) is at such time owned directly or indirectly by such Person or one or more of such Person's Subsidiaries, (ii) any partnership of which such Person is a general partner or of which 50% or more of the partnership interests is at the time directly or indirectly owned by such Person or one or more of such Person's Subsidiaries, (iii) any limited liability company of which such Person is a member or of which 50% or more of the limited liability company interests is at the time directly or indirectly owned by such Person or one or more of such Person's Subsidiaries or (iv) any corporation, trust, partnership, limited liability company or other entity which is controlled by such Person or one or more of such Person's Subsidiaries.

                  Subsidiary Shares shall have the meaning assigned to that term in Section 5.1.3.

                  Swing Loan Commitment shall mean PNC Bank's commitment to make Swing Loans to the Borrowers pursuant to Section 2.1.2 hereof in an aggregate principal amount not in excess of $15,000,000.

                  Swing Loan Request shall mean a request for Swing Loans made in accordance with Section 2.5.2 hereof.

                  Swing Loans shall mean collectively and Swing Loan shall mean separately all Swing Loans or any Swing Loan made by PNC Bank to the Borrowers pursuant to Section 2.1.2 hereof.

                  Transferor Lender shall mean the selling Lender pursuant to an Assignment and Assumption Agreement.

                  Total Indebtedness shall mean, without duplication, the aggregate amount of short and long term Indebtedness (including capital leases, guarantees of Indebtedness for borrowed money and letters of credit outstanding).

                  Year 2000 Problem shall have the meaning assigned to such term in Section 5.1.24.

         1.2 Construction. Unless the context of this Agreement otherwise clearly requires, the following rules of construction shall apply to this Agreement and each of the other Loan Documents:

                  1.2.1 Number; Inclusion. References to the plural include the singular, the plural, the part and the whole; "or" has the inclusive meaning represented by the phrase "and/or," and "including" has the meaning represented by the phrase "including without limitation";

                  1.2.2 Determination. References to "determination" of or by the Agent or the Lenders shall be deemed to include good-faith estimates by the Agent or the Lenders (in the case of quantitative determinations) and good-faith beliefs by the Agent or the Lenders (in the case of qualitative determinations) and such determination shall be conclusive absent manifest error;

                  1.2.3 Agent's Discretion and Consent. Whenever the Agent or the Lenders are granted the right herein to act in its or their sole discretion or to grant or withhold consent such right shall be exercised in good faith;

                  1.2.4 Documents Taken as a Whole. The words "hereof," "herein," "hereunder," "hereto" and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document as a whole and not to any particular provision of this Agreement or such other Loan Document;

                  1.2.5 Headings. The section and other headings contained in this Agreement or such other Loan Document and the Table of Contents (if any), preceding this Agreement or such other Loan Document are for reference purposes only and shall not control or affect the construction of this Agreement or such other Loan Document or the interpretation thereof in any respect;

                  1.2.6 Implied References to this Agreement. Article, section, subsection, clause, schedule and exhibit references are to this Agreement or other Loan Document, as the case may be, unless otherwise specified;

                  1.2.7 Persons. Reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement or such other Loan Document, as the case may be, and reference to a Person in a particular capacity excludes such Person in any other capacity;

                  1.2.8 Modifications to Documents. Reference to any agreement (including this Agreement and any other Loan Document together with the schedules and exhibits hereto or thereto), document or instrument means such agreement, document or instrument as amended, modified, replaced, substituted for, superseded or restated;

                  1.2.9 From, To and Through. Relative to the determination of any period of time, "from" means "from and including," "to" means "to but excluding," and "through" means "through and including"; and

                  1.2.10 Shall; Will. References to "shall" and "will" are intended to have the same meaning.

         1.3 Accounting Principles. Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP; provided, however, that all accounting terms used in Section 7.2 (and all defined terms used in the definition of any accounting term used in Section 7.2 shall have the meaning given to such terms (and defined terms) under GAAP as in effect on the date hereof applied on a basis consistent with those used in preparing the Annual Statements referred to in Section 5.1.9(i). In the event of any change after the date hereof in GAAP, and if such change would result in the inability to determine compliance with the financial covenants set forth in Section 7.2 based upon the Company's regularly prepared financial statements by reason of the preceding sentence, then the parties hereto agree to endeavor, in good faith, to agree upon an amendment to this Agreement that would adjust such financial covenants in a manner that would not affect the substance thereof, but would allow compliance therewith to be determined in accordance with the Company's financial statements at that time.

2.       REVOLVING CREDIT AND SWING LOAN FACILITIES

         2.1 Revolving Credit Commitments.

                  2.1.1 Revolving Credit Loans. Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, each Lender severally agrees to make Revolving Credit Loans in either Dollars or one or more Optional Currencies to the Borrowers at any time or from time to time on or after the date hereof to, but not including, the Expiration Date provided that (i) after giving effect to each such Loan the aggregate Dollar Equivalent principal amount of Loans from such Lender shall not exceed such Lender's Revolving Credit Commitment minus such Lender's Ratable Share of the Dollar Equivalent amount of Letters of Credit Outstanding, and (ii) no Loan to which the Base Rate Option applies shall be made in an Optional Currency. Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrowers may borrow, repay and reborrow pursuant to this Section 2.1.1. Each Lender's Commitment and Ratable Share are set forth opposite its name in Schedule 1.1(B).

                  2.1.2 Swing Loan Commitment. Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, and in order to facilitate loans and repayments between Settlement Dates, PNC Bank may, at its option, cancelable at any time for any reason whatsoever, make swing loans (the "Swing Loans") to the Borrowers at any time or from time to time after the date hereof to, but not including, the Expiration Date, in an aggregate principal amount up to but not in excess of $15,000,000 (the "Swing Loan Commitment"), provided that the aggregate principal amount of PNC Bank's Swing Loans, the Revolving Credit Loans and Letters of Credit Outstanding of all the Lenders at any one time shall not exceed the Commitments of all the Lenders. Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrowers may borrow, repay and reborrow pursuant to this
Section 2.1.2.

         2.2 Nature of Lenders' Obligations with Respect to Revolving Credit Loans. Each Lender shall be obligated to participate in each request for Revolving Credit Loans pursuant to Section 2.5 in accordance with its Ratable Share. The aggregate Dollar Equivalent amount of each Lender's Revolving Credit Loans outstanding hereunder shall never exceed its Revolving Credit Commitment minus its Ratable Share of the Dollar Equivalent amount of Letters of Credit Outstanding, subject to Section 4.5.1. The obligations of each Lender hereunder are several. The failure of any Lender to perform its obligations hereunder shall not affect the Obligations of the Borrowers to any other party nor shall any other party be liable for the failure of such Lender to perform its obligations hereunder. The Lenders shall have no obligation to make Revolving Credit Loans hereunder on or after the Expiration Date.

         2.3 Commitment Fees. Accruing from the date hereof until the Expiration Date, the Borrowers agree to pay to the Agent in Dollars for the account of each Lender, as consideration for such Lender's Revolving Credit Commitment hereunder, a nonrefundable commitment fee (the "Commitment Fee") equal to the Applicable Commitment Fee Rate (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) on the average daily difference between the amount of (i) such Lender's Revolving Credit Commitment as the same may be constituted from time to time (for purposes of this computation, PNC Bank's Swing Loans shall be deemed to be borrowed amounts under its Revolving Credit Commitment) and (ii) the sum of such Lender's Revolving Credit Loans outstanding (plus, in the case of PNC Bank, Swing Loans outstanding) plus its Ratable Share of Letters of Credit Outstanding. All Commitment Fees shall be payable in arrears on the last Business Day of each September, December, March and June after the date hereof and on the Expiration Date or upon acceleration of the Loans.

         2.4. Reduction of Commitment; Increase in Commitments.

                  2.4.1 Reduction of Commitment. The Borrowers shall have the right at any time and from time to time upon five (5) Business Days prior written notice to the Agent to permanently reduce, in whole multiples of $10,000,000 of principal, or to terminate (provided no Letters of Credit are outstanding) the Commitments without penalty or premium, except as set forth in
Section 4.6.2(i) hereof, provided that any such reduction or termination shall be accompanied by (a) the payment in full of any Fees then accrued on the amount of such reduction or termination, and (b) prepayment of the Revolving Credit Loans and or Swing Loans, together with the full amount of interest and Fees accrued on the principal sum to be prepaid (and all amounts referred to in Section 4.6.2 hereof), to the extent that the aggregate sum of the Dollar Equivalent amount of (i) the Revolving Credit Loans outstanding and (ii) the Letters of Credit Outstanding plus the amount of Swing Loans outstanding exceeds the Commitments as so reduced or terminated. The Borrowers may not reduce the Commitments below the amount of any Letter of Credit Outstanding. If at any time the Commitments are reduced to an amount which is less than the Swing Loan Commitment then in effect, the Swing Loan Commitment shall automatically, without notice of any kind, be reduced to the amount of the Commitments then in effect.

                  2.4.2 Increase in Commitments. Subject to approval by 100% of the Lenders, the Borrowers shall have the right at any time to request the Lenders to increase the Commitments up to an aggregate principal amount not to exceed $200,000,000; provided, that the Borrowers shall only be entitled to make one such request. Such a request must be made by the Borrowers to the Agent in writing, and must specify the amount by which the Borrowers request the Commitments to be increased, and be accompanied by a certificate of each of the Loan Parties signed by its Chief Executive Officer, President or Chief Financial Officer to the effect that (i) the representations and warranties of each of the Loan Parties contained in Section 5.1 and in each of the other Loan Documents are true and correct on and as of the date of such request with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein), and (ii) no Event of Default or Potential Default shall have occurred and be continuing or shall exist. If such request is approved by 100% of the Lenders, Schedule 1.1(B) shall be amended by the Agent and the Borrowers to reflect such increase, and the Agent shall deliver to the Lenders and the Borrowers a copy of revised Schedule 1.1(B).

         2.5 Revolving Credit Loan Requests; Swing Loan Requests.

                  2.5.1 Revolving Credit Loan Requests. Except as otherwise provided herein, a Borrower may from time to time prior to the Expiration Date request the

Lenders to make Revolving Credit Loans, or renew or convert the Interest Rate Option applicable to existing Revolving Credit Loans pursuant to Section 3.1.3, by delivering to the Agent, not later than 11:00 a.m., Eastern time, (i) three
(3) Business Days prior to the proposed Borrowing Date with respect to the making of Revolving Credit Loans in Dollars to which the Euro-Rate Option applies or the date of conversion to or the renewal of the Euro-Rate Option for any such Loans and four (4) Business Days prior to the proposed Borrowing Date with respect to the making of Revolving Credit Loans in an Optional Currency or the date of conversion to or renewal of the Euro-Rate Option for Revolving Credit Loans in an Optional Currency; and (ii) one (1) Business Day prior to either the proposed Borrowing Date with respect to the making of a Revolving Credit Loan to which the Base Rate Option applies or the last day of the preceding Interest Period with respect to the conversion to the Base Rate Option for any Loan, of a duly completed request therefor substantially in the form of
Exhibit 2.5.1 or a request by telephone immediately confirmed in writing by letter, facsimile or telex in the form of such Exhibit (each, a "Loan Request"), it being understood that the Agent may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation. Each Loan Request shall be irrevocable and shall specify
(i) the proposed Borrowing Date; (ii) the aggregate amount of the proposed Loans (expressed in the currency in which such Loans shall be funded and also as a Dollar Equivalent if such Loans shall be funded in an Optional Currency) comprising each Borrowing Tranche, the Dollar Equivalent amount of which shall be in integral multiples of $1,000,000 and not less than $5,000,000 for each Borrowing Tranche to which the Euro-Rate Option applies and not less than the lesser of $1,000,000 or the maximum amount available for Borrowing Tranches to which the Base Rate Option applies; (iii) whether the Euro-Rate Option or Base Rate Option shall apply to the proposed Loans comprising the applicable Borrowing Tranche; (iv) the currency in which such Loans shall be funded if the Borrower is electing the Euro-Rate Option; and (v) in the case of a Borrowing Tranche to which the Euro-Rate Option applies, an appropriate Interest Period for the Loans comprising such Borrowing Tranche.

                  2.5.2 Swing Loan Requests. Except as otherwise provided herein, a Borrower may from time to time prior to the Expiration Date request PNC Bank to make Swing Loans by delivery to PNC Bank not later than 11:00 a.m. Eastern time on the proposed Borrowing Date of a duly completed request therefor substantially in the form of Exhibit 2.5.2 hereto or a request by telephone immediately confirmed in writing by letter, facsimile or telex (each, a "Swing Loan Request"), it being understood that PNC Bank may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation. Each Swing Loan Request shall be irrevocable and shall specify the proposed Borrowing Date and the principal amount of such Swing Loan, which shall be not less than $500,000 or such lesser amount with the consent of PNC Bank.

         2.6 Making Revolving Credit Loans and Swing Loans; Revolving Credit Notes and Swing Notes.

                  2.6.1 Making Revolving Credit Loans. The Agent shall, promptly after receipt by it of a Loan Request pursuant to Section 2.5, notify the Lenders of its receipt of such Loan Request specifying: (i) the proposed Borrowing Date and the time and method of disbursement of the Revolving Credit Loans requested thereby; (ii) the amount and type of each such Revolving Credit Loan and the applicable Interest Period (if any); and (iii) the apportionment among the Lenders of such Revolving Credit Loans as determined by the Agent in accordance with Section 2.2. Each Lender shall remit the principal amount of each Revolving Credit Loan in the applicable currency to the Agent such that the Agent is able to, and the Agent shall, to the extent the Lenders have made funds available to it for such purpose and subject to Section 6.2, fund such Revolving Credit Loans to a Borrower in the applicable currency and immediately available funds at the Principal Office prior to 2:00 p.m., Eastern time, on the applicable Borrowing Date, provided that if any Lender fails to remit such funds to the Agent in a timely manner, the Agent may elect in its sole discretion to fund with its own funds the Revolving Credit Loans of such Lender on such Borrowing Date, and such Lender shall be subject to the repayment obligation in
Section 9.15.

                  2.6.2 Making Swing Loans. So long as PNC Bank elects to make Swing Loans, PNC Bank shall, after receipt by it of a Swing Loan Request pursuant to Section 2.5.2, fund such Swing Loan to a Borrower in U.S. Dollars and immediately available funds at the Principal Office prior to 2:00 p.m., Eastern time, on the Borrowing Date.

         2.7 Evidence of Revolving Credit Obligations. The Obligation of the Borrowers to repay the aggregate unpaid principal amount of the Revolving Credit Loans made to it by each Lender, together with interest thereon, shall be recorded by each such Lender from time to time on a ledger or other record of such Lender, or such Lender shall record such information in its computer systems, provided that any failure to make any such record shall in no way detract from the Borrowers' Obligations. The aggregate unpaid amount of the Revolving Credit Loans shown on the records of such Lender shall be rebuttably presumptive evidence of the principal amount owing and unpaid.

         2.8 Evidence of Swing Loan Obligations. The Obligation of the Borrowers to repay the aggregate unpaid principal amount of the Swing Loans made to it by PNC Bank, together with interest thereon, shall be recorded by PNC Bank from time to time on a ledger or other record of PNC Bank, or PNC Bank shall record such information in its computer systems; provided that any failure to make any such record shall in no way detract from the Borrowers' Obligations. The aggregate unpaid amount of the Swing Loans shown on the records of PNC Bank shall be rebuttably presumptive evidence of the principal amount owing and unpaid.

         2.9 Promissory Notes. Any Lender may request that any Loans made by it to the Borrowers be evidenced by a promissory note. In such event, the Borrowers shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.11) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

         2.10 Use of Proceeds. The proceeds of the Revolving Credit Loans shall be used for general corporate purposes and in accordance with Section 7.1.10.

         2.11 Borrowings to Repay Swing Loans. PNC Bank may, at its option, exercisable at any time for any reason whatsoever, demand repayment of the Swing Loans, and each Lender shall make a Revolving Credit Loan in an amount equal to such Lender's Ratable Share of the aggregate principal amount of the outstanding Swing Loans, plus, if PNC Bank so requests, accrued interest thereon, provided that no Lender shall be obligated in any event to make Revolving Credit Loans in excess of its Revolving Credit Commitment. Revolving Credit Loans made pursuant to the preceding sentence shall bear interest at the Base Rate Option and shall be deemed to have been properly requested in accordance with Section 2.5.1 without regard to any of the requirements of that provision. PNC Bank shall provide notice to the Lenders (which may be telephonic or written notice by letter, facsimile or telex) that such Revolving Credit Loans are to be made under this Section 2.11 and of the apportionment among the Lenders, and the Lenders shall be unconditionally obligated to fund such Revolving Credit Loans (whether or not the conditions specified in Section 2.5.1 are then satisfied) by the time PNC Bank so requests, which shall not be earlier than 3:00 p.m. Eastern time on the Business Day next after the date the Lenders receive such notice from PNC Bank.

         2.12 Utilization of Commitments in Optional Currencies.

                  2.12.1 Periodic Computations of Dollar Equivalent Amounts of Loans and Letters of Credit Outstanding. The Agent will determine the Dollar Equivalent amount of (i) proposed Revolving Credit Loans or Letters of Credit to be denominated in an Optional Currency as of the requested Borrowing Date or date of issuance, as the case may be, (ii) outstanding Revolving Credit Loans or Letters of Credit Outstanding denominated in an Optional Currency as of the last Business Day of each month, (iii) outstanding Revolving Credit Loans denominated in an Optional Currency as of the end of each Interest Period, and (iv) outstanding Revolving Credit Loans denominated in an Optional Currency as of any date a request is made by the Required Lenders (each such date under clauses (i) through (iv), a "Computation Date").

                  2.12.2 Notices From Lenders That Optional Currencies Are Unavailable to Fund New Loans. The Lenders shall be under no obligation to make the Revolving Credit Loans requested by a Borrower which are denominated in an Optional Currency if any Lender notifies the Agent by 5:00 p.m. (Eastern time) four (4) Business Days prior to the Borrowing Date for such Revolving Credit Loans that such Lender cannot provide its share of such Revolving Credit Loans in such Optional Currency. In the event the Agent timely receives a notice from a Lender pursuant to the preceding sentence, the Agent will notify such Borrower no later than 12:00 Noon (Eastern time) three (3) Business Days prior to the Borrowing Date for such Revolving Credit Loans that the Optional Currency is not then available for such Revolving Credit Loans, and the Agent shall promptly thereafter notify the Lenders of the same. If such Borrower receives a notice described in the preceding sentence, such Borrower may, by notice to the Agent not later than 5:00 p.m. (Eastern time) three (3) Business Days prior to the Borrowing Date for such Revolving Credit Loans, withdraw the Loan Request for such Revolving Credit Loans. If such Borrower withdraws such Loan Request, the Agent will promptly notify each Lender of the same and the Lenders shall not make such Revolving Credit Loans. If such Borrower does not withdraw such Loan Request before such time, (i) such Borrower shall be deemed to have requested that the Revolving Credit Loans referred to in its Loan Request shall be made in Dollars in an amount equal to the Dollar Equivalent amount of such Revolving Credit Loans and shall bear interest under the Base Rate Option, and (ii) the Agent shall promptly deliver a notice to each Lender stating: (A) that such Revolving Credit Loans shall be made in Dollars and shall bear interest under the Base Rate Option, (B) the aggregate amount of such Revolving Credit Loans, and (C) such Lender's Ratable Share of such Revolving Credit Loans.

                  2.12.3 Notices From Lenders That Optional Currencies Are Unavailable to Fund Renewals of the Loan Euro-Rate Option. If a Borrower delivers a Loan Request requesting that the Lenders renew the Euro-Rate Option with respect to an outstanding Borrowing Tranche of Revolving Credit Loans denominated in an Optional Currency, the Lenders shall be under no obligation to renew such Euro-Rate Option if any Lender delivers to the Agent a notice by 5:00 p.m. (Eastern time) four (4) Business Days prior to effective date of such renewal that such Lender cannot continue to provide Revolving Credit Loans in such Optional Currency. In the event the Agent timely receives a notice from a Lender pursuant to the preceding sentence, the Agent will notify such Borrower no later than 12:00 Noon (Eastern time) three (3) Business Days prior to the renewal date that the renewal of such Revolving Credit Loans in such Optional Currency is not then available, and the Agent shall promptly thereafter notify the Lenders of the same. If the Agent shall have so notified such Borrower that any such continuation of Optional Currency Loans is not then available, any notice of renewal with respect thereto shall be deemed withdrawn, and such Optional Currency Loans shall be redenominated into Base Rate Loans in Dollars with effect from the last day of the Interest Period with respect to any such Optional Currency Loans. The Agent will promptly notify such Borrower and the Lenders of any such redenomination, and in such notice, the Agent will state the aggregate Dollar Equivalent amount of the redenominated Optional Currency Loans as of the Computation Date with respect thereto and such Lender's Ratable Share thereof.

                  2.12.4 Requests for Additional Optional Currencies. A Borrower may deliver to the Agent a written request that Revolving Credit Loans hereunder also be permitted to be made in any other lawful currency (other than Dollars), in addition to the currencies specified in the definition of "Optional Currency" herein provided that such currency must be freely traded in the offshore interbank foreign exchange markets, freely transferable, freely convertible into Dollars and available to the Lenders in the applicable interbank market. The Agent will promptly notify the Lenders of any such request promptly after the Agent receives such request. The Agent and each Lender may grant or accept such request in their sole discretion. The Agent will promptly notify such Borrower of the acceptance or rejection by the Agent and each of the Lenders of such Borrower's request. The requested currency shall be approved as an Optional Currency hereunder only if the Agent and all of the Lenders approve of such Borrower's request.

         2.13 Letter of Credit Subfacility.

                  2.13.1 Issuance of Letters of Credit. A Borrower may request the issuance of a letter of credit (each a "Letter of Credit") on behalf of itself or another Loan Party or any Subsidiary of a Loan Party by delivering to the Issuing Bank a completed application and agreement for letters of credit in such form as the Issuing Bank may specify from time to time by no later than 10:00 a.m., Eastern time, at least five (5) Business Days, or such shorter period as may be agreed to by the Issuing Bank, in advance of the proposed date of issuance. Each Letter of Credit shall be either a Standby Letter of Credit or a Commercial Letter of Credit and may be denominated in either Dollars or an Optional Currency. Subject to the terms and conditions hereof and in reliance on the agreements of the other Lenders set forth in Section 2.11 hereof, the Issuing Bank will issue a Letter of Credit provided that each Letter of Credit shall (A) have a maximum maturity of twelve (12) months from the date of issuance, and (B) in no event expire later than ten (10) Business Days prior to the Expiration Date and providing that in no event shall (i) the Dollar Equivalent amount of Letters of Credit Outstanding exceed, at any one time, $50,000,000 or (ii) the Dollar Equivalent Revolving Facility Usage exceed, at any one time, the Revolving Credit Commitments.

                  2.13.2 Letter of Credit Fees. The Borrowers shall pay in Dollars (i) quarterly to the Agent for the ratable account of the Lenders a fee (the "Letter of Credit Fee") equal to the then applicable spread above the Euro-Rate on the amount of Letters of Credit Outstanding, and (ii) to the Issuing Bank for its own account a fronting fee equal to 1/8% per annum (computed on the basis of a year of 360 days and actual days elapsed), which fees shall be computed on the daily average Dollar Equivalent amount of Letters of Credit Outstanding and shall be payable quarterly in arrears commencing with the last Business Day of each September, December, March and June following issuance of each Letter of Credit and on the Expiration Date. The Borrowers shall also pay to the Issuing Bank in Dollars for the Issuing Bank's sole account the Issuing Bank's then in effect customary fees and administrative expenses payable with respect to the Letters of Credit as the Issuing Bank may generally charge or incur from time to time in connection with the issuance, maintenance, modification (if any), assignment or transfer (if any), negotiation, and administration of Letters of Credit.

                  2.13.3 Disbursements, Reimbursement.

                           2.13.3.1 Immediately upon the Issuance of each Letter
of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Bank a participation in such Letter of Credit and each drawing thereunder in an amount equal to such Lender's Ratable Share of the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively.

                           2.13.3.2 In the event of any request for a drawing
under a Letter of Credit by the beneficiary or transferee thereof, the Issuing Bank will promptly notify the Borrowers. Provided that it shall have received such notice, the Borrowers shall reimburse (such obligation to reimburse the Issuing Bank shall sometimes be referred to as a "Reimbursement Obligation") the Issuing Bank in Dollars prior to 12:00 Noon, Eastern time on each date that an amount is paid by the Issuing Bank under any Letter of Credit (each such date, a "Drawing Date") in an amount equal to the Dollar Equivalent amount so paid by the Issuing Bank. In the event the Borrowers fail to reimburse the Issuing Bank for the full Dollar Equivalent amount of any drawing under any Letter of Credit by 12:00 Noon, Eastern time, on the Drawing Date, the Issuing Bank will promptly notify each Lender thereof, and the Borrowers shall be deemed to have requested that Revolving Credit Loans be made by the Lenders in Dollars under the Base Rate Option to be disbursed on the Drawing Date under such Letter of Credit, subject to the amount of the unutilized portion of the Revolving Credit Commitment and subject to the conditions set forth in Section 6.2 other than any notice requirements. Any notice given by the Issuing Bank pursuant to this
Section 2.13.3.2 may be oral if promptly confirmed in writing; provided that the lack of such a prompt confirmation shall not affect the conclusiveness or binding effect of such notice.

                           2.13.3.3 Each Lender shall upon any notice pursuant
to Section 2.13.3.2 make available to the Agent for the account of the Issuing Bank an amount in Dollars in immediately available funds equal to its Ratable Share of the Dollar Equivalent amount of the drawing, whereupon the participating Lenders shall (subject to Section 2.13.3.4) each be deemed to have made a Revolving Credit Loan in Dollars under the Base Rate Option to the Borrowers in that amount. If any Lender so notified fails to make available in Dollars to the Agent for the account of the Issuing Bank the amount of such Lender's Ratable Share of such Dollar Equivalent amount by no later than 2:00 p.m., Eastern time on the Drawing Date, then interest shall accrue on such Lender's obligation to make such payment, from the Drawing Date to the date on which such Lender makes such payment (i) at a rate per annum equal to the Federal Funds Effective Rate during the first three days following the Drawing Date and (ii) at a rate per annum equal to the rate applicable to Loans under the Revolving Credit Base Rate Option on and after the fourth day following the Drawing Date. The Issuing Bank will promptly give notice of the occurrence of the Drawing Date, but failure of the Issuing Bank to give any such notice on the Drawing Date or in sufficient time to enable any Lender to effect such payment on such date shall not relieve such Lender from its obligation under this
Section 2.13.3.3.

                           2.13.3.4 With respect to any unreimbursed drawing
that is not converted into Revolving Credit Loans under the Base Rate Option to a Borrower in whole or in part as contemplated by Section 2.13.3.2, because of such Borrower's failure to satisfy the conditions set forth in Section 6.2 (other than any notice requirements) or for any other reason, such Borrower shall be deemed to have incurred from the Agent a Letter of Credit Borrowing in Dollars in the Dollar Equivalent amount of such drawing. Such Letter of Credit Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the rate per annum applicable to the Revolving Credit Loans under the Base Rate Option. Each Lender's payment to the Agent for the account of the Issuing Bank pursuant to Section 2.13.3.3 shall be deemed to be a payment in respect of its participation in such Letter of Credit Borrowing and shall constitute a Participation Advance from such Lender in satisfaction of its participation obligation under this Section 2.13.3.

                  2.13.4 Repayment of Participation Advances.

                           2.13.4.1 Upon (and only upon) receipt by the Issuing
Bank for its account of immediately available funds from a Borrower (i) in reimbursement of any payment made by the Issuing Bank under the Letter of Credit with respect to which any Lender has made a Participation Advance to the Issuing Bank, or (ii) in payment of interest on such a payment made by the Issuing Bank under such a Letter of Credit, the Issuing Bank will pay to each Lender, in the same funds as those received by the Issuing Bank, the amount of such Lender's Ratable Share of such funds, except the Issuing Bank shall retain the amount of the Ratable Share of such funds of any Lender that did not make a Participation Advance in respect of such payment by Issuing Bank.

                           2.13.4.2 If the Issuing Bank is required at any time
to return to any Loan Party, or to a trustee, receiver, liquidator, custodian, or any official in any Insolvency Proceeding, any portion of the payments made by any Loan Party to the Agent pursuant to Section 2.13.4.1 in reimbursement of a payment made under the Letter of Credit or interest or fee thereon, each Lender shall, on demand of the Issuing Bank, forthwith return to the Issuing Bank the amount of its Ratable Share of any amounts so returned by the Issuing Bank plus interest thereon from the date such demand is made to the date such amounts are returned by such Lender to the Issuing Bank, at a rate per annum equal to the Federal Funds Effective Rate in effect from time to time.

                  2.13.5 Documentation. Each Loan Party agrees to be bound by the terms of the Issuing Bank's application and agreement for letters of credit and the Issuing Bank's written regulations and customary practices relating to letters of credit, though such interpretation may be different from any Loan Party's own. In the event of a conflict between such application or agreement and this Agreement, this Agreement shall govern. It is understood and agreed that, except in the case of gross negligence or willful misconduct, the Issuing Bank shall not be liable for any error, negligence and/or mistakes, whether of omission or commission, in following any Borrower's or any

Loan Party's instructions or those contained in the Letters of Credit or any modifications, amendments or supplements thereto.

                  2.13.6 Determinations to Honor Drawing Requests. In determining whether to honor any request for drawing under any Letter of Credit by the beneficiary thereof, the Issuing Bank shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit.

                  2.13.7 Nature of Participation and Reimbursement Obligations. Each Lender's obligation in accordance with this Agreement to make the Revolving Credit Loans or Participation Advances, as contemplated by Section 2.13.3, as a result of a drawing under a Letter of Credit, and the Obligations of the Borrowers to reimburse the Agent upon a draw under a Letter of Credit, shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Section 2.13 under all circumstances, including the following circumstances:

                           (i) any setoff, counterclaim, recoupment, defense or
                  other right which such Lender may have against the Issuing Bank, the Agent, the Borrowers or any other Person for any reason whatsoever;

                           (ii) the failure of any Loan Party or any other
                  Person to comply, in connection with a Letter of Credit Borrowing, with the conditions set forth in Sections 2.1, 2.5 , 2.5.2 or 6.2 or as otherwise set forth in this Agreement for the making of a Revolving Credit Loan, it being acknowledged that such conditions are not required for the making of a Letter of Credit Borrowing and the obligation of the Lenders to make Participation Advances under Section 2.13.3;

                           (iii) any lack of validity or enforceability of any
                  Letter of Credit;

                           (iv) the existence of any claim, setoff, defense or
                  other right which any Loan Party or any Lender may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), the Issuing Bank, the Agent or any Lender or any other Person or, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between any Loan Parties or any of their Subsidiaries and the beneficiary for which any Letter of Credit was procured);

                           (v) any draft, demand, certificate or other document
                  presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect even if the Issuing Bank has been notified thereof;

                           (vi) payment by the Issuing Bank under any Letter of
                  Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit;

                           (vii) any adverse change in the business, operations,
                  properties, assets, condition (financial or otherwise) or prospects of any Loan Party or Subsidiaries of a Loan Party;

                           (viii) any breach of this Agreement or any other Loan
                  Document by any party thereto;

                           (ix) the occurrence or continuance of an Insolvency
                  Proceeding with respect to any Loan Party;

                           (x) the fact that an Event of Default or a Potential
                  Default shall have occurred and be continuing;

                           (xi) the fact that the Expiration Date shall have
                  passed or this Agreement or the Commitments hereunder shall have been terminated; and

                           (xii) any other circumstance or happening whatsoever,
                  whether or not similar to any of the foregoing.

                  2.13.8 Indemnity. In addition to amounts payable as provided in Section 9.5, the Loan Parties hereby jointly and severally agree to protect, indemnify, pay and save harmless the Issuing Bank from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel and allocated costs of internal counsel) which the Issuing Bank may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit, other than as a result of (A) the gross negligence or willful misconduct of the Issuing Bank as determined by a final judgment of a court of competent jurisdiction or (B) subject to the following clause (ii), the wrongful dishonor by the Issuing Bank of a proper demand for payment made under any Letter of Credit, or (iii) the failure of the Issuing Bank to honor a drawing under any such Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions herein called "Governmental Acts").

                  2.13.9 Liability for Acts and Omissions. As between any Loan Party and the Issuing Bank, such Loan Party assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Issuing Bank shall not be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for an issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged (even if the Issuing Bank shall have been notified thereof); (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) the failure of the beneficiary of any such Letter of Credit, or any other party to which such Letter of Credit may be transferred, to comply fully with any conditions required in order to draw upon such Letter of Credit or any other claim of any Loan Party against any beneficiary of such Letter of Credit, or any such transferee, or any dispute between or among any Loan Party and any beneficiary of any Letter of Credit or any such transferee; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher;
(v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of the Issuing Bank, including any Governmental Acts, and none of the above shall affect or impair, or prevent the vesting of, any of the Agent's rights or powers hereunder. Nothing in the preceding sentence shall relieve the Issuing Bank from liability for the Issuing Bank's gross negligence or willful misconduct in connection with actions or omissions described in such clauses (i) through (viii) of such sentence.

                           In furtherance and extension and not in limitation of
the specific provisions set forth above, any action taken or omitted by the Issuing Bank under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not put the Issuing Bank under any resulting liability to the Borrowers or any Lender.

                  2.13.10 Notice of Actual Issuances. Promptly upon issuing any Letter of Credit, the Issuing Bank will notify the Agent of the date of such Letter of Credit, the amount thereof and the beneficiary or beneficiaries thereof. Upon receipt of such notice, the Agent shall promptly notify each Lender of the contents thereof and the amount of such Lender's participation in the relevant Letter of Credit. Promptly upon issuing any Letter of Credit, the Issuing Bank will send a copy of such Letter of Credit to the Agent.

                  2.13.11 Proposed Extension of Expiry Dates. The Issuing Bank or the Borrowers shall give the Agent at least five (5) Business Days' notice before such Issuing Bank extends the expiry date of any Letter of Credit issued by it. Such notice shall (i) identify such Letter of Credit, (ii) specify the date on which such extension is to be made (or the last day on which such Issuing Bank can give notice to prevent such extension from occurring) and (iii) specify the date to which such expiry date is to be so extended. Upon receipt of such notice, the Agent shall promptly notify each Lender of the contents thereof. The Issuing Bank shall not extend (or allow extension of) the expiry date of any Letter of Credit if (A) the extended expiry date would be after the tenth Business Day before the Expiration Date or (B) the Issuing Bank shall have been notified by any Borrower, the Agent or any Lender expressly to the effect that any condition specified in Section 6.2 is not satisfied at the time such Letter of Credit is to be extended.

                  2.13.12 Information to be Provided to Agent. The Issuing Bank shall furnish to the Agent upon request such information as the Agent shall reasonably request in order to calculate the Letters of Credit Outstanding and the Letter of Credit Fee."

         2.14 Currency Repayments. Notwithstanding anything contained herein to the contrary, the entire amount of principal of and interest on any Loan made in an Optional Currency shall be repaid in the same Optional Currency in which such Loan was made, provided, however, that if it is impossible or illegal for a Borrower to effect payment of a Loan in the Optional Currency in which such Loan was made, or if such Borrower defaults in its obligations to do so, the Required Lenders may at their option permit such payment to be made (i) at and to a different location, subsidiary, affiliate or correspondent of Agent, or (ii) in the Equivalent Amount of Dollars or (iii) in an Equivalent Amount of such other currency (freely convertible into Dollars) as the Required Lenders may solely at their option designate. Upon any events described in (i) through (iii) of the preceding sentence, such Borrower shall make such payment and Borrower agrees to hold each Lender harmless from and against any loss incurred by any Lender arising from the cost to such Lender of any premium, any costs of exchange, the cost of hedging and covering the Optional Currency in which such Loan was originally made, and from any change in the value of Dollars, or such other currency, in relation to the Optional Currency that was due and owing. Such loss shall be calculated for the period commencing with the first day of the Interest Period for such Loan and continuing through the date of payment thereof. Without prejudice to the survival of any other agreement of the Borrowers hereunder, the Borrowers' obligations under this Section 2.14 shall survive termination of this Agreement.

         2.15 Optional Currency Amounts. Notwithstanding anything contained herein to the contrary, the Agent may, with respect to notices by a Borrower for Loans in an Optional Currency or voluntary prepayments of less than the full amount of an Optional Currency Borrowing Tranche, engage in reasonable rounding of the Optional Currency amounts requested to be loaned or repaid; and, in such event, the Agent shall promptly notify such Borrower and the Lenders of such rounded amounts and such Borrower's request or notice shall thereby be deemed to reflect such rounded amounts.

3.       INTEREST RATES

         3.1 Interest Rate Options. Each Borrower shall pay interest in respect of the outstanding unpaid principal amount of the Loans as selected by it from the Base Rate Option or Euro-Rate Option set forth below applicable to the Loans, it being understood that, subject to the provisions of this Agreement, such Borrower may select different Interest Rate Options and different Interest Periods to apply simultaneously to the Loans comprising different Borrowing Tranches and may convert to or renew one or more Interest Rate Options with respect to all or any portion of the Loans comprising any Borrowing Tranche, provided that there shall not be at any one time outstanding more than six (6) Borrowing Tranches in the aggregate among all of the Loans, and provided further that only the Base Rate Option shall apply to the Swing Loans. If at any time the designated rate applicable to any Loan made by any Lender exceeds such Lender's highest lawful rate, the rate of interest on such Lender's Loan shall be limited to such Lender's highest lawful rate. Subject to Section 2.14, interest on the principal amount of each Loan made in an Optional Currency shall be paid by the Borrower in such Optional Currency.

                  3.1.1 Interest Rate Options. Each Borrower shall have the right to select from the following Interest Rate Options applicable to the Revolving Credit Loans (subject to the provisions above regarding Swing Loans), except that no Loan to which a Base Rate shall apply may be made in an Optional
Currency:

                           (i) Base Rate Option: A fluctuating rate per annum
                  (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) equal to the Base Rate plus the Applicable Margin, such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate; or

                           (ii) Euro-Rate Option: A rate per annum (computed on
                  the basis of a year of 360 days and actual days elapsed, provided that, for Loans made in an Optional Currency for which a 365-day basis is the only market practice available to the Agent, such rate shall be calculated on the basis of a year of 365 or 366 days, as the case may be for the actual days elapsed) equal to the Euro-Rate plus the Applicable Margin.

The Applicable Margin shall be subject to adjustment quarterly to the percentage, based on the ratio of Total Indebtedness to Consolidated EBITDA, as set forth on Schedule 1.1(A). Each adjustment in the Applicable Rate shall be effective on the second Business Day next following delivery to the Agent of the financial statements or certificate required to be delivered by the Company pursuant to Section 7.3.1 showing the basis for such adjustment. In the event that such financial statements or certificate shall not have been delivered to the Agent on the date required for such delivery pursuant to Section 7.3.1, then on the second Business Day following such date, the Applicable Margin shall be increased to the highest Applicable Margin set forth on Schedule 1.1(A), provided that after delivery of such financial statements or certificate (effective two Business Days following delivery) the Applicable Margin shall be adjusted to that which would have been effective had such financial statements or certificate been timely delivered. Each Borrowing Tranche to which a Euro-Rate applies shall bear interest from and including the first day of the Interest Period applicable thereto, but not including, the last day of such Interest Period. No Interest Period may end after the Expiration Date.

                  3.1.2 Rate Quotations. A Borrower may call the Agent on or before the date on which a Loan Request is to be delivered to receive an indication of the interest rates and the applicable currency exchange rates then in effect, but it is acknowledged that such projection shall not be binding on the Agent or the Lenders nor affect the rate of interest or the calculation of Equivalent Amounts which thereafter are actually in effect when the election is made.

                  3.1.3 Change in Fees or Interest Rates. If the Applicable Margin is increased or reduced with respect to any period for which a Borrower has already paid interest or Commitment Fees, the Agent shall recalculate the interest or Commitment Fees due from or payable to such Borrower and shall give such Borrower and the Lenders written notice of such recalculation not later than fifteen (15) Business Days after written notice from the Agent to the Borrowers of such increase or decrease.

                           3.1.3.1 Any additional interest or Commitment Fee due
from a Borrower shall be paid to the Agent for the account of the Lenders on the next date on which an interest or fee payment is due; provided, however, that if there are no Loans outstanding or if the Loans are due and payable, such additional interest or Commitment Fee shall be paid promptly after receipt of written request for payment from the Agent.

                           3.1.3.2 Any interest or Commitment Fee refund due to
a Borrower shall be credited against payments otherwise due from such Borrower on the next interest or fee payment due date or, if the Loans have been repaid and the Lenders are no longer committed to lend under this Agreement, the Lenders shall pay the Agent for the account of such Borrower such interest or Commitment Fee refund not later than five (5) Business Days after written notice from the Agent to the Lenders.

         3.2 Interest Periods. At any time when a Borrower shall select, convert to or renew a Euro-Rate Option, such Borrower shall notify the Agent thereof by delivering a Loan Request at least four (4) Business Days prior to the effective date of such Interest Rate Option, with respect to an Optional Currency Loan, and three (3) Business Days prior to the effective date of such Interest Rate Option, with respect to a Dollar Loan. The notice shall specify an interest period (the "Interest Period") during which such Interest Rate Option shall apply, such Interest Period to be one (1), two (2), three (3) or six (6) Months. Notwithstanding the preceding sentence, the following provisions shall apply to any selection of, renewal of, or conversion to a Euro-Rate Option:

                  3.2.1 Ending Date and Business Day. Any Interest Period which would otherwise end on a date which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day;

                  3.2.2 Amount of Borrowing Tranche. The Dollar Equivalent amount of each Borrowing Tranche of Euro-Rate Loans shall not be less than $5,000,000 and in integral multiples of $1,000,000 for Euro-Rate Loans in excess of $5,000,000;

                  3.2.3 Termination Before Expiration Date. A Borrower shall not select, convert to or renew an Interest Period for any portion of the Loans that would end after the Expiration Date; and

                  3.2.4 Renewals. In the case of the renewal of a Euro-Rate Option at the end of an Interest Period, the first day of the new Interest Period shall be the last day of the preceding Interest Period, without duplication in payment of interest for such day.

         3.3 Interest After Default. To the extent permitted by Law, upon the occurrence of an Event of Default and until such time such Event of Default shall have been cured or waived:

                  3.3.1 Letter of Credit Fees, Interest Rate. The Letter of Credit Fees and the rate of interest for each Loan otherwise applicable pursuant to Section 2.13.2 or Section 3.1, respectively, shall be increased by 2.0% per annum; and

                  3.3.2 Other Obligations. Each other Obligation hereunder if not paid when due shall bear interest at a rate per annum equal to the sum of the rate of interest applicable under the Base Rate Option plus an additional 2.0% per annum from the time such Obligation becomes due and payable and until it is paid in full.

                  3.3.3 Acknowledgment. Each Borrower acknowledges that the increase in rates referred to in this Section 3.3 reflects, among other things, the fact that such Loans or other amounts have become a substantially greater risk given their default status and that the Lenders are entitled to additional compensation for such risk; and all such interest shall be payable by such Borrower upon demand by the Agent.

         3.4 Euro-Rate Unascertainable; Illegality; Increased Costs; Deposits Not Available.

                  3.4.1 Unascertainable. If on any date on which a Euro-Rate would otherwise be determined, the Agent shall have determined that:

                           (i) adequate and reasonable means do not exist for
                  ascertaining such Euro-Rate, or

                           (ii) a contingency has occurred which materially and
                  adversely affects the London interbank market relating to the Euro-Rate, the Agent shall have the rights specified in
                  Section 3.4.3.

                  3.4.2 Illegality; Increased Costs; Deposits Not Available. If at any time any Lender shall have determined that:

                           (i) the making, maintenance or funding of any Loan to
                  which a Euro-Rate Option applies has been made impracticable or unlawful by compliance by such Lender in good faith with any Law or any interpretation or application thereof by any Official Body or with any request or directive of any such Official Body (whether or not having the force of Law), or

                           (ii) such Euro-Rate Option will not adequately and
                  fairly reflect the cost to such Lender of the establishment or maintenance of any such Loan, or

                           (iii) after making all reasonable efforts, deposits
                  of the relevant amount in Dollars or in the Optional Currency (as applicable) for the relevant Interest Period for a Loan to which a Euro-Rate Option applies, respectively, are not available to such Lender with respect to such Loan, in the London interbank market, then the Agent shall have the rights specified in Section 3.4.3.

                  3.4.3 Agent's and Lender's Rights. In the case of any event specified in Section 3.4.1 above, the Agent shall promptly so notify the Lenders and the Borrowers thereof, and in the case of an event specified in Section
3.4.2 above, such Lender shall promptly so notify the Agent and endorse a certificate to such notice as to the specific circumstances of such notice (which certificate shall set forth in reasonable detail the calculations used by the applicable Lender to arrive at the amount or amounts claimed to be due), and the Agent shall promptly send copies of such notice and certificate to the other Lenders and the Borrowers. Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the obligation of (A) the Lenders, in the case of such notice given by the Agent, or (B) such Lender, in the case of such notice given by such Lender, to allow the Borrowers to select, convert to or renew a Euro-Rate Option or select an Optional Currency (as applicable) shall be suspended until the Agent shall have later notified the Borrowers, or such Lender shall have later notified the Agent, of the Agent's or such Lender's, as the case may be, determination that the circumstances giving rise to such previous determination no longer exist. If at any time the Agent makes a determination under Section 3.4.1 and a Borrower has previously notified the Agent of its selection of, conversion to or renewal of a Euro-Rate Option and such Interest Rate Option has not yet gone into effect, such notification shall be deemed to provide for the selection of, conversion to or renewal of the Base Rate Option otherwise available with respect to such Loans. If any Lender notifies the Agent of a determination under Section 3.4.2, the Borrowers shall, subject to the Borrowers' indemnification Obligations under Section 4.6.2, as to any Loan of the Lender to which a Euro-Rate Option applies, on the date specified in such notice either (i) as applicable, convert such Loan to the Base Rate Option otherwise available with respect to such Loan or select a different Optional Currency or Dollars, or (ii) prepay such Loan in accordance with
Section 4.4. Absent due notice from such Borrower of conversion or prepayment, such Loan shall automatically be converted to the Base Rate Option otherwise available with respect to such Loan upon such specified date. Notwithstanding any term contained herein to the contrary, no amounts shall be payable with respect to reduction in rate of return incurred more than six (6) months before a Lender demands compensation under this Section 3.4.3, and no demand for payment under this Section shall be made unless such Lender shall make comparable demands of other similarly situated borrowers.

         3.5 Selection of Interest Rate Options; Selection of Optional Currency. If a Borrower fails to select a new Interest Period or Optional Currency to apply to any Borrowing Tranche of Loans under the Euro-Rate Option at the expiration of an existing Interest Period applicable to such Borrowing Tranche in accordance with the provisions of Section 3.2, such Borrower shall be deemed to have converted such Borrowing Tranche to the Base Rate Option in U.S. Dollars, commencing upon the last day of the existing Interest Period.

4.       PAYMENTS

         4.1 Payments. All payments and prepayments to be made in respect of principal, interest, Commitment Fees, Facility Fees, Optional Currency Loan Processing Fees, Letter of Credit Fees, Agent's Fee or other fees or amounts due from a Borrower hereunder shall be payable prior to 12:00 Noon Eastern time on the date when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by such Borrower, and without setoff, counterclaim or other deduction of any nature, and an action therefor shall immediately accrue. Such payments shall be made to the Agent at the Principal Office for the account of PNC Bank with respect to the Swing Loans and for the ratable accounts of the Lenders with respect to the Revolving Credit Loans, in U.S. Dollars except that payments of principal or interest shall be made in the currency in which such Loan was made, and in immediately available funds, and the Agent shall promptly distribute such amounts to the Lenders in immediately available funds, provided that in the event payments are received by 12:00 Noon Eastern time by the Agent with respect to the Loans and such payments are not distributed to the Lenders on the same day received by the Agent, the Agent shall pay the Lenders the Federal Funds Effective Rate in the case of Loans or other amounts due in Dollars, or the Overnight Rate in the case of Loans or other amounts due in an Optional Currency, with respect to the amount of such payments for each day held by the Agent and not distributed to the Lenders. The Agent's and each Lender's statement of account, ledger or other relevant record shall, in the absence of manifest error, be conclusive as the statement of the amount of principal of and interest on the Loans and other amounts owing under this Agreement (including the Equivalent Amounts of the applicable currencies where such computations are required) and shall be deemed an "account stated."

         4.2 Pro Rata Treatment of Lenders. Each borrowing of Revolving Credit Loans shall be allocated to each Lender according to its Ratable Share, and each selection of, conversion to or renewal of any Interest Rate Option and each payment or prepayment by a Borrower with respect to principal or interest on the Revolving Credit Loans or Commitment Fees, Facility Fees, Letter of Credit Fees, or other fees (except for the Agent's Fee and the Optional Currency Loan Processing Fee) or amounts due from the Borrowers hereunder to the Lenders with respect to the Loans, shall (except as provided in Section 3.4.3 in the case of an event specified in Section 3.4, 4.4.2 or 4.6) be made in proportion to the applicable Loans outstanding from each Lender and, if no such Loans are then outstanding, in proportion to the Ratable Share of each Lender. Notwithstanding any of the foregoing, each borrowing or payment or prepayment by a Borrower of principal, interest, fees or other amounts from the Borrower with respect to Swing Loans shall be made by or to PNC Bank according to Section 2.

         4.3 Interest Payment Dates. Interest on Loans to which the Base Rate Option applies shall be due and payable in arrears on the last Business Day of each September, December, March and June after the date hereof and on the Expiration Date or upon acceleration of the Loans. Interest on Loans to which the Euro-Rate Option applies shall be due and payable in the currency in which such Loan was made on the last day of each Interest Period for those Loans and, if such Interest Period is longer than three (3) Months, also on the 90th day of such Interest Period. Interest on mandatory prepayments of principal under
Section 4.5 shall be made in the currency in which such Loan was made and shall be due on the date such mandatory prepayment is due. Interest on the principal amount of each Loan or other monetary Obligation shall be due and payable in the currency in which such Loan was made on demand after such principal amount or other monetary Obligation becomes due and payable (whether on the stated maturity date, upon acceleration or otherwise).

         4.4 Voluntary Prepayments.

                  4.4.1 Right to Prepay. Each Borrower shall have the right at its option from time to time to prepay the Loans in whole or part without premium or penalty (except as provided in Section 4.4.2 below or in Section 4.6) in the currency in which such Loan was made:

                           (i) at any time with respect to any Loan to which the
                  Base Rate Option applies,

                           (ii) on the last day of the applicable Interest
                  Period with respect to Loans to which a Euro-Rate Option applies,

                           (iii) on the date specified in a notice by any Lender
                  pursuant to Section 3.4 with respect to any Loan to which a Euro-Rate Option applies.

                           Whenever a Borrower desires to prepay any part of the
Loans, it shall provide a prepayment notice to the Agent by 1:00 p.m. Eastern time at least one (1) Business Day prior to the date of prepayment of the Revolving Credit Loans or no later than 2:00 p.m. Eastern time on the date of prepayment of Swing Loans, setting forth the following information:

                           (x) the date, which shall be a Business Day, on which
                  the proposed prepayment is to be made;

                           (y) a statement indicating the application of the
                  prepayment between the Swing Loans and Revolving Credit Loans; and

                           (z) the total principal amount and currency of such
                  prepayment, the Dollar Equivalent amount of which shall not be less than $500,000 for any Swing Loan or $2,000,000 for any Revolving Credit Loan.

                           All prepayment notices shall be irrevocable. The
principal amount of the Loans for which a prepayment notice is given, together with interest on such principal amount except with respect to Loans to which the Base Rate Option applies, shall be due and payable on the date specified in such prepayment notice as the date on which the proposed prepayment is to be made in the currency in which such Loan was made. Except as provided in Section 3.4.3, if a Borrower prepays a Loan but fails to specify the applicable Borrowing Tranche which such Borrower is prepaying, the prepayment shall be applied (i) first to Revolving Credit Loans; and (ii) after giving effect to the allocations in clause (i) above and in the preceding sentence, first to Loans to which the Base Rate Option applies, then to Dollar Loans to which the Euro-Rate Option applies, and then to Optional Currency Loans. Any prepayment hereunder shall be subject to the Borrower's Obligation to indemnify the Lenders under Section 4.6.2.

                  4.4.2 Replacement of a Lender. In the event any Lender (i) gives notice under Section 3.4 or Section 4.6.1, (ii) does not fund any Revolving Credit Loan in accordance with Section 2.6.1, (iii) does not approve any action as to which consent of the Required Lenders is requested by a Borrower and obtained hereunder, or (iv) becomes subject to the control of an Official Body (other than normal and customary supervision), and provided no Event of Default or Potential Default has occurred and is continuing, then such Borrower shall have the right at its option, with the consent of the Agent, which shall not be unreasonably withheld, to prepay the Loans of such Lender in whole, together with all interest accrued thereon, and terminate such Lender's Commitment within ninety (90) days after (w) receipt of such Lender's notice under Section 3.4 or 4.6.1, (x) the date such Lender has failed to fund any Revolving Credit Loan in accordance with Section 2.6.1, (y) the date of obtaining the consent which such Lender has not approved, or (z) the date such Lender became subject to the control of an Official Body, as applicable; provided that such Borrower shall also pay to such Lender at the time of such prepayment any amounts required under Section 4.6 and any accrued interest due on such amount and any related fees and any other Obligations owed to such Lender; provided, however, that the Commitment of such Lender may be provided by one or more of the remaining Lenders or a replacement bank acceptable to the Agent; provided, further, the remaining Lenders shall have no obligation hereunder to increase their Commitments. Notwithstanding the foregoing, the Agent may only be replaced subject to the requirements of Section 9.13 and provided that all Letters of Credit have expired or been terminated or replaced.

                  4.4.3 Change of Lending Office. Each Lender agrees that upon the occurrence of any event giving rise to increased costs or other special payments under Section 3.4.2 or Section 4.6.1 with respect to such Lender, it will if requested by a Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another Lending Office for any Loans or Letters of Credit affected by such event, provided that such designation is made on such terms that such Lender and its Lending Office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing is this Section 4.4.3 shall affect or postpone any of the Obligations of the Borrowers or the rights of the Agent or any Lender provided in this Agreement.

         4.5 Mandatory Prepayments.

                  4.5.1 Currency Fluctuations. If on any Computation Date the Dollar Equivalent Revolving Facility Usage is equal to or greater than 105% of the Commitments as a result of a change in exchange rates between one (1) or more Optional Currencies and Dollars, then the Agent shall notify the Borrowers of the same. The Borrowers shall pay or prepay Loans (subject to Borrower indemnity obligations under Sections 4.4 and 4.6) within one (1) Business Day after receiving such notice such that the Dollar Equivalent Revolving Facility Usage shall not exceed the aggregate Commitments after giving effect to such payments or prepayments.

                  4.5.2 Application Among Interest Rate Options. All prepayments required pursuant to this Section 4.5 shall first be applied among the Interest Rate Options to the principal amount of the Loans subject to the Base Rate Option, then to Dollar Loans subject to a Euro-Rate Option and then to Optional Currency Loans subject to the Euro-Rate Option. In accordance with Section 4.6.2, the Borrowers shall indemnify the Lenders for any loss or expense, including loss of margin, incurred with respect to any such prepayments applied against Loans subject to a Euro-Rate Option on any day other than the last day of the applicable Interest Period.

         4.6 Additional Compensation in Certain Circumstances.

                  4.6.1 Increased Costs or Reduced Return Resulting from Taxes, Reserves, Capital Adequacy Requirements, Expenses, Etc. If any Law, guideline or interpretation or any change in any Law, guideline or interpretation or application thereof by any Official Body charged with the interpretation or administration thereof or compliance with any request or directive (whether or not having the force of Law) of any central bank or other Official Body:

                           (i) subjects any Lender to any tax or changes the
                  basis of taxation with respect to this Agreement, the Loans or payments by the Borrowers of principal, interest, Commitment Fees, or other amounts due from the Borrowers hereunder (except for taxes on the overall net income of such Lender),

                           (ii) imposes, modifies or deems applicable any
                  reserve, special deposit or similar requirement against credits or commitments to extend credit extended by, or assets (funded or contingent) of, deposits with or for the account of, or other acquisitions of funds by, any Lender or any Lending Office of any Lender, or

                           (iii) imposes, modifies or deems applicable any
                  capital adequacy or similar requirement (A) against assets (funded or contingent) of, or letters of credit, other credits or commitments to extend credit extended by, any Lender, or
                  (B) otherwise applicable to the obligations of any Lender or any Lending Office of any Lender under this Agreement,

and the result of any of the foregoing is to increase the cost to, reduce the income receivable by, or impose any expense (including loss of margin) upon any Lender or its Lending Office with respect to this Agreement, or the making, maintenance or funding of any part of the Loans (or, in the case of any capital adequacy or similar requirement, to have the effect of reducing the rate of return on any Lender's capital, taking into consideration such Lender's customary policies with respect to capital adequacy) by an amount which such Lender in its sole discretion deems to be material, such Lender shall from time to time notify the Borrowers and the Agent of the amount determined in good faith (using any averaging and attribution methods employed in good faith) by such Lender to be necessary to compensate such Lender for such increase in cost, reduction of income, additional expense or reduced rate of return. Such notice shall set forth in reasonable detail the basis for such determination. Such amount shall be due and payable by the Borrowers to such Lender ten (10) Business Days after such notice is given.

                  4.6.2 Indemnity. In addition to the compensation required by
Section 4.6.1, the Borrowers shall jointly and severally indemnify each Lender against all liabilities, losses or expenses (including loss of margin, any loss or expense incurred in liquidating or employing deposits from third parties and any loss or expense incurred in connection with funds acquired by a Lender to fund or maintain Loans subject to a Euro-Rate Option) which such Lender sustains or incurs as a consequence of any

                           (i) payment, prepayment, conversion or renewal of any
                  Loan to which a Euro-Rate Option applies on a day other than the last day of the corresponding Interest Period (whether or not such payment or prepayment is mandatory, voluntary or automatic and whether or not such payment or prepayment is then due),

                           (ii) attempt by a Borrower to revoke (expressly, by
                  later inconsistent notices or otherwise) in whole or part any Loan Requests under Section 2.5 or Section 3.2 or notice relating to prepayments under Section 4.4, or

                           (iii) default by a Borrower in the performance or
                  observance of any covenant or condition contained in this Agreement or any other Loan Document, including any failure of any Borrower to pay when due (by acceleration or otherwise) any principal, interest, Commitment Fee or any other amount due hereunder;

                           If any Lender sustains or incurs any such loss or
expense, it shall from time to time notify the Borrowers of the amount determined in good faith by such Lender (which determination may include such assumptions, allocations of costs and expenses and averaging or attribution methods as such Lender shall deem reasonable) to be necessary to indemnify such Lender for such loss or expense. Such notice shall set forth in reasonable detail the basis for such determination. Such amount shall be due and payable by the Borrowers to such Lender ten (10) Business Days after such notice is given.

         4.7 Interbank Market Presumption. For all purposes of this Agreement with respect to any aspects of the Euro-Rate, any Loan under the Euro-Rate Option or any Optional Currency, each Lender and Agent shall be presumed to have obtained rates, funding, currencies, deposits, and the like in the applicable interbank market regardless whether it did so or not; and, each Lender's and Agent's determination of amounts payable under, and actions required or authorized by, Sections 3.4 and 4.6 shall be calculated, at each Lender's and Agent's option, as though each Lender and Agent funded its Ratable Share of each Borrowing Tranche of Loans under the Euro-Rate Option through the purchase of deposits of the types and maturities corresponding to the deposits used as a reference in accordance with the terms hereof in determining the Euro-Rate applicable to such Loans, whether in fact that is the case.

         4.8 Taxes.

                  4.8.1 No Deductions. All payments made by Borrowers hereunder shall be made free and clear of and without deduction for any present or future taxes, levies, imposts, deductions, charges, or withholdings, and all liabilities with respect thereto, excluding taxes imposed on the net income of any Lender and all income and franchise taxes applicable to any bank of the United States (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as "Taxes"). If a Borrower shall be required by Law to deduct any Taxes from or in respect of any sum payable hereunder, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.8.1) each Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall timely pay the full amount deducted to the relevant tax authority or other authority in accordance with applicable Law.

                  4.8.2 Stamp Taxes. In addition, the Borrowers agree to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges, or similar levies which arise from any payment made hereunder or from the execution, delivery, or registration of, or otherwise with respect to, this Agreement (hereinafter referred to as "Other Taxes").

                  4.8.3 Indemnification for Taxes Paid by a Lender. The Borrowers shall indemnify each Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 4.8.3) paid by any Lender and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date a Lender makes written demand therefor.

                  4.8.4 Certificate. Within 30 days after the date of any payment of any Taxes by the Borrowers, the Borrowers shall furnish to each Lender, at its address referred to herein, the original or a certified copy of a receipt evidencing payment thereof. If no Taxes are payable in respect of any payment by a Borrower, such Borrower shall, if so requested by a Lender, provide a certificate of an officer of such Borrower to that effect.

                  4.8.5 Survival. Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers contained in Sections 4.8.1 through 4.8.4 shall survive the payment in full of principal and interest hereunder and under any instrument delivered hereunder.

         4.9 Judgment Currency.

                  4.9.1 Currency Conversion Procedures for Judgments. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in any currency (the "Original Currency") into another currency (the "Other Currency"), the parties hereby agree, to the fullest extent permitted by Law, that the rate of exchange used shall be that at which in accordance with normal banking procedures each Lender could purchase the Original Currency with the Other Currency after any premium and costs of exchange on the Business Day preceding that on which final judgment is given.

                  4.9.2 Indemnity in Certain Events. The obligation of the Borrowers in respect of any sum due from the Borrowers to any Lender hereunder shall, notwithstanding any judgment in an Other Currency, whether pursuant to a judgment or otherwise, be discharged only to the extent that, on the Business Day following receipt by any Lender of any sum adjudged to be so due in such Other Currency, such Lender may in accordance with normal banking procedures purchase the Original Currency with such Other Currency. If the amount of the Original Currency so purchased is less than the sum originally due to such Lender in the Original Currency, the Borrowers agree, as a separate obligation and notwithstanding any such judgment or payment, to indemnify such Lender against such loss.

         4.10 Settlement Date Procedures. In order to minimize the transfer of funds between the Lenders and the Agent, any Borrower may borrow, repay and reborrow Swing Loans and PNC Bank may make Swing Loans as provided in Section
2.1.2 hereof during the period between Settlement Dates. Not later than 11:00 a.m., Eastern time, on each Settlement Date, the Agent shall notify each Lender of its Ratable Share of the total of the Revolving Credit Loans and the Swing Loans (each a "Required

Share"). Prior to 2:00 p.m., Eastern time, on such Settlement Date, each Lender shall pay to the Agent the amount equal to the difference between its Required Share and its Revolving Credit Loans, and the Agent shall pay to each Lender its Ratable Share of all payments made by such Borrower to the Agent with respect to the Revolving Credit Loans. The Agent shall also effect settlement in accordance with the foregoing sentence on the proposed Borrowing Dates for Revolving Credit Loans and on Mandatory Prepayment Dates and may at its option effect settlement on any other Business Day. These settlement procedures are established solely as a matter of administrative convenience, and nothing contained in this Section
4.10 shall relieve the Lenders of their obligations to fund Revolving Credit Loans on dates other than a Settlement Date pursuant to Section 2.1.2. The Agent may at any time at its option for any reason whatsoever require each Lender to pay immediately to the Agent such Lender's Ratable Share of the outstanding Revolving Credit Loans and each Lender may at any time require the Agent to pay immediately to such Lender its Ratable Share of all payments made by the Borrowers to the Agent with respect to the Revolving Credit Loans.

 5.      REPRESENTATIONS AND WARRANTIES

         5.1 Representations and Warranties. The Loan Parties, represent and warrant to the Agent and each of the Lenders as follows:

                  5.1.1 Organization and Qualification. Each Loan Party is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each Loan Party has the lawful power to own or lease its properties and to engage in the business it presently conducts or proposes to conduct. Each Loan Party is duly licensed or qualified and in good standing in each jurisdiction where the property owned or leased by it or the nature of the business transacted by it or both makes such licensing or qualification necessary where failure to so qualify could reasonably be expected to have a Material Adverse Effect.

                  5.1.2 Capitalization and Ownership. The authorized capital stock of the Company consists of the following: (i) 100,000,000 shares of Class A nonvoting common stock, par value $.01, of which 20,726,863 shares were issued and outstanding as of July 31, 1999; (ii) 10,000,000 shares of Class B voting common stock, par value $.01, of which 1,769,314 shares were issued and outstanding as of the Closing Date; (iii) 5,000,000 shares of preferred stock, par value $.01, of which 0 shares were issued and outstanding as of the Closing Date; (iv) 5,000 shares of 6% cumulative preferred stock, par value $100.00, of which 3,984 shares were issued and outstanding as of the Closing Date; (v) 10,000 shares of cumulative preferred stock, 1972 Series, par value $100.00, of which 2,600 were issued and outstanding as of the Closing Date; (vi) 30,000 shares of cumulative preferred stock, 1979 Series, par value $100.00, of which 21,963 shares were issued and outstanding as of the Closing Date, and (vii) 1,643 shares of 1986 10% Cumulative Preferred Stock, of which 0 shares were issued and outstanding as of the Closing Date (collectively referred to as the "Shares"). All of the Shares have been validly issued and are fully paid and nonassessable, except as provided in Wis. Stat. sec. 180.0622(2). As of the Closing Date, there are no options, warrants or other rights outstanding to purchase any such Shares except as indicated on Schedule 5.1.2.

                  5.1.3 Subsidiaries. Schedule 5.1.3 states the name of each of the Company's Subsidiaries, its jurisdiction of incorporation, its authorized capital stock, the issued and outstanding shares (referred to herein as the "Subsidiary Shares") and the owners thereof if it is a corporation, its outstanding partnership interests (the "Partnership Interests") if it is a partnership and its outstanding limited liability company interests, interests assigned to managers thereof and the voting rights associated therewith (the "LLC Interests") if it is a limited liability company. Each Loan Party has good and marketable title to all of the Subsidiary Shares, Partnership Interests and LLC Interests it purports to own, free and clear in each case of any Lien. All Subsidiary Shares, Partnership Interests and LLC Interests have been validly issued, and all Subsidiary Shares are fully paid and nonassessable, except as provided in Wis. Stat ss.180.0622(2). All capital contributions and other consideration required to be made or paid in connection with the issuance of the Partnership Interests and LLC Interests have been made or paid, as the case may be. There are no options, warrants or other rights outstanding to purchase any such Subsidiary Shares, Partnership Interests or LLC Interests except as indicated on Schedule 5.1.3.

                  5.1.4 Power and Authority. Each Loan Party has full power to enter into, execute, deliver and carry out this Agreement and the other Loan Documents to which it is a party, to incur the Indebtedness contemplated by the Loan Documents and to perform its Obligations under the Loan Documents to which it is a party, and all such actions have been duly authorized by all necessary proceedings on its part.

                  5.1.5 Validity and Binding Effect. This Agreement has been duly and validly executed and delivered by each Loan Party and each other Loan Document which any Loan Party is required to execute and deliver on or after the date hereof will have been duly executed and delivered by such Loan Party on the required date of delivery of such Loan Document. This Agreement and each other Loan Document constitutes, or will constitute, legal, valid and binding obligations of each Loan Party which is or will be a party thereto on and after its date of delivery thereof, enforceable against such Loan Party in accordance with its terms, except to the extent that enforceability of any of such Loan Document may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of creditors' rights generally or limiting the right of specific performance.

                  5.1.6 No Conflict. Neither the execution and delivery of this Agreement or the other Loan Documents by any Loan Party nor the consummation of the transactions herein or therein contemplated or compliance with the terms and provisions hereof or thereof by any of them will conflict with, constitute a default under or result in any breach of (i) the terms and conditions of the certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents of any Loan Party or (ii) any Law or any material agreement or instrument or order, writ, judgment, injunction or decree to which any Loan Party or any of its Subsidiaries is a party or by which it or any of its Subsidiaries is bound or to which it is subject, or result in the creation or enforcement of any Lien, charge or encumbrance whatsoever upon any property (now or hereafter acquired) of any Loan Party or any of its Subsidiaries.

                  5.1.7 Litigation. There are no actions, suits, proceedings or investigations pending or, to the knowledge of any Loan Party, threatened against such Loan Party or any Subsidiary of such Loan Party at law or equity before any Official Body which individually or in the aggregate could reasonably be expected to result in any Material Adverse Effect. None of the Loan Parties or any Subsidiaries of any Loan Party is in violation of any order, writ, injunction or any decree of any Official Body which could reasonably be expected to result in any Material Adverse Effect.

                  5.1.8 Title to Properties. Each Loan Party and each Subsidiary of each Loan Party has good and marketable title to or valid leasehold interest in all properties, assets and other rights which it purports to own or lease or which are reflected as owned or leased on its books and records, free and clear of all Liens and encumbrances except Permitted Liens, and subject to the terms and conditions of the applicable leases. All leases of property are in full force and effect without the necessity for any consent which has not previously been obtained upon consummation of the transactions contemplated hereby.

                  5.1.9 Financial Statements.

                           (i) Historical Statements. The Company has delivered
to the Agent copies of its audited consolidated year-end financial statements for and as of the end of the fiscal year ended July 31, 1998 (the "Annual Statements"). In addition, the Company has delivered to the Agent copies of its unaudited consolidated interim financial statements as of the end of the fiscal quarters ended October 31, 1998, January 31, 1999 and April 30, 1999 (the "Interim Statements") (the Annual and Interim Statements being collectively referred to as the "Historical Statements"). The Historical Statements were compiled from the books and records maintained by the Company's management, are correct and complete in all material respects and fairly represent the consolidated financial condition of the Company and its Subsidiaries as of their dates and the results of operations for the fiscal periods then ended and have been prepared in accordance with GAAP consistently applied, subject (in the case of the Interim Statements) to normal year-end audit adjustments, none of which could reasonably be expected to have a Material Adverse Effect.

                           (ii) Accuracy of Financial Statements. Neither the
Company nor any Subsidiary of the Company has any liabilities, contingent or otherwise, or forward or long-term commitments that are not disclosed in the Historical Statements or in the notes thereto, and except as disclosed therein there are no unrealized or anticipated losses from any commitments of the Company or any Subsidiary of the Company which could reasonably be expected to cause a Material Adverse Effect. Since July 31, 1998, no event has occurred which could reasonably be expected to have a Material Adverse Effect.

                  5.1.10 Use of Proceeds; Margin Stock; Section 20 Subsidiaries.

                           5.1.10.1 General. The Loan Parties intend to use the
proceeds of the Loans in accordance with Sections 2.10 and 7.1.10.

                           5.1.10.2 Margin Stock. None of the Loan Parties or
any Subsidiary of any Loan Party engages or intends to engage principally, or as one of its important activities, in the business of extending credit for the purpose, immediately, incidentally or ultimately, of purchasing or carrying margin stock (within the meaning of Regulation U). No part of the proceeds of any Loan has been or will be used, immediately, incidentally or ultimately, to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or to refund Indebtedness originally incurred for such purpose, or for any purpose which entails a violation of or which is inconsistent with the provisions of the regulations of the Board of Governors of the Federal Reserve System. None of the Loan Parties or any Subsidiary of any Loan Party holds or intends to hold margin stock in such amounts that more than 25% of the reasonable value of the assets of any Loan Party or any Subsidiary of any Loan Party are or will be represented by margin stock.

                           5.1.10.3 Section 20 Subsidiaries. The Loan Parties do
not intend to use and shall not use any portion of the proceeds of the Loans, directly or indirectly, to purchase during the underwriting period, or for 30 days thereafter, Ineligible Securities being underwritten by a Section 20 Subsidiary.

                  5.1.11 Full Disclosure. Neither this Agreement nor any other Loan Document, nor any certificate, statement, agreement or other documents furnished to the Agent or any Lender in connection herewith or therewith, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which they were made, not misleading. There is no fact known to any Loan Party which materially adversely affects the business, property, assets, financial condition, results of operations or prospects of any Loan Party or Subsidiary of any Loan Party which has not been set forth in this Agreement or in the certificates, statements, agreements or other documents furnished in writing to the Agent and the Lenders prior to or at the date hereof in connection with the transactions contemplated hereby.

                  5.1.12 Taxes. All federal, state, local and other tax returns required to have been filed with respect to each Loan Party and each Subsidiary of each Loan Party have been filed, and payment or adequate provision has been made for the payment of all taxes, fees, assessments and other governmental charges which have or may become due pursuant to said returns or to assessments received, except to the extent that such taxes, fees, assessments and other charges are being contested in good faith by appropriate proceedings diligently conducted and for which such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made. There are no agreements or waivers extending the statutory period of limitations applicable to any federal income tax return of any Loan Party or Subsidiary of any Loan Party for any period.

                  5.1.13 Consents and Approvals. No consent, approval, exemption, order or authorization of, or a registration or filing with, any Official Body or any other Person is required by any Law or any agreement in connection with the execution, delivery and carrying out of this Agreement and the other Loan Documents by any Loan Party except as listed on Schedule 5.1.13, all of which shall have been obtained or made on or prior to the Closing Date except as otherwise indicated on Schedule 5.1.13.

                  5.1.14 No Event of Default; Compliance with Instruments. No event has occurred and is continuing and no condition exists or will exist after giving effect to the borrowings or other extensions of credit to be made on the Closing Date under or pursuant to the Loan Documents which constitutes an Event of Default or Potential Default. None of the Loan Parties or any Subsidiaries of any Loan Party is in violation of (i) any term of its certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents or (ii) any agreement or instrument to which it is a party or by which it or any of its properties may be subject or bound where such violation could reasonably be expected to have a Material Adverse Effect.

                  5.1.15 Patents, Trademarks, Copyrights, Licenses, Etc. Each Loan Party and each Subsidiary of each Loan Party owns or possesses all the patents, trademarks, service marks, trade names, copyrights, licenses, registrations, franchises, permits and rights necessary to own and operate its properties and to carry on its business as presently conducted and planned to be conducted by such Loan Party or Subsidiary, without any infringement upon rights of any other Person which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

                  5.1.16 Insurance. All insurance policies and other bonds to which any Loan Party is a party, are valid and in full force and effect. No notice has been given or claim made and no grounds exist to cancel or avoid any of such policies or bonds or to reduce the coverage provided thereby. Such policies and bonds provide adequate coverage from reputable and financially sound insurers in amounts sufficient to insure the assets and risks of each Loan Party in accordance with prudent business practice in the industry of the Loan Parties.

                  5.1.17 Compliance with Laws. The Loan Parties and their Subsidiaries are in compliance with all applicable Laws (other than Environmental Laws which are specifically addressed in Section 5.1.22) in all jurisdictions in which any Loan Party or any Subsidiary of any Loan Party is presently doing business except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

                  5.1.18 Material Contracts; Burdensome Restrictions. All material contracts relating to the business operations of each Loan Party and each Subsidiary of each Loan Party, including all employee benefit plans and Labor Contracts are valid, binding and enforceable upon such Loan Party or Subsidiary and, to the Loan Parties' knowledge, each of the other parties thereto in accordance with their respective terms, and there is no default thereunder, to the Loan Parties' knowledge, with respect to parties other than such Loan Party or Subsidiary. None of the Loan Parties or their Subsidiaries is bound by any contractual obligation, or subject to any restriction in any organization document, or any requirement of Law which could reasonably be expected to result in a Material Adverse Effect.

                  5.1.19 Investment Companies; Regulated Entities. None of the Loan Parties or their Subsidiaries is an "investment company" registered or required to be registered under the Investment Company Act of 1940 or under the "control" of an "investment company" as such terms are defined in the Investment Company Act of 1940 and shall not become such an "investment company" or under such "control." None of the Loan Parties or their Subsidiaries is subject to any other Federal or state statute or regulation limiting its ability to incur Indebtedness for borrowed money.

                  5.1.20 Plans and Benefit Arrangements.

                           (i) The Company and each other member of the ERISA
Group are in compliance in all respects with any applicable provisions of ERISA with respect to all Benefit Arrangements, Plans and Multiemployer Plans other than for such non-compliance as could not reasonably be expected to have individually or in the aggregate, a Material Adverse Effect. There has been no Prohibited Transaction with respect to any Benefit Arrangement or any Plan or, to the best knowledge of the Borrower, with respect to any Multiemployer Plan or Multiple Employer Plan, which could result in any material liability of the Company or any other member of the ERISA Group. The Company and all other members of the ERISA Group have made when due any and all payments required to be made under any agreement relating to a Multiemployer Plan or a Multiple Employer Plan or any Law pertaining thereto. With respect to each Plan and Multiemployer Plan, the Company and each other member of the ERISA Group (i) have fulfilled in all material respects their obligations under the minimum funding standards of ERISA, (ii) have not incurred any liability to the PBGC, and (iii) have not had asserted against them any penalty for failure to fulfill the minimum funding requirements of ERISA. All Plans, Benefit Arrangements and Multiemployer Plans have been administered in accordance with their terms and applicable Law, other than for such non-compliance as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

                           (ii) No event requiring notice to the PBGC under
Section 302(f)(4)(A) of ERISA has occurred or is reasonably expected to occur with respect to any Plan, and no amendment with respect to which security is required under Section 307 of ERISA has been made or is reasonably expected to be made to any Plan.

                           (iii) Neither the Company nor any other member of the
ERISA Group has incurred or reasonably expects to incur any material withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan. Neither the Company nor any other member of the ERISA Group has been notified by any Multiemployer Plan or Multiple Employer Plan that such Multiemployer Plan or Multiple Employer Plan has been terminated within the meaning of Title IV of ERISA and, to the best knowledge of the Borrower, no Multiemployer Plan or Multiple Employer Plan is reasonably expected to be reorganized or terminated, within the meaning of Title IV of ERISA.

                  5.1.21 Employment Matters. Each of the Loan Parties and each of their Subsidiaries is in compliance with the Labor Contracts and all applicable federal, state and local labor and employment Laws including those related to equal employment opportunity and affirmative action, labor relations, minimum wage, overtime, personnel records, child labor, medical insurance continuation, worker adjustment and relocation notices, immigration controls and worker and unemployment compensation, where the failure to comply could reasonably be expected to have a Material Adverse Effect. There are no pending, or to the Loan Parties' knowledge, threatened charges, complaints or proceedings alleging a violation of any of such Laws by the Loan Parties or any of their Subsidiaries which could reasonably be expected to have a Material Adverse Effect. There are no outstanding grievances, arbitration awards or appeals therefrom arising out of the Labor Contracts or current or threatened strikes, picketing, handbilling or other work stoppages or slowdowns at facilities of any of the Loan Parties or any of their Subsidiaries which in any case could reasonably be expected to have a Material Adverse Effect. The Borrower has delivered to the Agent true and correct copies of each of the Labor Contracts.

                  5.1.22 Environmental Matters. During the immediately preceding five years, none of the Loan Parties or any of their Subsidiaries has received any Environmental Complaint from any Official Body or private Person which is unresolved as of the Closing Date alleging that such Loan Party or any prior or subsequent owner of any of the Property is a potentially responsible party under the Comprehensive Environmental Response, Cleanup and Liability Act, 42 U.S.C. ss. 9601, et seq., and none of the Loan Parties has any reason to believe that such an Environmental Complaint might be received. There are no pending or, to any Loan Party's knowledge, threatened Environmental Complaints relating to any Loan Party or any Subsidiary of a Loan Party pertaining to, or arising out of, any Environmental Conditions which could be reasonably expected to have a Material Adverse Effect. Notwithstanding any term in this Section 5.1.22, any representation made as to leased Property is made to the Loan Parties' knowledge.

                  5.1.23 Senior Debt Status. The Obligations of each Loan Party under this Agreement, the Guaranty Agreement and each of the other Loan Documents to which it is a party rank and will rank at least pari passu in priority of payment with all other Indebtedness of such Loan Party except Indebtedness of such Loan Party to the extent secured by Permitted Liens. There is no Lien upon or with respect to any of the properties or income of any Loan Party or any Subsidiary of any Loan Party which secures indebtedness or other obligations of any Person except for Permitted Liens.

                  5.1.24 Year 2000. The Loan Parties and their Subsidiaries have reviewed the areas within their business and operations which could reasonably be expected to be adversely affected by, and have developed or are developing a program to address on a timely basis, the risk that certain computer applications used by the Loan Parties or their Subsidiaries (or any of their respective material suppliers, customers or vendors) may be unable to recognize and perform properly date-sensitive functions involving dates prior to and after December 31, 1999 (the "Year 2000 Problem"). The Year 2000 Problem could not reasonably be expected to result in a Material Adverse Effect.

         5.2 Continuation of Representations. The Loan Parties make the representations and warranties in this Section 5 on the date hereof and on the Closing Date and each date thereafter on which a Loan is made or a Letter of Credit is issued as provided in and subject to Sections 6.1 and 6.2.

6.       CONDITIONS OF LENDING AND ISSUANCE OF LETTERS OF CREDIT

         The obligation of each Lender to make Loans and of the Agent to issue Letters of Credit hereunder is subject to the performance by each of the Loan Parties of its Obligations to be performed hereunder at or prior to the making of any such Loans or issuance of such Letters of Credit and to the satisfaction of the following further conditions:

         6.1 First Loans and Letters of Credit. On the Closing Date:

                  6.1.1 Officer's Certificate. The representations and warranties of each of the Loan Parties contained in Section 5.1 and in each of the other Loan Documents shall be true and accurate on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein), and each of the Loan Parties shall have performed and complied with all covenants and conditions hereof and thereof, no Event of Default or Potential Default shall have occurred and be continuing or shall exist; and there shall be delivered to the Agent for the benefit of each Lender a certificate of each of the Loan Parties, dated the Closing Date and signed by the Chief Executive Officer, President or Chief Financial Officer of each of the Loan Parties to each such effect.

                  6.1.2 Secretary's Certificate. There shall be delivered to the Agent for the benefit of each Lender a certificate dated the Closing Date and signed by the Secretary or an Assistant Secretary of each of the Loan Parties, certifying as appropriate as to:

                           (i) all action taken by each Loan Party in connection
                  with this Agreement and the other Loan Documents;

                           (ii) the names of the officer or officers authorized
                  to sign this Agreement and the other Loan Documents and the true signatures of such officer or officers and specifying the Authorized Officers permitted to act on behalf of each Loan Party for purposes of this Agreement and the true signatures of such officers, on which the Agent and each Lender may conclusively rely; and

                           (iii) copies of its organizational documents,
                  including its certificate of incorporation, by-laws, certificate of limited partnership, partnership agreement, certificate of formation, and limited liability company agreement as in effect on the Closing Date certified by the appropriate state official where such documents are filed in a state office together with certificates from the appropriate state officials dated as of recent date as to the continued existence and good standing of each Loan Party in each state where organized or qualified to do business, and a bring-down certificate of good standing for each domestic Loan Party in its jurisdiction of incorporation by facsimile dated the Closing Date.

                  6.1.3 Opinion of Counsel. There shall be delivered to the Agent for the benefit of each Lender a written opinion of Quarles & Brady, LLC, counsel for the Loan Parties, dated the Closing Date and in form and substance satisfactory to the Agent and its counsel:

                           (i) as to the matters set forth in Exhibit 6.1.3; and

                           (ii) as to such other matters incident to the
                  transactions contemplated herein as the Agent may reasonably request.

                  6.1.4 Legal Details. All legal details and proceedings in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be in form and substance satisfactory to the Agent and counsel for the Agent, and the Agent shall have received all such other counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance satisfactory to the Agent and said counsel, as the Agent or said counsel may reasonably request.

                  6.1.5 Payment of Fees. A Borrower shall have paid or caused to be paid to the Agent for itself and for the account of the Lenders to the extent not previously paid all commitment and other fees accrued through the Closing Date and the costs and expenses for which the Agent and the Lenders are entitled to be reimbursed.

                  6.1.6 Consents. All material consents required to effectuate the transactions contemplated hereby as set forth on Schedule 5.1.13 shall have been obtained.

                  6.1.7 Officer's Certificate Regarding MAEs. Since July 31, 1998, no event which could be reasonably expected to have a Material Adverse Effect shall have occurred; prior to the Closing Date, there shall have been no material change in the management of any Loan Party and there shall have been delivered to the Agent for the benefit of each Lender a certificate dated the Closing Date and signed by the Chief Executive Officer, President or Chief Financial Officer of each Loan Party to each such effect.

                  6.1.8 No Violation of Laws. The making of the Loans and the issuance of the Letters of Credit shall not contravene any Law applicable to any Loan Party or any of the Lenders.

                  6.1.9 No Actions or Proceedings. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, this Agreement, the other Loan Documents or the consummation of the transactions contemplated hereby or thereby or which, in the Agent's sole discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement or any of the other Loan Documents.

                  6.1.10 Insurance. There shall have been delivered to the Agent for the benefit of each Lender evidence of the insurance required to be maintained pursuant to Section 7.1.3.

                  6.1.11 Accountant's Letter. There shall have been delivered to the Agent for the benefit of each Lender a copy of a letter to the Company from the independent certified public accountants of the Company and its Subsidiaries acknowledging that the Company has advised such accountants that the Agent and the Lenders are relying on the financial statements of the Company and its Subsidiaries and such accountants' audit reports thereon.

                  6.1.12 Officer's Certificate Regarding Maximum Leverage Ratio and Consolidated Tangible Net Worth. There shall have been delivered to the Agent for the benefit of each Lender a certificate dated the Closing Date signed by an Authorized Officer of the Company containing calculations in detail reasonably satisfactory to the Agent showing (i) the ratio of Total Indebtedness of the Company and its Subsidiaries to Consolidated EBITDA, (ii) the Consolidated Tangible Net Worth and (iii) the aggregate EBITDA of the Loan Parties, in each case, as of July 31, 1999.

         6.2 Each Additional Loan or Letter of Credit. At the time of making any Loans or issuing any Letters of Credit other than Loans made or Letters of Credit issued on the Closing Date and after giving effect to the proposed extensions of credit: the representations and warranties of the Loan Parties contained in Section 5.1 and in the other Loan Documents shall be true on and as of the date of such additional Loan or Letter of Credit with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which expressly relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein) and the Loan Parties shall have performed and complied with all covenants and conditions hereof; no Event of Default or Potential Default shall have occurred and be continuing or shall exist; the making of the Loans or issuance of such Letter of Credit shall not contravene any Law applicable to any Loan Party or Subsidiary of any Loan Party or any of the Lenders; and a Borrower shall have delivered to the Agent a duly executed and completed Loan Request or application for a Letter of Credit as the case may be.

         6.3 Subsequent Effective Date. On any Subsequent Effective Date and prior to the Lenders making any Loans to any Borrowing Subsidiary:

                  (a) There shall be delivered to the Agent for the benefit of each Lender an Election to Participate from such Borrowing Subsidiary agreeing to be bound by this Agreement as a Borrower (but not as a Guarantor).

                  (b) The representations and warranties of each of the Loan Parties contained in Section 5.1 shall be true and accurate with respect to such Borrowing Subsidiary on and as of the Subsequent Effective Date with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein); no Event of Default or Potential Default under this Agreement shall have occurred and be continuing or shall exist; and there shall be delivered to the Agent for the benefit of each Lender a certificate of such Borrowing Subsidiary, dated the Subsequent Effective Date and signed by an Authorized Officer of such Borrowing Subsidiary, to each such effect.

                  (c) There shall be delivered to the Agent for the benefit of each Lender a certificate dated the Subsequent Effective Date and signed by the Secretary or an Assistant Secretary of such Borrowing Subsidiary, certifying as appropriate as to:

                           (i) all corporate action taken by such Borrowing
                  Subsidiary in connection with this Agreement and the other Loan Documents (which shall include copies of all Board of Directors and stockholder resolutions);

                           (ii) the names of the officer or officers authorized
                  to sign this Agreement and the other Loan Documents and the true signatures of such officer or officers and specifying the Authorized Officers permitted to act on behalf of such Borrowing Subsidiary for purposes of this Agreement and the true signatures of such officers, on which the Agent and each Lender may conclusively rely; and

                           (iii) copies of its organizational documents,
                  including its certificate of incorporation and bylaws (or equivalent thereof) as in effect on the Subsequent Effective Date certified by the appropriate government official where such documents are filed in a government office together with certificates from the appropriate government officials as to the continued existence and good standing of such Borrowing Subsidiary in the jurisdiction where organized or where its principal executive office is located.

                  (d) There shall be delivered to the Agent for the benefit of each Lender a written opinion of Quarles & Brady, LLC, counsel for the Loan Parties, and a written opinion of counsel in the jurisdiction in which such Borrowing Subsidiary is organized, dated the Subsequent Effective Date and in form and substance satisfactory to the Agent and its counsel:

                           (i) as to the matters set forth in Exhibit 6.1.3; and

                           (ii) as to such other matters incident to the
                  transactions contemplated herein as the Agent may reasonably request.

                  (e) All legal details and proceedings in connection with the transactions contemplated by the Agreement and the other Loan Documents shall be in form and substance satisfactory to the Agent and its counsel and the Agent shall have received all such other counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance satisfactory to the Agent and said counsel, as the Agent or said counsel may reasonably request.

                  (f) The making of the Loans shall not contravene any Law applicable to such Borrowing Subsidiary, the Agent or any of the Lenders.

                  (g) The Agent shall have received a duly executed and completed Loan Request for any Loans to be advanced to such Borrowing Subsidiary on the Subsequent Effective Date.

                  (h) No withholding taxes shall be due and payable by such Borrowing Subsidiary in respect of any payments made by such Borrowing Subsidiary to any Lender.

                  (i) The Agent shall have received such other documents as any Lender or its counsel may have reasonably requested.

7.       COVENANTS

         7.1 Affirmative Covenants. The Loan Parties, jointly and severally, covenant and agree that until payment in full of the Loans, Reimbursement Obligations and Letter of Credit Borrowings, and interest thereon, expiration or termination of all Letters of Credit, satisfaction of all of the Loan Parties' other Obligations under the Loan Documents and termination of the Commitments, the Loan Parties shall comply at all times with the following affirmative covenants:



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

                  7.1.1 Preservation of Existence, Etc. Each Loan Party shall, and shall cause each of its Subsidiaries to, (i) carry on and conduct its business in substantially the same manner and in generally the same fields of enterprise as is presently conducted by such Loan Party or Subsidiary, and (ii) maintain its legal existence as a corporation, limited partnership or limited liability company and its license or qualification and good standing in each jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary, except as otherwise expressly permitted in Sections 7.2.6 and 7.2.7.

                  7.1.2 Payment of Liabilities, Including Taxes, Etc. Each Loan Party shall, and shall cause each of its Subsidiaries to, duly pay and discharge all liabilities to which it is subject or which are asserted against it, promptly as and when the same shall become due and payable, including all taxes, assessments and governmental charges upon it or any of its properties, assets, income or profits, prior to the date on which penalties attach thereto, except to the extent that such liabilities, including taxes, assessments or charges, are being contested in good faith and by appropriate and lawful proceedings diligently conducted and for which such reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made, but only to the extent that failure to discharge any such liabilities would not result in any additional liability which would adversely affect to a material extent the financial condition of any Loan Party or Subsidiary of any Loan Party, provided that the Loan Parties and their Subsidiaries will pay all such liabilities forthwith upon the commencement of proceedings to foreclose any Lien which may have attached as security therefor.

                  7.1.3 Maintenance of Insurance. Each Loan Party shall, and shall cause each of its Subsidiaries to, insure its properties and assets against loss or damage by fire and such other insurable hazards as such assets are commonly insured (including fire, extended coverage, property damage, workers' compensation, public liability and business interruption insurance) and against other risks (including errors and omissions) in such amounts as similar properties and assets are insured by prudent companies in similar circumstances carrying on similar businesses, and with reputable and financially sound insurers, including self-insurance to the extent customary.

                  7.1.4 Maintenance of Properties and Leases. Each Loan Party shall, and shall cause each of its Subsidiaries to, maintain in good repair, working order and condition (ordinary wear and tear excepted) in accordance with the general practice of other businesses of similar character and size, all of those properties useful or necessary to its business, and from time to time, such Loan Party will make or cause to be made all appropriate repairs, renewals or replacements thereof.

                  7.1.5 Maintenance of Patents, Trademarks, Etc. Each Loan Party shall, and shall cause each of its Subsidiaries to, maintain in full force and effect all patents, trademarks, service marks, trade names, copyrights, licenses, franchises, permits and other authorizations necessary for the ownership and operation of its properties and business if the failure so to maintain the same could not reasonably be expected to have a Material Adverse Effect.



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

                  7.1.6 Visitation Rights. Each Loan Party shall, and shall cause each of its Subsidiaries to, permit any of the officers or authorized employees or representatives of the Agent or any of the Lenders to visit and inspect any of its properties and to examine and make excerpts from its books and records and discuss its business affairs, finances and accounts with its officers, all in such detail during normal business hours and as often as any of the Lenders may reasonably request, provided that each Lender shall provide the Borrowers and the Agent with reasonable notice prior to any visit or inspection. At any time upon reasonable notice provided to the Borrowers, the Agent may conduct an audit of any Loan Party. If, and only if, an Event of Default has occurred and is continuing, any Lender may conduct an audit of any Loan Party, and such Lender shall make a reasonable effort to conduct such audit contemporaneously with any audit to be performed by the Agent. At the request of the Agent, but not more frequently than once a year, the Borrowers and their respective Authorized Officers shall hold a meeting of the Lenders, at which the Borrowers will present an analysis of the financial performance of the Company and its Subsidiaries during the previous fiscal year and a discussion of the expected results of operations for the then current fiscal year.

                  7.1.7 Keeping of Records and Books of Account. The Company shall, and shall cause each of its Subsidiaries to, maintain and keep proper books of record and account which enable the Company and its Subsidiaries to issue financial statements in accordance with GAAP and as otherwise required by applicable Laws of any Official Body having jurisdiction over the Company or any Subsidiary of the Company, and in which full, true and correct entries shall be made in all material respects of all its dealings and business and financial affairs.

                  7.1.8 Plans and Benefit Arrangements. The Company shall, and shall cause each other member of the ERISA Group to, comply with ERISA, the Internal Revenue Code and other applicable Laws applicable to Plans and Benefit Arrangements except where such failure, alone or in conjunction with any other failure, could not reasonably be expected to result in a Material Adverse Effect. Without limiting the generality of the foregoing, the Company shall cause all of its Plans and all Plans maintained by any member of the ERISA Group to be funded in accordance with the minimum funding requirements of ERISA and shall make, and cause each member of the ERISA Group to make, in a timely manner, all contributions due to Plans, Benefit Arrangements and Multiemployer Plans which become due to Plans, Benefit Arrangements and Multiemployer Plans from and after the Closing Date.

                  7.1.9 Compliance with Laws. Each Loan Party shall, and shall cause each of its Subsidiaries to, comply with all applicable Laws, including all Environmental Laws, in all respects, provided that it shall not be deemed to be a violation of this Section 7.1.9 if any failure to comply with any Law would not result in fines, penalties, remediation costs, other similar liabilities or injunctive relief which in the aggregate could reasonably be expected to have a Material Adverse Effect.



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

                  7.1.10 Use of Proceeds. The Loan Parties will use the Letters of Credit and the proceeds of the Loans only for (i) general corporate purposes and for working capital, or (ii) to finance Permitted Acquisitions and such uses as shall not contravene any applicable Law or any provision hereof.

                  7.1.11 Subsidiary Guaranties. If any Person becomes a Subsidiary after the Closing Date and such Subsidiary is organized under the laws of any state or territory of the United States, the Company shall cause such Subsidiary to agree to execute a Guarantor Joinder in the form attached hereto as Exhibit 1.1(G)(1) and to deliver such legal opinions and other documents and instruments as the Agent may request.

         7.2 Negative Covenants. The Loan Parties, jointly and severally, covenant and agree that until payment in full of the Loans, Reimbursement Obligations and Letter of Credit Borrowings and interest thereon, expiration or termination of all Letters of Credit, satisfaction of all of the Loan Parties other Obligations hereunder and termination of the Commitments, the Loan Parties shall comply with the following negative covenants:

                  7.2.1 Indebtedness. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time create, incur, assume or suffer to exist any Indebtedness, except:

                           (i) Indebtedness under the Loan Documents;

                           (ii) existing Indebtedness as set forth on Schedule
                  7.2.1 (including any reissuances, extensions or renewals thereof, provided there is no increase in the amount thereof or other significant change in the terms thereof unless otherwise specified on Schedule 7.2.1);

                           (iii) capitalized leases;

                           (iv) reimbursement obligations (contingent or
                  otherwise) under any letter of credit incurred in the ordinary course of business and consistent with the parties' historical practices with respect to amounts, terms and conditions, and in all cases, made in the reasonable business judgment of the Borrowers.

                           (v) Indebtedness secured by Purchase Money Security
                  Interests not exceeding $15,000,000;

                           (vi) subject to the restrictions in Section 7.2.4,
                  Indebtedness of (a) a Loan Party to another Loan Party, (b) a Loan Party to a Subsidiary of a Loan Party, (c) a Subsidiary of a Loan Party to a Loan Party and (d) a Subsidiary of a Loan Party to a Subsidiary of another Loan Party, and with respect to each form of Indebtedness described in this subsection
                  (vi), all such Indebtedness shall be incurred in the ordinary course of business and consistent with the parties' historical practices with respect to amounts, terms and conditions, and in all cases, made in the reasonable business judgment of the Borrowers;

                           (vii) subordinated Indebtedness of any Borrower, the
                  terms of subordination and other terms and provisions of which are acceptable to the Required Lenders in their reasonable discretion;

                           (viii)Permitted Guaranty Obligations;

                           (ix) Indebtedness incurred by a Loan Party in
                  connection with a sale-leaseback transaction, provided that, at any time outstanding, the aggregate amount of the fair market value of the assets subject to all such sale-leaseback transactions shall not exceed $2,000,000 and the aggregate amount of such Indebtedness shall not exceed the fair market value of all assets subject to such sale-leaseback transactions;

                           (x) Indebtedness of a Person which becomes a
                  Subsidiary after the Closing Date, provided that (a) such Indebtedness existed at the time such Person became a Subsidiary and was not created in anticipation thereof and (b) that the amount of such Indebtedness is not increased;

                           (xi) public or privately placed unsecured
                  Indebtedness of any Borrower having a maturity date after the Expiration Date and on terms and conditions no more restrictive than the terms and conditions set forth in this Agreement;

                           (xii) Indebtedness consisting of unrated commercial
                  paper in an aggregate amount not to exceed $35,000,000; and

                           (xiii)other Indebtedness of the Company and its
                  Subsidiaries, as a group, which does not exceed $25,000,000 in the aggregate at any time outstanding.

                  7.2.2 Liens. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time create, incur, assume or suffer to exist any Lien on any of its property or assets, tangible or intangible, now owned or hereafter acquired, or agree or become liable to do so, except Permitted Liens.

                  7.2.3 Guaranties. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time, directly or indirectly, become or be liable in respect of any Guaranty, or assume, guarantee, become surety for, endorse or otherwise agree, become or remain directly or contingently liable upon or with respect to any obligation or liability of any other Person (other than any Loan Party or wholly owned Subsidiary of any Loan Party), except for Permitted Guaranty Obligations.



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

                  7.2.4 Loans and Investments. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time make or suffer to remain outstanding any loan or advance to, or purchase, acquire or own any stock, bonds, notes or securities of, or any partnership interest (whether general or limited) or limited liability company interest in, or any other investment or interest in, or make any capital contribution to, any other Person, or agree, become or remain liable to do any of the foregoing, except Permitted Investments.

                  7.2.5 Dividends and Related Distributions. Each of the Loan Parties shall not, nor shall it permit any of its Subsidiaries to, make or pay, or agree to become or remain liable to make or pay, any dividend or other distribution of any nature (whether in cash, property, securities or otherwise) on account of or in respect of its shares of capital stock or partnership interests or on account of the purchase, redemption, retirement or acquisition of its shares of capital stock (or warrants, options or rights therefor) (collectively, "Distributions"), except:

                           (i) the Company may make open market repurchases of
shares of its common stock, and it may receive shares of its common stock as payment of the exercise price of options, or as payment of taxes associated with the exercise of options or the vesting of restricted shares, which such delivered shares are deemed to be repurchased by the Company at fair market value (as defined in the Company's stock option plan) on the date of delivery to the Company, so long as no Event of Default or Potential Default has occurred and is continuing or would result therefrom, and, after giving effect to any such repurchases, the Minimum Liquidity of the Company and its Subsidiaries taken as a whole shall not be less than $10,000,000 and the Company shall demonstrate on a pro forma basis that it shall be in compliance with the covenants contained in Sections 7.2.13, 7.2.14 and 7.2.15, as if such repurchase had occurred twelve months prior to the date of such repurchase;

                           (ii) the Company may engage in stock splits
(including reverse stock splits) or pay dividends in stock;

                           (iii) wholly-owned Subsidiaries may make
Distributions to the Company or another wholly-owned Subsidiary;

                           (iv) Subsidiaries other than wholly-owned
Subsidiaries may make Distributions so long as (a) the aggregate amount of Distributions made by any such Subsidiary to any Person other than the Company or a Subsidiary of the Company in any fiscal year does not exceed 50% of such Person's pro rata share (based on the percentage of stock or other equity interests owned by such Person) of such Subsidiary's net income for such fiscal year as determined in accordance with GAAP and (b) no later than ten (10) days prior to any such Distribution, the Company shall have given written notice to the Lenders and the Agent thereof, together with calculations demonstrating that such Distribution complies with this clause (iv); and



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

                           (v) the Company may pay dividends on its Class A and
B common stock and preferred stock in accordance with the terms therefor set forth in the Company's articles of incorporation as in effect on the date of this Agreement, so long as no Event of Default or Potential Default has occurred and is continuing or would result therefrom; provided, however, that notwithstanding any term contained herein to the contrary, so long as no Event of Default described in Section 8.1.1, 8.1.13, 8.1.14 or 8.1.15 has occurred and is continuing or would result therefrom, the Company shall be permitted to pay, in strict accordance with the terms of the Company's articles of incorporation as in effect on the date of this Agreement, a dividend not to exceed 3.5 cents per share, up to an aggregate amount not to exceed $1,000,000 per dividend, to the holders of the Company's Class A nonvoting common stock only if nonpayment of such dividend would cause the holders of such stock to acquire voting rights described in Article III, Section B, paragraph 3 of such articles of incorporation.

                  7.2.6 Mergers, Consolidations, Acquisitions. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to become a party to any merger or consolidation, or acquire by purchase, lease or otherwise all or substantially all of the assets or capital stock of any other Person, provided that

                           (1) any Loan Party (other than a Borrower) or any
Subsidiary of any Loan Party may consolidate or merge into another Subsidiary of the Company which is wholly owned by one or more of the other Loan Parties, and

                           (2) any Loan Party or any Subsidiary which is not a
Loan Party may acquire, whether by purchase or by merger, (A) all of the ownership interests of another Person or (B) substantially all of the assets or capital stock of another Person or of a business or division of another Person (each a "Permitted Acquisition"), provided that each of the following requirements is met:

                                      (i) if the Loan Parties are acquiring the
                           ownership interests in such Person, and such Person is organized under the laws of any State or territory of the United States, such Person shall execute a Guarantor Joinder and join this Agreement as a Guarantor in accordance with Section 10.18 as of the date of such Permitted Acquisition;

                                      (ii) the business acquired, or the
                           business conducted by the Person whose ownership interests are being acquired, as applicable, shall be substantially the same as, or shall enhance or complement one or more line or lines of business conducted by the Loan Parties and shall comply with
                           Section 7.2.10;

                                      (iii) no Potential Default or Event of
                           Default shall exist immediately prior to and after giving effect to such Permitted Acquisition;



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

                                      (iv) the Company shall demonstrate on a
                           pro forma basis that it shall be in compliance with the covenants contained in Sections 7.2.13, 7.2.14,
                           7.2.15 and 7.2.16 after giving effect to such permitted Acquisition (including in such computation
                           (A) Consolidated EBITDA for the acquired business for the immediately preceding four fiscal quarters with respect to the covenants contained in 7.2.13, (B) Consolidated EBIT for the acquired business for the immediately preceding four fiscal quarters with respect to the covenants contained in Section 7.2.14,
                           (C) Indebtedness and EBITDA for the acquired business for the immediately preceding four fiscal quarters with respect to the covenants contained in Section 7.2.16, and (D) Indebtedness or other liabilities assumed or incurred in connection with such Permitted Acquisition) by delivering to the Agent at least fifteen (15) Business Days prior to such Permitted Acquisition a certificate in the form of Exhibit
                           7.2.6 evidencing such compliance, which certificate shall be subject to the approval of the Agent which approval shall not be unreasonably withheld;

                                      (v) after giving effect to the Permitted
                           Acquisition, the Minimum Liquidity of the Company and its Subsidiaries taken as a whole shall not be less than $10,000,000;

                                      (vi) in the case of any Permitted
                           Acquisition with a purchase price greater than or equal to $25,000,000 or upon the reasonable request of the Agent for any Permitted Acquisition with a purchase price less than $25,000,000, the Company shall deliver to the Agent at least fifteen (15) Business Days before such Permitted Acquisition copies of any agreements entered into or drafts of agreements proposed to be entered into in connection with such Permitted Acquisition and shall deliver to the Agent such other information about such Person or its assets as the Agent may reasonably require; provided, that the delivery requirement in this clause (vi) may be waived by the Agent in its sole discretion; and

                                      (vii) in the case of any Permitted
                           Acquisition by any Subsidiary which is not a Loan Party, (A) 65% of the stock of such Subsidiary shall be pledged as collateral to the Agent for the benefit of the Lenders pursuant to a pledge agreement in form and substance satisfactory to the Agent and the pledging party or (B) the aggregate purchase price (including assumption of debt) of all Permitted Acquisitions made by Subsidiaries which are not Loan Parties and which have not complied with the pledging requirement in clause (A) above shall not exceed $40,000,000 in any one fiscal year.



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

                  7.2.7 Liquidations, Dissolutions, Dispositions of Assets or Subsidiaries. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to dissolve, liquidate or wind up its affairs, or sell, convey, assign, lease, abandon or otherwise transfer or dispose of, voluntarily or involuntarily, any of its properties or assets, tangible or intangible (including sale, assignment, discount or other disposition of accounts, contract rights, chattel paper, equipment or general intangibles with or without recourse or of capital stock, shares of beneficial interest, partnership interests or limited liability company interests of a Subsidiary of such Loan Party), except:

                           (i) transactions involving the sale of inventory in
                  the ordinary course of business;

                           (ii) any sale, transfer or lease of assets in the
                  ordinary course of business which are no longer necessary or required in the conduct of such Loan Party's or such Loan Party's Subsidiary's business;

                           (iii) any sale, transfer or lease of assets by any
                  wholly owned Subsidiary of such Loan Party to such Loan Party or to another Loan Party;

                           (iv) any sale, transfer or lease of assets in the
                  ordinary course of business which are replaced by substitute assets; or

                           (v) any sale, transfer or lease of assets, other than
                  those specifically excepted pursuant to clauses (i) through
                  (iv) above, provided that (i) at the time of any disposition, no Event of Default shall exist or shall result from such disposition, and (ii) the aggregate value of all assets so sold by Loan Parties and their Subsidiaries shall not exceed in any fiscal year 15% of the Consolidated Tangible Net Worth of the Company and its Subsidiaries.

                  7.2.8 Affiliate Transactions. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, enter into or carry out any transaction (including purchasing property or services from or selling property or services to any Affiliate of any Loan Party or other Person) unless such transaction is not otherwise prohibited by this Agreement, is entered into in the ordinary course of business upon fair and reasonable arm's length terms and conditions which are fully disclosed to the Agent and is in accordance with all applicable Law.

                  7.2.9 [Reserved].

                  7.2.10 Continuation of or Change in Business. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, engage in any business other than those businesses substantially as conducted and operated by such Loan Party or Subsidiary during the fiscal year ended July 31, 1998, and such Loan Party or Subsidiary shall not permit any material change in such business other than changes which enhance or complement such business.



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

                  7.2.11 Plans and Benefit Arrangements. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, engage in a Prohibited Transaction with any Plan, Benefit Arrangement or Multiemployer Plan which, alone or in conjunction with any other circumstances or set of circumstances resulting in liability under ERISA or otherwise violate ERISA, except where such liability or violation could not, alone or in conjunction with any other failure, reasonably be expected to have a Material Adverse Effect.

                  7.2.12 Fiscal Year. The Borrower shall not, and shall not permit any of its Subsidiaries to, change its fiscal year from the twelve-month period beginning August 1 and ending July 31.

                  7.2.13 Maximum Leverage Ratio. The Company shall not at any time permit the ratio of the Total Indebtedness of the Company and its Subsidiaries calculated as of the end of each fiscal quarter to Consolidated EBITDA for the immediately preceding four fiscal quarters to be greater than 3.0 to 1.0:

                  7.2.14 Minimum Interest Coverage Ratio. The Company shall not permit the ratio of Consolidated EBIT to consolidated interest expense of the Company and its Subsidiaries, each calculated as of the end of each fiscal quarter for the immediately preceding four (4) fiscal quarters, to be less than
3.0 to 1.0.

                  7.2.15 Minimum Net Worth. The Company shall not as of the end of any fiscal quarter permit Consolidated Net Worth to be less than the sum of
(i) 80% of the Consolidated Net Worth at the Closing Date plus (ii) 45% of the cumulative net income of the Company and its Subsidiaries plus (iii) 50% of all equity interests of the Company issued after the Closing Date.

                  7.2.16 Maximum Loan Party Indebtedness to Loan Party EBITDA Ratio. The Company shall not at any time permit the ratio of the aggregate Loan Party Indebtedness of all Loan Parties to the aggregate EBITDA of all Loan Parties, each as calculated at the end of each fiscal quarter for the immediately preceding four (4) fiscal quarters, to be greater than 4.0 to 1.0.

                  7.2.17 Inconsistent Agreements. Each of the Loan Parties shall not, and shall not permit any of their Subsidiaries to, become or remain subject to any agreement or contract to which it is a party, nor shall any of them enter into any indenture, agreement, instrument or other arrangement which, (a) directly or indirectly prohibits or restrains, or has the effect of prohibiting or restraining, or could reasonably be expected to impose materially adverse conditions upon, the incurrence of the Obligations under the Loan Documents, any provisions of this Agreement (including without limitation Section 7.2.3 hereof) or the amending of any of the Loan Documents, (b) contains any provision which would be violated or breached by the making of Loans to any Borrower, the incurrence of Indebtedness by any Borrower hereunder, or by the performance by any Borrower or any of the Loan Parties of any of their respective obligations under any

Loan Document, or (c) contains any provision restricting any Loan Party from granting Liens on its properties to the Agent for the benefit of itself and the Lenders.

         7.3 Reporting Requirements. The Loan Parties, jointly and severally, covenant and agree that until payment in full of the Loans, Reimbursement Obligations and Letter of Credit Borrowings and interest thereon, expiration or termination of all Letters of Credit, satisfaction of all of the Loan Parties other Obligations hereunder and under the other Loan Documents and termination of the Commitments, the Loan Parties will furnish or cause to be furnished to the Agent and each of the Lenders:

                  7.3.1 Quarterly Financial Statements. As soon as available and in any event within forty-five (45) calendar days after the end of each of the first three fiscal quarters in each fiscal year, financial statements of the Company, consisting of a consolidated balance sheet as of the end of such fiscal quarter and related consolidated statements of income, stockholders' equity and cash flows for the fiscal quarter then ended and the fiscal year through that date, all in reasonable detail and certified (subject to normal year-end audit adjustments) by the Chief Executive Officer, President or Chief Financial Officer of the Company as having been prepared in accordance with GAAP, consistently applied, and setting forth in comparative form the respective financial statements for the corresponding date and period in the previous fiscal year. The Loan Parties will be deemed to have complied with the delivery requirements of this Section 7.3.1 if within forty-five (45) days after the end of its fiscal quarter, the Company delivers to the Agent and each of the Lenders a copy of its Form 10-Q as filed with the SEC and the financial statements contained therein meets the requirements described in this Section.

                  7.3.2 Annual Financial Statements. As soon as available and in any event within ninety (90) days after the end of each fiscal year of the Company, financial statements of the Company consisting of a consolidated balance sheet as of the end of such fiscal year, and related consolidated statements of income, stockholders' equity and cash flows for the fiscal year then ended, all in reasonable detail and setting forth in comparative form the financial statements as of the end of and for the preceding fiscal year, and certified by independent certified public accountants of nationally recognized standing satisfactory to the Agent. The certificate or report of accountants shall be free of qualifications (other than any consistency qualification that may result from a change in the method used to prepare the financial statements as to which such accountants concur) and shall not indicate the occurrence or existence of any event, condition or contingency which would materially impair the prospect of payment or performance of any covenant, agreement or duty of any Loan Party under any of the Loan Documents. The Company will be deemed to have complied with the delivery requirements of this Section 7.3.2 if within ninety
(90) days after the end of its fiscal year, the Company delivers to the Agent and each of the Lenders a copy of its Annual Report and Form 10-K as filed with the SEC and the financial statements and certification of public accountants contained therein meets the requirements described in this Section.

                  7.3.3 Certificate of the Company. Concurrently with the financial statements of the Company furnished to the Agent and to the Lenders pursuant to Sections 7.3.1 and 7.3.2, a certificate of the Company signed by the Chief Executive Officer, President or Chief Financial Officer of the Company, in the form of Exhibit 7.3.3, to the effect that, except as described pursuant to
Section 7.3.4, (i) the representations and warranties of the Loan Parties contained in Section 5.1 and in the other Loan Documents are true on and as of the date of such certificate with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which expressly relate solely to an earlier date or time) and the Loan Parties have performed and complied with all covenants and conditions hereof, (ii) no Event of Default or Potential Default exists and is continuing on the date of such certificate and (iii) containing calculations in sufficient detail to demonstrate compliance as of the date of such financial statements with all financial covenants contained in Section 7.2.

                  7.3.4 Notice of Default. Promptly after any officer of any Loan Party has learned of the occurrence of an Event of Default or Potential Default, a certificate signed by the Chief Executive Officer, President or Chief Financial Officer of the Company setting forth the details of such Event of Default or Potential Default and the action which such Loan Party proposes to take with respect thereto.

                  7.3.5 Notice of Litigation. Promptly after the commencement thereof, notice of all actions, suits, proceedings or investigations before or by any Official Body or any other Person against any Loan Party or Subsidiary of any Loan Party, which involve a claim or series of claims in excess of $1,000,000 or which if adversely determined could reasonably be expected to have a Material Adverse Effect.

                  7.3.6 Sale of Assets. Written notice to the Agent at least fifteen (15) calendar days prior thereto, with respect to any proposed sale or transfer of assets pursuant to Section 7.2.7(iv).

                  7.3.7 Budgets, Forecasts, Other Reports and Information. Promptly upon their becoming available to the Company:

                           (i) any reports including management letters
                  submitted to the Company by independent accountants in connection with any annual, interim or special audit,

                           (ii) any reports, notices or proxy statements
                  generally distributed by the Company to its stockholders on a date no later than the date supplied to such stockholders,

                           (iii) regular or periodic reports, including Forms
                  10-K, 10-Q and 8-K, registration statements and prospectuses, filed by the Company with the SEC,



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                           (iv) such other reports and information, including
                  but not limited to budgets and projections, as any of the Lenders may from time to time reasonably request. The Company shall also notify the Lenders promptly of the enactment or adoption of any Law of which the Company has knowledge which could reasonably be expected to have a Material Adverse Effect, and

                           (v) written notice regarding any change in the legal
                  or beneficial ownership of the Company's Class B common shares.

                  7.3.8 Notices Regarding Plans and Benefit Arrangements.

                           7.3.8.1 Certain Events. Promptly upon becoming aware
of the occurrence thereof, notice (including the nature of the event and, when known, any action taken or threatened by the Internal Revenue Service or the PBGC with respect thereto) of:

                                    (i) any Reportable Event with respect to the
                           Company or any other member of the ERISA Group (regardless of whether the obligation to report said Reportable Event to the PBGC has been waived),

                                    (ii) any Prohibited Transaction which could
                           subject the Company or any other member of the ERISA Group to a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Internal Revenue Code in connection with any Plan, any Benefit Arrangement or any trust created thereunder,

                                    (iii) any assertion of material withdrawal
                           liability with respect to any Multiemployer Plan,

                                    (iv) any partial or complete withdrawal from
                           a Multiemployer Plan by the Company or any other member of the ERISA Group under Title IV of ERISA (or assertion thereof), where such withdrawal is likely to result in material withdrawal liability,

                                    (v) any cessation of operations (by the
                           Company or any other member of the ERISA Group) at a facility in the circumstances described in Section 4062(e) of ERISA,

                                    (vi) withdrawal by the Company or any other
                           member of the ERISA Group from a Multiple Employer Plan,

                                    (vii) a failure by the Company or any other
                           member of the ERISA Group to make a payment to a Plan required to avoid imposition of a Lien under Section 302(f) of ERISA,



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                                    (viii) the adoption of an amendment to a
                           Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA, or

                                    (ix) any change in the actuarial assumptions
                           or funding methods used for any Plan, where the effect of such change is to materially increase or materially reduce the unfunded benefit liability or obligation to make periodic contributions.

                           7.3.8.2 Notices of Involuntary Termination and Annual
Reports. Promptly after receipt thereof, copies of (a) all notices received by the Company or any other member of the ERISA Group of the PBGC's intent to terminate any Plan administered or maintained by the Company or any member of the ERISA Group, or to have a trustee appointed to administer any such Plan; and
(b) at the request of the Agent or any Lender each annual report (IRS Form 5500 series) and all accompanying schedules, the most recent actuarial reports, the most recent financial information concerning the financial status of each Plan administered or maintained by the Company or any other member of the ERISA Group, and schedules showing the amounts contributed to each such Plan by or on behalf of the Company or any other member of the ERISA Group in which any of their personnel participate or from which such personnel may derive a benefit, and each Schedule B (Actuarial Information) to the annual report filed by the Company or any other member of the ERISA Group with the Internal Revenue Service with respect to each such Plan.

                           7.3.8.3 Notice of Voluntary Termination. Promptly
upon the filing thereof, copies of any Form 500 or any successor or equivalent form to Form 500 filed with the PBGC, and copies of any Form 5310, or any successor or equivalent form to Form 5310 filed with the Internal Revenue Service, in connection with the termination of any Plan.

8.       DEFAULT

         8.1 Events of Default. An Event of Default shall mean the occurrence or existence of any one or more of the following events or conditions (whatever the reason therefor and whether voluntary, involuntary or effected by operation of
Law):

                  8.1.1 Payments Under Loan Documents. Any Borrower shall fail to pay (i) any principal of any Loan (including scheduled installments, mandatory prepayments or the payment due at maturity), Reimbursement Obligation or Letter of Credit Borrowing when such amount is due hereunder or (ii) any interest on any Loan, Reimbursement Obligation or Letter of Credit Borrowing or any other amount owing hereunder or under the other Loan Documents within three
(3) Business Days after such interest or other amount becomes due in accordance with the terms hereof or thereof;



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                  8.1.2 Breach of Representation Warranty. Any representation or warranty made at any time by any of the Loan Parties herein or in any other Loan Document, or in any certificate, other instrument or statement furnished pursuant to the provisions hereof or thereof, shall prove to have been false or misleading in any material respect as of the time it was made or furnished;

                  8.1.3 Breach of Negative Covenants or Visitation Rights. Any of the Loan Parties shall default in the observance or performance of any covenant contained in Section 7.1.6 or Section 7.2;

                  8.1.4 Breach of Other Covenants. Any of the Loan Parties shall default in the observance or performance of any other covenant, condition or provision hereof or of any other Loan Document and such default shall continue unremedied for a period of twenty (20) days after any officer of any Loan Party becomes aware of the occurrence thereof (such grace period to be applicable only in the event such default can be remedied by corrective action of the Loan Parties as determined by the Agent in its sole discretion and such grace period to be extended by the Required Lenders in their sole discretion for so long as remediation of such default is initiated and pursued diligently by the Loan Parties).

                  8.1.5 Defaults in Other Agreements or Indebtedness. A default or event of default shall occur at any time under the terms of any other agreement involving borrowed money or the extension of credit or any other Indebtedness under which any Loan Party or Subsidiary of any Loan Party may be obligated as a borrower or guarantor in excess of $9,000,000 in the aggregate, and such breach, default or event of default consists of the failure to pay (beyond any period of grace permitted with respect thereto, whether waived or not) any indebtedness when due (whether at stated maturity, by acceleration or otherwise) or if such breach or default permits or causes the acceleration of any indebtedness (unless such rights have been waived) or the termination of any commitment to lend;

                  8.1.6 Final Judgments or Orders. Any final judgments or orders for the payment of money (to the extent not covered by insurance) in excess of $5,000,000 in the aggregate shall be entered against any Loan Party by a court having jurisdiction in the premises, which judgment is not discharged, vacated, bonded or stayed pending appeal within a period of thirty (30) days from the date of entry;

                  8.1.7 Loan Document Unenforceable. Any of the Loan Documents shall cease to be legal, valid and binding agreements enforceable against the party executing the same or such party's successors and assigns (as permitted under the Loan Documents) in accordance with the respective terms thereof or shall in any way be terminated (except in accordance with its terms) or become or be declared ineffective or inoperative or shall in any way be challenged or contested or cease to give or provide the respective Liens, security interests, rights, titles, interests, remedies, powers or privileges intended to be created thereby;



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                  8.1.8 Uninsured Losses; Proceedings Against Assets. There
shall be commenced against any Loan Party any case, proceeding, or other action seeking issuance of a warranty of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within thirty (30) days from the entry thereof or such come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors and the same is not cured within thirty (30) days thereafter;

                  8.1.9 Notice of Lien or Assessment. A notice of Lien or assessment in excess of, individually or in the aggregate, $5,000,000, which is not a Permitted Lien is filed of record with respect to all or any part of any of the Loan Parties' assets by the United States, or any department, agency or instrumentality thereof, or by any state, county, municipal or other governmental agency, including the PBGC, or any taxes or debts owing at any time or times hereafter to any one of these becomes payable and the same is not paid within thirty (30) days after the same becomes payable;

                  8.1.10 Insolvency. Any Loan Party ceases to be solvent or admits in writing its inability to pay its debts as they mature;

                  8.1.11 Events Relating to Plans and Benefit Arrangements. Any of the following occurs: (i) any Reportable Event, which the Agent determines in good faith constitutes grounds for the termination of any Plan by the PBGC or the appointment of a trustee to administer or liquidate any Plan, shall have occurred and be continuing; (ii) proceedings shall have been instituted or other action taken to terminate any Plan, or a termination notice shall have been filed with respect to any Plan; (iii) a trustee shall be appointed to administer or liquidate any Plan; (iv) the PBGC shall give notice of its intent to institute proceedings to terminate any Plan or Plans or to appoint a trustee to administer or liquidate any Plan; (v) any Prohibited Transaction which could subject the Company or any other member of the ERISA Group to a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Sections 4975 of the Internal Revenue Code in connection with any Plan, any Benefit Arrangement or any trust created thereunder; and, in the case of the occurrence of (i), (ii), (iii), (iv) or (v) above, the Agent determines in good faith that the amount of the Company's liability is likely to exceed 20% of its Consolidated Tangible Net Worth; (vi) the Company or any member of the ERISA Group shall fail to make any contributions when due to a Plan or a Multiemployer Plan; (vii) the Company or any other member of the ERISA Group shall make any amendment to a Plan with respect to which security is required under Section 307 of ERISA; (viii) the Company or any other member of the ERISA Group shall withdraw completely or partially from a Multiemployer Plan; (ix) the Company or any other member of the ERISA Group shall withdraw (or shall be deemed under Section 4062(e) of ERISA to withdraw) from a Multiple Employer Plan; or (x) any applicable Law is adopted, changed or interpreted by any Official Body with respect to or otherwise affecting one or more Plans, Multiemployer Plans or Benefit Arrangements and, with respect to any of the events specified in (vi),
(vii), (viii), (ix) or (x), the Agent determines in good faith that any such occurrence could be reasonably likely to




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materially and adversely affect the total enterprise represented by the Company and the other members of the ERISA Group;

                  8.1.12 Cessation of Business. Any Loan Party ceases to conduct its business as contemplated, except as expressly permitted under Section 7.2.6 or 7.2.7, or any Loan Party is enjoined, restrained or in any way prevented by court order from conducting all or any material part of its business and such injunction, restraint or other preventive order is not dismissed within thirty
(30) days after the entry thereof;

                  8.1.13 Change of Control. (i) Any person or group of persons (within the meaning of Sections 13(d) or 14(a) of the Securities Exchange Act of 1934, as amended) other than Elizabeth Brady, William Brady and their descendants or any trusts established for them or their descendants, and the W.
H. Brady Foundation, Inc. shall have acquired beneficial ownership of (within the meaning of Rule 13d-3 promulgated by the SEC under said Act) one third (1/3) or more of the voting capital stock of the Company; or (ii) a majority of the Board of Directors of the Company shall consist of individuals who are not Continuing Directors; "Continuing Director" means, as of any date of determination, (A) an individual who on the date one year prior to such determination date was a member of the Company's Board of Directors or (B) any new Director whose nomination for election by the Company's shareholders was approved by a vote of at least 75% of the Directors then still in office who either were Directors on the date one year prior to such determination date or whose nomination for election was previously so approved;

                  8.1.14 Involuntary Proceedings. A proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of any Loan Party or Subsidiary of a Loan Party in an involuntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of any Loan Party or Subsidiary of a Loan Party for any substantial part of its property, or for the winding up or liquidation of its affairs, and such proceeding shall remain undismissed or unstayed and in effect for a period of thirty (30) consecutive days or such court shall enter a decree or order granting any of the relief sought in such proceeding; or

                  8.1.15 Voluntary Proceedings. Any Loan Party or Subsidiary of a Loan Party shall commence a voluntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or other similar official) of itself or for any substantial part of its property or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any action in furtherance of any of the foregoing.





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

         8.2 Consequences of Event of Default.

                  8.2.1 Events of Default Other Than Bankruptcy, Insolvency or Reorganization Proceedings. If an Event of Default specified under Sections
8.1.1 through 8.1.13 shall occur and be continuing, the Lenders and the Agent shall be under no further obligation to make Loans or issue Letters of Credit, as the case may be, and the Agent may, and upon the request of the Required Lenders, shall (i) by written notice to the Borrowers, declare the unpaid principal amount of the Loans then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrowers to the Lenders hereunder and thereunder to be forthwith due and payable, and the same shall thereupon become and be immediately due and payable to the Agent for the benefit of each Lender without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, and (ii) require the Borrowers to, and the Borrowers shall thereupon, deposit in a non-interest-bearing account with the Agent, as cash collateral for its Obligations under the Loan Documents, an amount equal to the maximum amount currently or at any time thereafter available to be drawn on all outstanding Letters of Credit, and the Borrowers hereby pledge to the Agent and the Lenders, and grants to the Agent and the Lenders a security interest in, all such cash as security for such Obligations. Upon the curing of all existing Events of Default to the satisfaction of the Required Lenders, the Agent shall return such cash collateral to the Borrowers; and

                  8.2.2 Bankruptcy, Insolvency or Reorganization Proceedings. If an Event of Default specified under Section 8.1.14 or Section 8.1.15 shall occur, the Lenders shall be under no further obligations to make Loans hereunder and the unpaid principal amount of the Loans then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrowers to the Lenders hereunder and thereunder shall be immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived; and

                  8.2.3 Setoff. If an Event of Default shall occur and be continuing, any Lender to whom any Obligation is owed by any Loan Party hereunder or under any other Loan Document or any participant of such Lender which has agreed in writing to be bound by the provisions of Section 9.12 and any branch, Subsidiary or Affiliate of such Lender or participant anywhere in the world shall have the right, in addition to all other rights and remedies available to it, without notice to such Loan Party, to set off against and apply to the then unpaid balance of all the Loans and all other Obligations of the Borrowers and the other Loan Parties hereunder or under any other Loan Document any debt owing to, and any other funds held in any manner for the account of, the Borrower or such other Loan Party by such Lender or participant or by such branch, Subsidiary or Affiliate, including all funds in all deposit accounts (whether time or demand, general or special, provisionally credited or finally credited, or otherwise) now or hereafter maintained by any Borrower or such other Loan Party for its own account (but not including funds held in custodian or trust accounts) with such Lender or participant or such branch, Subsidiary or Affiliate. Such right shall exist whether or not any Lender or the Agent shall have made any demand under this Agreement or any




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other Loan Document, whether or not such debt owing to or funds held for the account of such Borrower or such other Loan Party is or are matured or unmatured and regardless of the existence or adequacy of any Guaranty or any other security, right or remedy available to any Lender or the Agent; and

                  8.2.4 Suits, Actions, Proceedings. If an Event of Default shall occur and be continuing, and whether or not the Agent shall have accelerated the maturity of Loans pursuant to any of the foregoing provisions of this Section 8.2, the Agent or any Lender, if owed any amount with respect to the Loans, may proceed to protect and enforce its rights by suit in equity, action at law and/or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement or the other Loan Documents, including as permitted by applicable Law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of the Agent or such Lender; and

                  8.2.5 Application of Proceeds. From and after the date on which the Agent has taken any action pursuant to this Section 8.2 and until all Obligations of the Loan Parties has been paid in full, any and all proceeds received by the Agent from the exercise of any remedy by the Agent, shall be applied as follows:

                           (i) first, to reimburse the Agent and the Lenders for
out-of-pocket costs, expenses and disbursements, including reasonable attorneys' and paralegals' fees and legal expenses, incurred by the Agent or the Lenders in connection with collection of any Obligations of any of the Borrowers under any of the Loan Documents;

                           (ii) second, to the repayment of all Indebtedness
then due and unpaid of the Loan Parties incurred under this Agreement or any of the other Loan Documents, whether of principal, interest, fees, expenses or otherwise, pro rata to the Lenders; and

                           (iii) the balance, if any, as required by Law.

                  8.2.6 Other Rights and Remedies. In addition to all of the rights and remedies contained in this Agreement or in any of the other Loan Documents, the Agent shall have all of the rights and remedies under applicable Law, all of which rights and remedies shall be cumulative and non-exclusive, to the extent permitted by Law. The Agent may, and upon the request of the Required Lenders shall, exercise all post-default rights granted to the Agent and the Lenders under the Loan Documents or applicable Law.

9.       THE AGENT

         9.1 Appointment. Each Lender hereby irrevocably designates, appoints and authorizes PNC Bank to act as Agent for such Lender under this Agreement and to execute and deliver or accept on behalf of each of the Lenders the other Loan





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Documents. Each Lender hereby irrevocably authorizes the Agent to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and any other instruments and agreements referred to herein, and to exercise such powers and to perform such duties hereunder as are specifically delegated to or required of the Agent by the terms hereof, together with such powers as are reasonably incidental thereto. PNC Bank agrees to act as the Agent on behalf of the Lenders to the extent provided in this Agreement.

         9.2 Delegation of Duties. The Agent may perform any of its duties hereunder by or through agents or employees (provided such delegation does not constitute a relinquishment of its duties as Agent) and, subject to Sections 9.5 and 9.6, shall be entitled to engage and pay for the advice or services of any attorneys, accountants or other experts concerning all matters pertaining to its duties hereunder and to rely upon any advice so obtained.

         9.3 Nature of Duties; Independent Credit Investigation. The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and no implied covenants, functions, responsibilities, duties, obligations, or liabilities shall be read into this Agreement or otherwise exist. The duties of the Agent shall be mechanical and administrative in nature; the Agent shall not have by reason of this Agreement a fiduciary or trust relationship in respect of any Lender; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Agreement except as expressly set forth herein. Without limiting the generality of the foregoing, the use of the term "agent" in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Each Lender expressly acknowledges (i) that the Agent has not made any representations or warranties to it and that no act by the Agent hereafter taken, including any review of the affairs of any of Loan Parties, shall be deemed to constitute any representation or warranty by the Agent to any Lender; (ii) that it has made and will continue to make, without reliance upon the Agent, its own independent investigation of the financial condition and affairs and its own appraisal of the creditworthiness of each of the Loan Parties in connection with this Agreement and the making and continuance of the Loans hereunder; and (iii) except as expressly provided herein, that the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of any Loan or at any time or times thereafter.

         9.4 Actions in Discretion of Agent; Instructions From the Lenders. The Agent agrees, upon the written request of the Required Lenders, to take or refrain from taking any action of the type specified as being within the Agent's rights, powers or discretion herein, provided that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or any other Loan Document or applicable Law. In the absence of a request by the Required Lenders, the




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Agent shall have authority, in its sole discretion, to take or not to take any such action, unless this Agreement specifically requires the consent of the Required Lenders or all of the Lenders. Any action taken or failure to act pursuant to such instructions or discretion shall be binding on the Lenders, subject to Section 9.6. Subject to the provisions of Section 9.6, no Lender shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders (or all of the Lenders if required by Section 10.1), or in the absence of such instructions, in the absolute discretion of the Agent.

         9.5 Reimbursement and Indemnification of Agent by the Borrower. The Borrowers, jointly and severally, unconditionally agree to pay or reimburse the Agent and hold the Agent harmless against (a) liability for the payment of all reasonable out-of-pocket costs, expenses and disbursements, including fees and expenses of counsel (including the allocated costs of staff counsel), appraisers and environmental consultants, incurred by the Agent (i) in connection with the development, negotiation, preparation, printing, execution, administration, syndication, interpretation and performance of this Agreement and the other Loan Documents, (ii) relating to any requested amendments, waivers or consents pursuant to the provisions hereof, (iii) in connection with the enforcement of this Agreement or any other Loan Document or collection of amounts due hereunder or thereunder or the proof and allowability of any claim arising under this Agreement or any other Loan Document, whether in bankruptcy or receivership proceedings or otherwise, and (iv) in any workout or restructuring or in connection with the protection, preservation, exercise or enforcement of any of the terms hereof or of any rights hereunder or under any other Loan Document or in connection with any foreclosure, collection or bankruptcy proceedings, and
(b) all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent, in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by the Agent hereunder or thereunder, provided that the Borrowers shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements if the same results from the Agent's gross negligence or willful misconduct, or if the Borrowers were not given notice of the subject claim and the opportunity to participate in the defense thereof, at its expense (except that the Borrowers shall remain liable to the extent such failure to give notice does not result in a loss to the Borrowers), or if the same results from a compromise or settlement agreement entered into without the consent of the Borrowers, which consent shall not be unreasonably withheld or if the same results from legal proceedings commenced against or disputes among the Agent or any Lender by any other Lender or its participants or the Agent, or if the same results from the violation by the Agent or any Lender of an express provision of this Agreement or any other Loan Document if so determined by a final judgment of a court of competent jurisdiction. In addition, the Borrowers agree to reimburse and pay all reasonable out-of-pocket expenses of the Agent's regular employees and agents engaged periodically to perform



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audits of the Loan Parties' books, records and business properties as permitted under Section 7.1.6.

         9.6 Exculpatory Provisions; Limitation of Liability. Neither the Agent nor any of its directors, officers, employees, agents, attorneys or Affiliates shall (a) be liable to any Lender for any action taken or omitted to be taken by it or them hereunder, or in connection herewith including pursuant to any Loan Document, unless caused by its or their own gross negligence or willful misconduct, (b) be responsible in any manner to any of the Lenders for the effectiveness, enforceability, genuineness, validity or the due execution of this Agreement or any other Loan Documents or for any recital, representation, warranty, document, certificate, report or statement herein or made or furnished under or in connection with this Agreement or any other Loan Documents, or (c) be under any obligation to any of the Lenders to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions hereof or thereof on the part of Loan Parties or the financial condition of the Loan Parties, or the existence or possible existence of any Event of Default or Potential Default. No claim may be made by any of the Loan Parties, any Lender, the Agent or any of their respective Subsidiaries against the Loan Parties, the Agent, any Lender or any of their respective directors, officers, employees, agents, attorneys or Affiliates, or any of them, for any special, indirect or consequential damages or, to the fullest extent permitted by Law, for any punitive damages in respect of any claim or cause of action (whether based on contract, tort, statutory liability, or any other ground) based on, arising out of or related to any Loan Document or the transactions contemplated hereby or any act, omission or event occurring in connection therewith, including the negotiation, documentation, administration or collection of the Loans, and each of the Loan Parties, (for itself and on behalf of each of its Subsidiaries), the Agent and each Lender hereby waive, releases and agree never to sue upon any claim for any such damages, whether such claim now exists or hereafter arises and whether or not it is now known or suspected to exist in its favor. Each Lender agrees that, except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder or given to the Agent for the account of or with copies for the Lenders, the Agent and each of its directors, officers, employees, agents, attorneys or Affiliates shall not have any duty or responsibility to provide any Lender with an credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Loan Parties which may come into the possession of the Agent or any of its directors, officers, employees, agents, attorneys or Affiliates.

         9.7 Reimbursement and Indemnification of Agent by Lenders. Each Lender agrees to reimburse and indemnify the Agent (to the extent not reimbursed by the Borrowers and without limiting the Obligation of the Borrowers to do so) in proportion to its Ratable Share from and against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements, including attorneys' fees and disbursements (including the allocated costs of staff counsel), and costs of appraisers and environmental consultants, of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent, in its capacity as such, in any




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way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by the Agent hereunder or thereunder, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (a) if the same results from the Agent's gross negligence or willful misconduct, or (b) if such Lender was not given notice of the subject claim and the opportunity to participate in the defense thereof, at its expense (except that such Lender shall remain liable to the extent such failure to give notice does not result in a loss to the Lender), or (c) if the same results from a compromise and settlement agreement entered into without the consent of such Lender, which shall not be unreasonably withheld. In addition, each Lender agrees promptly upon demand to reimburse the Agent (to the extent not reimbursed by the Borrowers and without limiting the Obligation of the Loan Parties to do
so) in proportion to its Ratable Share for all amounts due and payable by the Loan Parties to the Agent in connection with the Agent's periodic audit of the Loan Parties' books, records and business properties.

         9.8 Reliance by Agent. The Agent shall be entitled to rely upon any writing, telegram, telex or teletype message, resolution, notice, consent, certificate, letter, cablegram, statement, order or other document or conversation by telephone or otherwise believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon the advice and opinions of counsel and other professional advisers selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action hereunder unless it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

         9.9 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Potential Default or Event of Default unless the Agent has received written notice from a Lender or the Borrower referring to this Agreement, describing such Potential Default or Event of Default and stating that such notice is a "notice of default."

         9.10 Notices. The Agent shall promptly send to each Lender a copy of all notices received from the Borrower pursuant to the provisions of this Agreement or the other Loan Documents promptly upon receipt thereof. The Agent shall promptly notify the Borrowers and the other Lenders of each change in the Base Rate and the effective date thereof.

         9.11 Lenders in Their Individual Capacities. With respect to its Revolving Credit Commitment and the Revolving Credit Loans made by it and any other rights and powers given to it as a Lender hereunder or under any of the other Loan Documents, the Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not the Agent, and the term "Lenders" shall, unless the context otherwise indicates, include the Agent in its individual capacity. PNC Bank and its Affiliates and each of the Lenders and their respective Affiliates may, without liability to account, except as prohibited herein, make loans to, accept deposits




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from, discount drafts for, act as trustee under indentures of, and generally engage in any kind of banking or trust business with, the Loan Parties and their Affiliates, in the case of the Agent, as though it were not acting as Agent hereunder and in the case of each Lender, as though such Lender were not a Lender hereunder. The Lenders acknowledge that, pursuant to such activities, the Agent or its Affiliates may (i) receive information regarding the Loan Parties (including information that may be subject to confidentiality obligations in favor of the Loan Parties) and acknowledge that the Agent shall be under no obligation to provide such information to them, and (ii) accept fees and other consideration from the Loan Parties for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

         9.12 Equalization of Lenders. The Lenders and the holders of any participations in any Commitments or Loans or other rights or obligations of a Lender hereunder agree among themselves that, with respect to all amounts received by any Lender or any such holder for application on any Obligation hereunder or under any such participation, whether received by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or by any other non-pro rata source, equitable adjustment will be made in the manner stated in the following sentence so that, in effect, all such excess amounts will be shared ratably among the Lenders and such holders in proportion to their interests in payments on the Loans, except as otherwise provided in Section 3.4.3, 4.4.2 or 4.6. The Lenders or any such holder receiving any such amount shall purchase for cash from each of the other Lenders an interest in such Lender's Loans in such amount as shall result in a ratable participation by the Lenders and each such holder in the aggregate unpaid amount of the Loans, provided that if all or any portion of such excess amount is thereafter recovered from the Lender or the holder making such purchase, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, together with interest or other amounts, if any, required by law (including court order) to be paid by the Lender or the holder making such purchase.

         9.13 Successor Agent. The Agent (i) may resign as Agent or (ii) shall resign if such resignation is requested by the Required Lenders (if the Agent is a Lender, the Agent's Loans and its Commitment shall be considered in determining whether the Required Lenders have requested such resignation) or required by Section 4.4.2, in either case of (i) or (ii) by giving not less than thirty (30) days' prior written notice to the Borrowers. If the Agent shall resign under this Agreement, then either (a) the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, subject to the consent of the Borrowers, such consent not to be unreasonably withheld, or (b) if a successor agent shall not be so appointed and approved within the thirty (30) day period following the Agent's notice to the Lenders of its resignation, then the Agent shall appoint, with the consent of the Borrowers, such consent not to be unreasonably withheld, a successor agent who shall serve as Agent until such time as the Required Lenders appoint and the Borrowers consent to the appointment of a successor agent. Upon its appointment pursuant to either clause
(a) or (b) above, such successor agent shall succeed to the rights, powers and duties of the Agent, and the term "Agent" shall mean such successor agent, effective upon its appointment, and the former Agent's




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rights, powers and duties as Agent shall be terminated without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement. After the resignation of any Agent hereunder, the provisions of this Section 9 shall inure to the benefit of such former Agent and such former Agent shall not by reason of such resignation be deemed to be released from liability for any actions taken or not taken by it while it was an Agent under this Agreement.

         9.14 Agent's Fee. A Borrower shall pay to the Agent its customary nonrefundable fee (the "Optional Currency Loan Processing Fee") in connection with processing Revolving Credit Loans denominated in any Optional Currency, and a nonrefundable fee (the "Agent's Fee") for Agent's services hereunder under the terms of a letter (the "Agent's Letter") between the Company and Agent, as amended from time to time.

         9.15 Availability of Funds. The Agent may assume that each Lender has made or will make the proceeds of a Loan available to the Agent in the applicable currency unless the Agent shall have been notified by such Lender on or before the later of (1) the close of Business on the Business Day preceding the Borrowing Date with respect to such Loan or two (2) hours before the time on which the Agent actually funds the proceeds of such Loan to a Borrower (whether using its own funds pursuant to this Section 9.15 or using proceeds deposited with the Agent by the Lenders and whether such funding occurs before or after the time on which Lenders are required to deposit the proceeds of such Loan with the Agent). The Agent may, in reliance upon such assumption (but shall not be required to), make available to such Borrower a corresponding amount in the applicable currency. If such corresponding amount is not in fact made available to the Agent by such Lender in the applicable currency, the Agent shall be entitled to recover such amount on demand from such Lender (or, if such Lender fails to pay such amount forthwith upon such demand from such Borrower) together with interest thereon, in respect of each day during the period commencing on the date such amount was made available to such Borrower and ending on the date the Agent recovers such amount, at a rate per annum equal to (i) the Federal Funds Effective Rate, in the case of a Dollar Loan, or the Overnight Rate, in the case of an Optional Currency Loan, during the first three (3) days after such interest shall begin to accrue and (ii) the applicable interest rate in respect of such Loan after the end of such three-day period.

         9.16 Calculations. In the absence of gross negligence or willful misconduct, the Agent shall not be liable for any error in computing the amount payable to any Lender whether in respect of the Loans, fees or any other amounts due to the Lenders under this Agreement. In the event an error in computing any amount payable to any Lender is made, the Agent, the Borrowers and each affected Lender shall, forthwith upon discovery of such error, make such adjustments as shall be required to correct such error, and any compensation therefor will be calculated at the Federal Funds Effective Rate or the Overnight Rate if such computation relates to a Loan made in an Optional Currency.



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         9.17 Beneficiaries. Except as expressly provided in Sections 9.5 and
9.13 of this Agreement, the provisions of this Section 9 are solely for the benefit of the Agent and the Lenders, and the Loan Parties shall not have any rights to rely on or enforce any of the provisions hereof. In performing its functions and duties under this Agreement, the Agent shall act solely as agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any of the Loan Parties.

10.      MISCELLANEOUS

         10.1 Modifications, Amendments or Waivers. With the written consent of the Required Lenders, the Agent, acting on behalf of all the Lenders, and the Borrowers, on behalf of the Loan Parties, may from time to time enter into written agreements amending or changing any provision of this Agreement or any other Loan Document or the rights of the Lenders or the Loan Parties hereunder or thereunder, or may grant written waivers or consents to a departure from the due performance of the Obligations of the Loan Parties hereunder or thereunder. Any such agreement, waiver or consent made with such written consent shall be effective to bind all the Lenders and the Loan Parties; provided, that, without the written consent of all the Lenders, no such agreement, waiver or consent may be made which will:

                  10.1.1 Increase of Commitment; Extension or Expiration Date. Except as permitted pursuant to Section 2.4.2, increase the amount of the Revolving Credit Commitment of any Lender hereunder or extend the Expiration Date;

                  10.1.2 Extension of Payment; Reduction of Principal, Interest or Fees; Modification of Terms of Payment. Whether or not any Loans are outstanding, extend the time for payment of principal or interest of any Loan (excluding the due date of any mandatory prepayment of a Loan or any mandatory Commitment reduction in connection with such a mandatory prepayment hereunder except for mandatory reductions of the Commitments on the Expiration Date), the Commitment Fee or any other fee payable to any Lender, or reduce the principal amount of or the rate of interest borne by any Loan or reduce the Commitment Fee or any other fee payable to any Lender, or otherwise affect the terms of payment of the principal of or interest of any Loan, the Commitment Fee or any other fee payable to any Lender;

                  10.1.3 Miscellaneous. Amend Section 4.2, 4.6 or 9.12 or this
Section 10.1, alter any provision regarding the pro rata treatment of the Lenders, change the definition of Required Lenders, or change any requirement providing for the Lenders or the Required Lenders to authorize the taking of any action hereunder;

                  10.1.4 Release of Borrower or Guarantor. Release any Borrower or any Guarantor from its obligations under this Agreement or any other Loan Document;


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provided, further, that no agreement, waiver or consent which would modify the interests, rights or obligations of the Agent in its capacity as Agent or as the issuer of Letters of Credit shall be effective without the written consent of the Agent.

         10.2 No Implied Waivers; Cumulative Remedies; Writing Required. No course of dealing and no delay or failure of the Agent or any Lender in exercising any right, power, remedy or privilege under this Agreement or any other Loan Document shall affect any other or future exercise thereof or operate as a waiver thereof, nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power, remedy or privilege preclude any further exercise thereof or of any other right, power, remedy or privilege. The rights and remedies of the Agent and the Lenders under this Agreement and any other Loan Documents are cumulative and not exclusive of any rights or remedies which they would otherwise have. Any waiver, permit, consent or approval of any kind or character on the part of any Lender of any breach or default under this Agreement or any such waiver of any provision or condition of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing.

         10.3 Reimbursement and Indemnification of Lenders by the Borrower; Taxes. The Borrowers agree unconditionally upon demand to pay or reimburse to each Lender (other than the Agent, as to which the Borrowers' Obligations are set forth in Section 9.5) and to save such Lender harmless against (i) liability for the payment of all reasonable out-of-pocket costs, expenses and disbursements (including reasonable fees and expenses of counsel (including allocated costs of staff counsel) for each Lender except with respect to (a) and
(b) below), incurred by such Lender (a) in connection with the administration and interpretation of this Agreement, and other instruments and documents to be delivered hereunder, (b) relating to any amendments, waivers or consents pursuant to the provisions hereof, (c) in connection with the enforcement of this Agreement or any other Loan Document, or collection of amounts due hereunder or thereunder or the proof and allowability of any claim arising under this Agreement or any other Loan Document, whether in bankruptcy or receivership proceedings or otherwise, and (d) in any workout or restructuring or in connection with the protection, preservation, exercise or enforcement of any of the terms hereof or of any rights hereunder or under any other Loan Document or in connection with any foreclosure, collection or bankruptcy proceedings, or
(ii) all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Lender, in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by such Lender hereunder or thereunder, provided that the Borrowers shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (A) if the same results from such Lender's gross negligence or willful misconduct, or (B) if the Borrowers were not given notice of the subject claim and the opportunity to participate in the defense thereof, at its expense (except that the Borrowers shall remain liable to the extent such failure to give notice does not result in a loss to the Borrowers), or (C) if the same results from a compromise




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or settlement agreement entered into without the consent of the Borrowers, which shall not be unreasonably withheld or (D) if the same results from legal proceedings commenced against or disputes among the Agent or any Lender by any other Lender or its participants or the Agent or (E) if the same results from the violation by the Agent or any Lender of an express provision of this Agreement or any other Loan Document if so determined by a final judgment of a court of competent jurisdiction. The Lenders will attempt to minimize the fees and expenses of legal counsel for the Lenders which are subject to reimbursement by the Borrowers hereunder by considering the usage of one law firm to represent the Lenders and the Agent if appropriate under the circumstances. The Borrowers agree unconditionally to pay all stamp, document, transfer, recording or filing taxes or fees and similar impositions now or hereafter determined by the Agent or any Lender to be payable in connection with this Agreement or any other Loan Document, and the Borrowers agree unconditionally to save the Agent and the Lenders harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such taxes, fees or impositions.

         10.4 Holidays. Whenever payment of a Loan to be made or taken hereunder shall be due on a day which is not a Business Day such payment shall be due on the next Business Day and such extension of time shall be included in computing interest and fees, except that the Loans shall be due on the Business Day preceding the Expiration Date if the Expiration Date is not a Business Day. Whenever any payment or action to be made or taken hereunder (other than payment of the Loans) shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day (except as provided in Section 3.2 with respect to Interest Periods under the Euro-Rate Option), and such extension of time shall not be included in computing interest or fees, if any, in connection with such payment or action.

         10.5 Funding by Branch, Subsidiary or Affiliate.

                  10.5.1 Notional Funding. Each Lender shall have the right from time to time, without notice to the Borrowers, to deem any branch, Subsidiary or Affiliate (which for the purposes of this Section 10.5 shall mean any corporation or association which is directly or indirectly controlled by or is under direct or indirect common control with any corporation or association which directly or indirectly controls such Lender) of such Lender to have made, maintained or funded any Loan to which the Euro-Rate Option applies at any time, provided that immediately following (on the assumption that a payment were then due from the Borrower to such other office), and as a result of such change, the Borrowers would not be under any greater financial obligation pursuant to
Section 4.6 than it would have been in the absence of such change. Notional funding offices may be selected by each Lender without regard to such Lender's actual methods of making, maintaining or funding the Loans or any sources of funding actually used by or available to such Lender.



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                  10.5.2 Actual Funding. Each Lender shall have the right from time to time to make or maintain any Loan by arranging for a branch, Subsidiary or Affiliate of such Lender to make or maintain such Loan subject to the last sentence of this Section 10.5.2. If any Lender causes a branch, Subsidiary or Affiliate to make or maintain any part of the Loans hereunder, all terms and conditions of this Agreement shall, except where the context clearly requires otherwise, be applicable to such part of the Loans to the same extent as if such Loans were made or maintained by such Lender, but in no event shall any Lender's use of such a branch, Subsidiary or Affiliate to make or maintain any part of the Loans hereunder cause such Lender or such branch, Subsidiary or Affiliate to incur any cost or expenses payable by the Borrowers hereunder or require the Borrower to pay any other compensation to any Lender (including any expenses incurred or payable pursuant to Section 4.6) which would otherwise not be incurred.

         10.6 Notices; Lending Offices. All notices, requests, demands, directions and other communications (as used in this Section 10.6, collectively referred to as "notices") given to or made upon any party hereto under the provisions of this Agreement shall be by telephone or in writing (including telex or facsimile communication) unless otherwise expressly permitted hereunder and shall be delivered or sent by telex or facsimile to the respective parties at the addresses and numbers set forth under their respective names on Schedule 1.1(B) hereof or in accordance with any subsequent unrevoked written direction from any party to the others. All notices shall, except as otherwise expressly herein provided, be effective (a) in the case of telex or facsimile, when received, (b) in the case of hand-delivered notice, when hand-delivered, (c) in the case of telephone, when telephoned, provided, however, that in order to be effective, telephonic notices must be confirmed in writing no later than the next day by letter, facsimile or telex, (d) if given by mail, four (4) days after such communication is deposited in the mail with first-class postage prepaid, return receipt requested, and (e) if given by any other means (including by air courier), when delivered; provided, that notices to the Agent shall not be effective until received. Any Lender giving any notice to the Borrowers shall simultaneously send a copy thereof to the Agent, and the Agent shall promptly notify the other Lenders of the receipt by it of any such notice.
Schedule 1.1(B) lists the Lending Offices of each Lender. Each Lender may change its Lending Office by written notice to the other parties hereto.

         10.7 Severability. The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

         10.8 Governing Law. Each Letter of Credit and Section 2.13 shall be subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be revised or amended from time to time, and to the extent not inconsistent therewith, the internal




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laws of the State of Illinois without regard to its conflict of laws principles, and the balance of this Agreement shall be deemed to be a contract under the Laws of the State of Illinois for all purposes shall be governed by and construed and enforced in accordance with the internal laws of the State of Illinois without regard to its conflict of laws principles.

         10.9 Prior Understanding. This Agreement and the other Loan Documents supersede all prior understandings and agreements, whether written or oral, between the parties hereto and thereto relating to the transactions provided for herein and therein, including any prior confidentiality agreements and commitments.

         10.10 Duration; Survival. All representations and warranties of the Loan Parties contained herein or made in connection herewith shall survive the making of Loans and issuance of Letters of Credit and shall not be waived by the execution and delivery of this Agreement, any investigation by the Agent or the Lenders, the making of Loans, issuance of Letters of Credit, or payment in full of the Loans. All covenants and agreements of the Loan Parties contained in Sections 7.1, 7.2 and 7.3 herein shall continue in full force and effect from and after the date hereof so long as any Borrower may borrow or request Letters of Credit hereunder and until termination of the Commitments and payment in full of the Loans and expiration or termination of all Letters of Credit. All covenants and agreements of the Borrowers contained herein relating to the payment of principal, interest, premiums, additional compensation or expenses and indemnification, including those set forth in Section 4 and Sections 9.5,
9.7 and 10.3, shall survive payment in full of the Loans, expiration or termination of the Letters of Credit and termination of the Commitments.

         10.11 Successors and Assigns.

                  (i) This Agreement shall be binding upon and shall inure to the benefit of the Lenders, the Agent, the Loan Parties and their respective successors and assigns, except that the none of the Loan Parties may assign or transfer any of their rights and Obligations hereunder or any interest herein. Each Lender may, at its own cost, make assignments of or sell participations in all or any part of its Commitments and the Loans made by it to one or more Lenders or other entities, subject to the consent of the Borrower and the Agent with respect to any assignee, such consent not to be unreasonably withheld, provided that (1) no consent of the Borrowers shall be required (A) if an Event of Default exists and is continuing, or (B) in the case of an assignment by a Lender to an Affiliate of such Lender, and (2) any assignment by a Lender to a Person other than an Affiliate of such Lender may not be made in amounts less than the lesser of $5,000,000 or the amount of the assigning Lender's Commitment. In the case of an assignment, upon receipt by the Agent of the Assignment and Assumption Agreement, the assignee shall have, to the extent of such assignment (unless otherwise provided therein), the same rights, benefits and obligations as it would have if it had been a signatory Lender hereunder, the Commitments shall be adjusted accordingly, and upon surrender of any promissory note subject to such assignment, the Borrowers shall execute and deliver a new promissory



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note to the assignee, if such assignee requests such a promissory note in an amount equal to the amount of the Revolving Credit Commitment assumed by it and a new promissory note to the assigning Lender, if the assigning Lender requests such a promissory note, in an amount equal to the Revolving Credit Commitment retained by it hereunder. Any Lender which assigns any or all of its Commitment or Loans to a Person other than an Affiliate of such Lender shall pay to the Agent a service fee in the amount of $3,500 for each assignment. In the case of a participation, the participant shall only have the rights specified in Section 8.2.3, and the participant's rights against such Lender in respect of such participation are to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto and not to include any voting rights except with respect to changes of the type referenced in Sections 10.1.1 or 10.1.2. All of such Lender's obligations under this Agreement or any other Loan Document shall remain unchanged, and all amounts payable by any Loan Party hereunder or thereunder shall be determined as if such Lender had not sold such participation.

                  (ii) Any assignee or participant which is not incorporated under the Laws of the United States of America or a state thereof shall deliver to the Borrower and the Agent the form of certificate described in Section 10.17 relating to federal income tax withholding. Each Lender may furnish any publicly available information concerning any Loan Party or its Subsidiaries and any other information concerning any Loan Party or its Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees or participants), provided that such assignees and participants agree to be bound by the provisions of Section 10.12.

                  (iii) Notwithstanding any other provision in this Agreement, any Lender may at any time pledge or grant a security interest in all or any portion of its rights under this Agreement, its promissory note (if any) and the other Loan Documents to any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR Section 203.14 without notice to or consent of the Borrower or the Agent. No such pledge or grant of a security interest shall release the transferor Lender of its obligations hereunder or under any other Loan Document.

         10.12 Confidentiality.

                  10.12.1 General. The Agent and the Lenders each agree to keep confidential all information obtained from any Loan Party or its Subsidiaries which is nonpublic and confidential or proprietary in nature (including any information the Borrower specifically designates as confidential), except as provided below, and to use such information only in connection with their respective capacities under this Agreement and for the purposes contemplated hereby. The Agent and the Lenders shall be permitted to disclose such information (i) to their outside legal counsel, accountants and other professional advisors who need to know such information in connection with the administration and enforcement of this Agreement, subject to agreement of such Persons to maintain the confidentiality, (ii) to assignees and participants as contemplated by Section 10.11, (iii) to the extent requested by any bank


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regulatory authority or, with notice to the Borrower, as otherwise required by applicable Law or by any subpoena or similar legal process, or in connection with any investigation or proceeding arising out of the transactions contemplated by this Agreement, (iv) if it becomes publicly available other than as a result of a breach of this Agreement or becomes available from a source not known to be subject to confidentiality restrictions, or (v) if the Borrower shall have consented to such disclosure.

                  10.12.2 Sharing Information With Affiliates of the Lenders. Each Loan Party acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Borrowers, or one or more of their Affiliates (in connection with this Agreement or otherwise) by any Lender or by one or more Subsidiaries or Affiliates of such Lender and the Borrowers hereby authorizes each Lender to share any information delivered to such Lender by such Loan Party and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, to any such Subsidiary or Affiliate of such Lender, it being understood that any such Subsidiary or affiliate of any Lender receiving such information shall be bound by the provisions of Section 10.12.1 as if it were a Lender hereunder. Such Authorization shall survive the repayment of the Loans and other Obligations and the termination of the Commitments.

         10.13 Counterparts. This Agreement may be executed by different parties hereto on any number of separate counterparts, each of which, when so executed and delivered, shall be an original, and all such counterparts shall together constitute one and the same instrument.

         10.14 Agent's or Lender's Consent. Whenever the Agent's or any Lender's consent is required to be obtained under this Agreement or any of the other Loan Documents as a condition to any action, inaction, condition or event, the Agent and each Lender shall be authorized to give or withhold such consent in its sole and absolute discretion and to condition its consent upon the giving of additional collateral, the payment of money or any other matter.

         10.15 Exceptions. The representations, warranties and covenants contained herein shall be independent of each other, and no exception to any representation, warranty or covenant shall be deemed to be an exception to any other representation, warranty or covenant contained herein unless expressly provided, nor shall any such exceptions be deemed to permit any action or omission that would be in contravention of applicable Law.

         10.16 CONSENT TO FORUM; WAIVER OF JURY TRIAL. EACH LOAN PARTY HEREBY IRREVOCABLY CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF THE CIRCUIT COURT OF COOK COUNTY AND THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS, AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY CERTIFIED OR REGISTERED MAIL DIRECTED TO SUCH LOAN PARTY AT THE ADDRESSES

PROVIDED FOR IN SECTION 10.6 AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT THEREOF. EACH LOAN PARTY WAIVES ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED AGAINST IT AS PROVIDED HEREIN AND AGREES NOT TO ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE. EACH LOAN PARTY, THE AGENT AND THE LENDERS HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT TO THE FULL EXTENT PERMITTED BY LAW.

         10.17 Tax Withholding Clause. Each Lender or assignee or participant of a Lender that is not incorporated under the Laws of the United States of America or a state thereof agrees that it will deliver to each of the Borrower and the Agent two (2) duly completed copies of the following: (i) Internal Revenue Service Form W-9, 4224 or 1001, or other applicable form prescribed by the Internal Revenue Service, certifying that such Lender, assignee or participant is entitled to receive payments under this Agreement and the other Loan Documents without deduction or withholding of any United States federal income taxes, or is subject to such tax at a reduced rate under an applicable tax treaty, or (ii) Internal Revenue Service Form W-8 or other applicable form or a certificate of such Lender, assignee or participant indicating that no such exemption or reduced rate is allowable with respect to such payments. Each Lender, assignee or participant required to deliver to the Borrowers and the Agent a form or certificate pursuant to the preceding sentence shall deliver such form or certificate as follows: (A) each Lender which is a party hereto on the Closing Date shall deliver such form or certificate at least five (5) Business Days prior to the first date on which any interest or fees are payable by the Borrowers hereunder for the account of such Lender; (B) each assignee or participant shall deliver such form or certificate at least five (5) Business Days before the effective date of such assignment or participation (unless the Agent in its sole discretion shall permit such assignee or participant to deliver such form or certificate less than five (5) Business Days before such date in which case it shall be due on the date specified by the Agent). Each Lender, assignee or participant which so delivers a Form W-8, W-9, 4224 or 1001 further undertakes to deliver to each of the Borrowers and the Agent two (2) additional copies of such form (or a successor form) on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrowers or the Agent, either certifying that such Lender, assignee or participant is entitled to receive payments under this Agreement and the other Loan Documents without deduction or withholding of any United States federal income taxes or is subject to such tax at a reduced rate under an applicable tax treaty or stating that no such exemption or reduced rate is allowable. The Agent shall be entitled to withhold United States federal income taxes at the full withholding rate unless the Lender, assignee or participant establishes an exemption or that it is subject to a reduced rate as established pursuant to the above provisions.

         10.18 Joinder of Guarantors. Any Subsidiary of the Company which is required to join this Agreement as a Guarantor pursuant to Section 7.1.11 or
Section 7.2.6 shall execute and deliver to the Agent (i) a Guarantor Joinder in substantially the form attached hereto as Exhibit 1.1(G)(1) pursuant to which it shall join as a Guarantor each of the documents to which the Guarantors are parties; and (ii) documents in the forms described in Section 7.1.11 modified as appropriate to relate to such Subsidiary.

         10.19 Concerning Joint and Several Liability of the Borrowers. (a) Each of the Borrowers is accepting joint and several liability hereunder in consideration of the financial accommodation to be provided by the Lenders under this Agreement, for the mutual benefit, directly and indirectly, of each of the Borrowers and in consideration of the undertakings of each of the Borrowers to accept joint and several liability for the obligations of each of them.

                  (b) Each of the Borrowers jointly and severally hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers with respect to the payment and performance of all of the obligations of all Borrowers under this Agreement or any other Loan Document, it being the intention of the parties hereto that all such obligations shall be the joint and several obligations of each of the Borrowers without preferences or distinction between them.

                  (c) If and to the extent that any Borrower shall fail to make any payment with respect to any of the obligations of any Borrower under this Agreement or any other Loan Document as and when due or to perform any of such obligations in accordance with the terms thereof, then in each such event, the other Borrowers will make such payment with respect to, or perform, such obligations.

                  (d) The obligations of each Borrower under the provisions of this Section 10.19 constitute full recourse obligations of such Borrower, enforceable against it to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement or any other Loan Document or any other circumstances whatsoever.

                  (e) Except as otherwise expressly provided herein or required by applicable law, each Borrower hereby waives notice of acceptance of its joint and several liability, notice of any other Borrower's request for any Loan under this Agreement, notice of any Loan made under this Agreement, notice of occurrence of any Event of Default or Potential Default of any demand for any payment under this Agreement or any other Loan Document, notice of any action at any time taken or omitted by any Lender or the Agent under or in respect of any of the obligations of the Borrowers under this Agreement or any other Loan Document, any requirement of diligence and, generally, all demands, notices and other formalities of every kind in connection with this Agreement or any other Loan Document. Each Borrower hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the obligations of the Borrowers, under this Agreement or any other

Loan Document, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by any Lender at any time or times in respect of any default by any Borrower in the performance or satisfaction of any term, covenant, condition or provision of this Agreement or any other Loan Document, any and all other indulgences whatsoever by any Lender in respect of any of the obligations of the Borrowers under this Agreement or any other Loan Document, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the obligations of the Borrower under this Agreement or the addition, substitution or release in whole or in part, of any Borrower. Without limiting the generality of the foregoing, each Borrower assents to any other action or delay in acting or failure to act on the part of any Lender including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy which might, but for the provisions of this Section 10.19, afford grounds for terminating, discharging or relieving such Borrower, in whole or in part, from any of its obligations under this Section 10.19, it being the intention of each Borrower that, so long as any of the obligations of the Borrowers under this Agreement remain unsatisfied, the obligations of such Borrower under this Section 10.19 shall not be discharged except by performance and then only to the extent of such performance. The obligations of each Borrower under this Section 10.19 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any Borrower or any Lender. The joint and several liability of the Borrowers hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, membership, constitution or place of formation of any Borrower or any Lender.

                  (f) The provisions of this Section 10.19 are made for the benefit of the Lenders and their respective successors and assigns, and may be enforced by any such Person from time to time against any of the Borrowers as often as occasion therefor may arise and without requirement on the part of any Lender first to marshal any of its claims or to exercise any of its rights against any other Borrower or to exhaust any remedies available to it against any other Borrower or to resort to any other source or means of obtaining payment of any of the obligations of the Borrowers under this Agreement or the other Loan Documents or to elect any other remedy. The provisions of this
Section 10.19 shall remain in effect until all the obligations of the Borrowers under this Agreement or the other Loan Documents shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the obligations of the Borrowers under this Agreement or the other Loan Documents is rescinded or must otherwise be restored or returned by the Lender upon the insolvency, bankruptcy or reorganization of any of the Borrowers, or otherwise, the provisions of this Section 10.19 will forthwith be reinstated in effect, as though such payment had not been made.

                  (g) Notwithstanding any provision to the contrary contained herein or in any other of the Loan Documents, to the extent the joint obligations of any Borrower shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of each Borrower hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state and including, without limitation, the federal Bankruptcy Code).

                  (h) The Borrowers hereby agree, as among themselves, that if any Borrower shall become an Excess Funding Borrower (as defined below), the other Borrowers shall, on demand of such Excess Funding Borrower (but subject to the next sentence hereof and to subsection (B) below) pay to such Excess Funding Borrower an amount equal to each such Borrower's Pro Rata Share (as defined below and determined, for this purpose, without reference to the properties, assets, liabilities and debts of such Excess Funding Borrower) of such Excess Payment (as defined below). The payment obligation of the other Borrowers to any Excess Funding Borrower under this Section 10.19(h) shall be subordinate and subject in right of payment to the proper payment in full of the obligations of such Borrowers under the other provisions of this Agreement and the other Loan Documents, and such Excess Funding Borrower shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all such obligations. For purposes hereof, (i) "Excess Funding Borrower" shall mean, in respect of any obligations of the Borrowers arising under the other provisions of this Agreement (hereafter, the "Joint Obligations"), any Borrower that has paid an amount in excess of its Pro Rata Share of the Joint Obligations, (ii) "Excess Payment" shall mean, in respect of any Joint Obligations, the amount paid by an Excess Funding borrower in excess of its Pro Rata Share of such Joint Obligations, and (iii) "Pro Rata Share", for the purposes of this Section 10.19(h), shall mean, for any Borrower, the ratio (expressed as a percentage) of (A) the amount by which the aggregate present fair saleable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Borrower (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Borrower hereunder) to (B) the amount by which the aggregate present fair saleable value of all assets and other properties of such Borrower and the other Borrowers exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Borrower and the other Borrowers hereunder) of such Borrower and the other Borrowers, all as of the Closing Date.

                           [SIGNATURE PAGES TO FOLLOW]

         IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Agreement as of the day and year first above written.

                               BRADY FINANCIAL CO.,
                               AS BORROWER AND GUARANTOR

                               By: /s/ Donald E. Rearic
                                   ---------------------------------------------
                               Title: President and Treasurer
                                      ------------------------------------------

                               BRADY CORPORATION,
                               AS BORROWER AND GUARANTOR

                               By: /s/ Donald E. Rearic
                                   ---------------------------------------------
                               Title: Vice President, Assistant Secretary and
                                      ---------------------------------------
                                     Treasurer
                                     -------------------------------------------


                               BRADY INVESTMENT CO.,
                               A NEVADA CORPORATION, AS GUARANTOR

                               By: /s/ Donald E. Rearic
                                   ---------------------------------------------
                               Title: Authorized Representative
                                      ------------------------------------------


                               BRADY WORLDWIDE, INC.,
                               A WISCONSIN CORPORATION, AS GUARANTOR

                               By: /s/ Donald E. Rearic
                                   ---------------------------------------------
                               Title: Authorized Representative
                                      ------------------------------------------


                               BRADY INTERNATIONAL CO.,
                               A WISCONSIN CORPORATION, AS GUARANTOR

                               By: /s/ Donald E. Rearic
                                   ---------------------------------------------
                               Title: Authorized Representative
                                      ------------------------------------------


                               TEKLYNX INTERNATIONAL CO.,
                               A WISCONSIN CORPORATION, AS GUARANTOR

                               By: /s/ Donald E. Rearic
                                   ---------------------------------------------
                               Title: Authorized Representative
                                      ------------------------------------------

                               TRICOR DIRECT, INC.,
                               A DELAWARE CORPORATION, AS GUARANTOR

                               By: /s/ Donald E. Rearic
                                   ---------------------------------------------
                               Title: Authorized Representative
                                      ------------------------------------------


                               VARITRONIC SYSTEMS, INC.,
                               A MINNESOTA CORPORATION, AS GUARANTOR

                               By: /s/ Donald E. Rearic
                                   ---------------------------------------------
                               Title: Authorized Representative
                                      ------------------------------------------


                               BRADY SERVICE CO.,
                               A WISCONSIN CORPORATION, AS GUARANTOR

                               By: /s/ Donald E. Rearic
                                   ---------------------------------------------
                               Title: Authorized Representative
                                      ------------------------------------------


                               WORLDMARK OF WISCONSIN, INC.
                               A DELAWARE CORPORATION, AS GUARANTOR

                               By: /s/ Donald E. Rearic
                                   ---------------------------------------------
                               Title: Authorized Representative
                                      ------------------------------------------


                               BRATON HOLDING CO.,
                               A DELAWARE CORPORATION, AS GUARANTOR

                               By: /s/ Donald E. Rearic
                                   ---------------------------------------------
                               Title: Authorized Representative
                                      ------------------------------------------

                               PNC BANK, NATIONAL ASSOCIATION,
                               INDIVIDUALLY AND AS AGENT

                               By: /s/ Greg Gaschler
                                   ---------------------------------------------
                               Title: Vice President
                                      ------------------------------------------


                               BANK OF AMERICA, N.A.

                               By: /s/ Charles W.A. Hagel
                                   ---------------------------------------------
                               Title: Vice President
                                      ------------------------------------------

                               BANK ONE, NA (MAIN OFFICE CHICAGO)

                               By: /s/ Jenny A. Gilpin
                                   ---------------------------------------------
                               Title: Vice President
                                      ------------------------------------------

                               HARRIS TRUST AND SAVINGS BANK

                               By: /s/ Patrick A. Horne
                                   ---------------------------------------------
                               Title: Vice President
                                      ------------------------------------------

                               M&I MARSHALL & ILSLEY BANK

                               By: /s/ Ronald Carey
                                   ---------------------------------------------
                               Title: Vice President
                                      ------------------------------------------


                               NORWEST BANK WISCONSIN, NATIONAL ASSOCIATION

                               By: /s/ James M. Josten
                                   ---------------------------------------------
                               Title: Vice President
                                      ------------------------------------------

                                 SCHEDULE 1.1(A)

                                  PRICING GRID*

----------------------------------------------------------------------------------------------------------------
   LEVEL               RATIO OF TOTAL               COMMITMENT           REVOLVING CREDIT          REVOLVING
                      INDEBTEDNESS TO                   FEE                 BASE RATE                 CREDIT
                  CONSOLIDATED EBITDA **                                      MARGIN                EURO-RATE
                                                                                                     MARGIN
----------------------------------------------------------------------------------------------------------------
    I        Less than 1.0x                            17.5                     0                       50
----------------------------------------------------------------------------------------------------------------
    II       Greater than or equal to 1.0x,             20                      0                       75
             but less than 1.5x
----------------------------------------------------------------------------------------------------------------
    III      Greater than or equal to 1.5x,            22.5                     0                      100
             but less than 2.0x
----------------------------------------------------------------------------------------------------------------
    IV       Greater than or equal to 2.0x,             25                      0                      125
             but less than 2.5x
----------------------------------------------------------------------------------------------------------------
     V       Greater than or equal to 2.5x             27.5                     0                      150
----------------------------------------------------------------------------------------------------------------

*In basis points (100 basis points = 1.0%)
**Calculated on a rolling four-quarter basis.

                         AMENDED AS OF JANUARY 31, 2000

                                 SCHEDULE 1.1(B)

                COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES

                                   Page 5 of 6

      PART 1 -- COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES TO LENDERS

                           LENDER                                     AMOUNT OF              RATABLE SHARE
                           ------                                    COMMITMENT              -------------
                                                                     ----------
LENDER NAME (ALSO AGENT):
PNC Bank, National Association
ADDRESS FOR NOTICES:
One South Wacker Drive, Suite 2980
Chicago, IL  60606
Attention:  James DeVries
Telephone:      (312) 338-5601
Telecopy:       (312) 338-5620

ADDRESS OF LENDING OFFICE:                                          $ 45,666,666.68               22.8%
One PNC Plaza
249 Fifth Avenue, 25th Floor
Pittsburgh, PA  15222
Attention:  Nancy Chiles
Telephone:      (412) 762-8865
Telecopy:       (412) 762-2760

LENDER NAME:
Bank of America, N.A.
ADDRESS FOR NOTICES:
231 S. LaSalle Street - 6th Floor
Chicago, IL  60697
Attention:  Charles W. A. Hagel
Telephone:      (312) 828-4360
Telecopy:       (312) 828-1974

ADDRESS OF LENDING OFFICE:                                          $ 33,333,333.33               16.7%
231 S. LaSalle Street - 6th Floor
Chicago, IL  60697
Attention:  Charles W. A. Hagel
Telephone:      (312) 828-4360
Telecopy:       (312) 828-1974

                         AMENDED AS OF JANUARY 31, 2000

                                 SCHEDULE 1.1(B)

                COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES

                                   Page 5 of 6

      PART 1 -- COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES TO LENDERS

                           LENDER                                     AMOUNT OF              RATABLE SHARE
                           ------                                    COMMITMENT              -------------
                                                                     ----------
LENDER NAME:
Bank One, NA (Main Office Chicago)
ADDRESS FOR NOTICES:
1 Bank One Plaza - 14th Floor
Mail Code IL1-0088
Chicago, IL  60670
Attention:  Jenny Gilpin
Telephone:      (312) 732-5867
Telecopy:       (312) 732-1117

ADDRESS OF LENDING OFFICE:                                          $ 33,333,333.33               16.7%
1 Bank One Plaza - 14th Floor
Mail Code IL1-0088
Chicago, IL  60670
Attention:  Jenny Gilpin
Telephone:      (312) 732-5867
Telecopy:       (312) 732-1117

LENDER NAME:
Harris Trust and Savings Bank
ADDRESS FOR NOTICES:
111 West Monroe Street
Chicago, IL  60603
Attention:  Patrick Horne
Telephone:      (312) 461-7514
Telecopy:       (312) 293-5040

ADDRESS OF LENDING OFFICE:                                          $ 29,333,333.33               14.6%
111 West Monroe Street
Chicago, IL  60603
Attention:   Patrick Horne
Telephone:      (312) 461-7514
Telecopy:       (312) 293-5040




                                                                 SCHEDULE 1.1(B)

                         AMENDED AS OF JANUARY 31, 2000

                                 SCHEDULE 1.1(B)

                COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES

                                   Page 5 of 6

      PART 1 -- COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES TO LENDERS

                           LENDER                                     AMOUNT OF              RATABLE SHARE
                           ------                                    COMMITMENT              -------------
                                                                     ----------
LENDER NAME:
M&I Marshall & Ilsley Bank
ADDRESS FOR NOTICES:
770 North Water Street
Milwaukee, WI  53202
Attention:  Ron Carey
Telephone:      (414) 765-7439
Telecopy:       (414) 765-7625

ADDRESS OF LENDING OFFICE:                                          $ 33,333,333.33               16.7%
770 North Water Street
Milwaukee, WI  53202
Attention:  Ron Carey
Telephone:      (414) 765-7439
Telecopy:       (414) 765-7625

LENDER NAME:
Norwest Bank Wisconsin, National
Association
ADDRESS FOR NOTICES:
Corporate Banking - Suite 1400
100 E. Wisconsin Avenue
Milwaukee, WI  53202
Attention: Jim Josten
Telephone:      (414) 224-7408
Telecopy:       (414) 224-7410

ADDRESS OF LENDING OFFICE:                                          $ 25,000,000.00               12.5%
Corporate Banking - Suite 1400
100 E. Wisconsin Avenue
Milwaukee, WI  53202
Attention: Jim Josten
Telephone:      (414) 224-7408


                                                                 SCHEDULE 1.1(B)

                         AMENDED AS OF JANUARY 31, 2000

                                 SCHEDULE 1.1(B)

                COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES

                                   Page 5 of 6

      PART 1 -- COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES TO LENDERS

                           LENDER                                     AMOUNT OF              RATABLE SHARE
                           ------                                    COMMITMENT              -------------
                                                                     ----------
Telecopy:       (414) 224-7410
                                                                    $200,000,000.00             100%
                                                                    ===============             ====
                Total



                                                                 SCHEDULE 1.1(B)